EIGHTEENTH AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This EIGHTEENTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of October 23, 2020, is by and among COVENANT TRANSPORT, INC., a Tennessee corporation (“CTI”), CTG LEASING COMPANY, a Nevada corporation (“CTGL”), SOUTHERN REFRIGERATED TRANSPORT, INC., an Arkansas corporation (“SRT”), COVENANT ASSET MANAGEMENT, LLC, a Nevada limited liability company (“CAM”), COVENANT TRANSPORT SOLUTIONS, LLC, a Nevada limited liability company formerly known as Covenant Transport Solutions, Inc. (“CTS”), STAR TRANSPORTATION, INC., a Tennessee corporation (“Star”), and COVENANT LOGISTICS, INC., a Nevada corporation (“CLI”), LANDAIR TRANSPORT, INC. (“LA Transport”), LANDAIR LOGISTICS, INC. (“LA Logistics”), and LANDAIR LEASING, INC. (“LA Leasing”), each a Tennessee corporation (CTI, CTGL, SRT, CAM, CTS, Star, CLI, LA Transport, LA Logistics, and LA Leasing, individually a “Borrower” and collectively, “Borrowers”), COVENANT LOGISTICS GROUP, INC., a Nevada corporation formerly known as Covenant Transportation Group, Inc. (“Parent”), TRANSPORT MANAGEMENT SERVICES, LLC, a Tennessee limited liability company (“TMS”), and LANDAIR HOLDINGS, INC., a Tennessee corporation (“LA Holdings”), Parent, TMS and LA Holdings, individually, a “Guarantor” and collectively, “Guarantors”), the Lenders (defined below) party to this Amendment, and BANK OF AMERICA, N.A., a national banking association, as agent for Lenders (in such capacity, “Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (defined below).

R E C I T A L S:

A.     Obligors, the lenders from time to time party thereto ( “Lenders”) and the Agent are parties to that certain Third Amended and Restated Credit Agreement, dated as of September 23, 2008 (as amended hereby, and as otherwise amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”).

B.     Obligors desire to make certain modifications to the Credit Agreement, and Agent and Lenders have agreed to the modification of certain provisions contained in the Credit Agreement, in each case upon the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and other good and valuable consideration, the parties hereto agree as follows:

1.	Amendments to Credit Agreement.

(a)     Effective as of the Eighteenth Amendment Effective Date (as defined below), the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following examples: stricken text and stricken text ) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text and double-underlined text), each as set forth in the marked copy of the Credit Agreement, as amended hereby, attached as Annex A hereto.

(b)     Effective as of the Eighteenth Amendment Effective Date, (i) Schedule 1.1 to the Credit Agreement is hereby deleted and replaced in its entirety by the corresponding Schedule 1.1 attached as Annex B hereto and (ii) the Revolver Commitments shall be increased from $95,000,000 to $110,000,000 (the “Revolver Commitment Increase”), and shall be provided by Lenders as set forth on Annex B hereto. In connection with the Revolver Commitment Increase, Agent may make such adjustments between and among Lenders and Borrowers as are reasonably necessary to effectuate the Revolver Commitment Increase and the outstanding Revolver Loans (including deemed assignments and/or deemed repayments and reborrowings of Revolver Loans) so that after giving effect thereto the Revolver Loans and other outstandings under the Revolving Credit Facility shall be held Pro Rata among the Lenders in accordance with their Revolver Commitments, and in connection therewith, Borrowers shall pay any additional amounts required pursuant to Section 3.9 of the Credit Agreement (including as if any reallocations constituted prepayments and reborrowings). Each Lender, after giving effect to the Revolver Commitment Increase and any such reallocations of outstanding Revolver Loans, shall make cash settlement, through Agent, as Agent may direct to effectuate such reallocations.

(c)     Effective as of the Eighteenth Amendment Effective Date, in addition to Schedule 1.1, all other Schedules to the Credit Agreement are hereby deleted and replaced in their entireties by the corresponding Schedules attached as Annex B hereto.

(d)     Effective as of the Eighteenth Amendment Effective Date, Exhibits A, B, C and D to the Credit Agreement are hereby deleted and replaced in their entireties by the corresponding Exhibits A, B, C and D attached as Annex C hereto.

(e)     Effective as of the Eighteenth Amendment Effective Date, the notice address for Agent shall be the address set forth below:

3455 Peachtree Road NE

Mailcode GA7-024-12-05 (12th Floor)

Atlanta, GA 30326

Attention: Covenant Transport Loan Administration

Telecopy: (404) 995-7739

(f)     This Amendment is not a novation of the Credit Agreement or of any credit facility or guaranty provided thereunder or in respect thereof. Notwithstanding that the cover page of the Credit Agreement is dated “as of September 23, 2008”, the preamble of the Credit Agreement is dated “as of September 23, 2008”, and Section 6.1 of the Credit Agreement contains those conditions which were applicable to the initial Closing Date of September 23, 2008, the changes to the Credit Agreement effected by this Amendment shall be effective as of the satisfaction to the conditions to effectiveness set forth in Section 2 of this Amendment. The signature pages may be omitted from Annex A hereto; however, the execution and delivery of this Amendment shall be deemed to be an execution and delivery of the Credit Agreement, as amended hereby, by each party signature hereto.

2.     Conditions Precedent. The amendments contained herein and the making of the Revolver Commitment Increase shall only be effective upon the satisfaction or waiver by Agent and Lenders of each of the following conditions precedent (the date of such satisfaction or waiver, the “Eighteenth Amendment Effective Date”):

(a)     Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to Agent:

(i)     the execution and delivery of this Amendment by each Obligor, Agent, and Lenders;

(ii)     a replacement Revolver Note executed by Borrowers in favor of each Lender requesting a replacement Revolver Note;

(iii)     an amendment to each Mortgage with respect to the Eligible Real Estate, after giving effect to this Amendment;

(iv)     an endorsement to each title insurance policy (or the applicable title company’s irrevocable agreement to issue such endorsement) with respect to the Eligible Real Estate, after giving effect to this Amendment;

(v)     a joinder and supplement to the Trademark Security Agreement, dated as of September 23, 2008, in form and substance acceptable to Agent;

(vi)     an opinion of Scudder Law Firm, P.C., L.L.O., counsel to Obligors and dated as of the Eighteenth Amendment Effective Date, addressed to Agent and each Lender, in form and substance satisfactory to Agent;

(vii)     an opinion of local counsel to Obligors dated as of the Eighteenth Amendment Effective Date, addressed to Agent and each Lender, with respect to the amendments to Mortgages on the Eligible Real Estate;

(viii)     a certificate from a Senior Officer of each Obligor, in form and substance reasonably satisfactory to Agent and dated as of the Eighteenth Amendment Effective Date, (A) certifying that after giving effect to the this Amendment and the transactions contemplated hereby, including the Revolver Commitment Increase (the “Amendment Transactions”), (1) such Obligor is in good standing, and (2) such Obligor’s Organic Documents have not changed since the Closing Date (or, for each Obligor that joined the Credit Agreement or any Guaranty after the Closing Date, the date of such joinder) or attaching the current Organic Documents, (B) attaching (1) certificates of resolutions or other corporate or company action with respect to the Amendment Transactions, (2) incumbency certificates and specimen signatures for each Senior Officer of such Obligor that is authorized to act on behalf of such Obligor in connection with the Amendment and any other Loan Documents, and (3) a good standing certificate (or equivalent) from the Secretary of State (or equivalent Governmental Authority) for the state of organization of such Obligor;

(ix)     a certificate from the a Senior Officer of Borrower Agent and Parent certifying that (A) the Parent and its Subsidiaries, taken as a whole on a consolidated basis after giving effect to the Amendment Transactions, are Solvent; (B) no Default and Event of Default exists, and (C) the representations and warranties set forth in Section 9.1 of the Credit Agreement, as amended hereby, are true and correct in all material respects (or, in the case of any representation and warranty qualified by materiality, in all respects), in each case, on and as of the Eighteenth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date;

(b)     Agent shall have received recent Uniform Commercial Code and other Lien searches with respect to each Obligor and other evidence satisfactory to Agent that there are no Liens on the Collateral other than Agent’s Liens and Permitted Liens;

(c)      Lenders shall have completed all flood insurance diligence and received all documentation required by all Flood Laws; and

(d)      Agent and Lenders shall have received payment of all fees required to be paid to Agent and Lenders on or before the Eighteenth Amendment Effective Date and all expenses in connection with this Amendment required to be reimbursed in accordance with the Credit Agreement.

3.     Additional Covenant. To induce Agent and Lenders to enter into this Amendment, Borrowers covenant and agree to use commercially reasonable efforts to deliver to Lender, no later than 60 days after the date hereof, a Lien Waiver from the lender holding a mortgage, deed of trust or other security instrument on Borrowers’ location at 400 Birmingham Highway, Chattanooga, Tennessee.

4.     Acknowledgment of the Obligors. Borrowers and Guarantors, as Obligors, hereby acknowledge and agree that, to the best of their knowledge: (a) none of the Obligors has any defense, offset, or counterclaim with respect to the payment of any sum owed to Lenders or Agent under the Loan Documents, or with respect to the performance or observance of any warranty or covenant contained in the Credit Agreement or any of the other Loan Documents; and (b) Agent and Lenders have performed all obligations and duties owed to the Obligors through the date of this Amendment.

5.     Consent and Reaffirmation of Guaranty Agreements.

(a)      Parent hereby consents, acknowledges and agrees to the amendments provided for in this Amendment and hereby confirms and ratifies in all respects the Parent Guaranty (including without limitation, the continuation of Parent’s payment and performance obligations thereunder upon and after the effectiveness of this Amendment and the amendments contemplated hereby) and the enforceability of the Parent Guaranty against the Parent in accordance with its terms.

(b)     Each of TMS and LA Holdings hereby consents, acknowledges and agrees to the amendments provided for in this Amendment and hereby confirms and ratifies in all respects its Guaranty (including without limitation, the continuation of each of TMS’s and LA Holdings’ payment and performance obligations thereunder upon and after the effectiveness of this Amendment and the amendments contemplated hereby) and the enforceability of its Guaranty against TMS and LA Holdings in accordance with its terms.

6.     Representations and Warranties of the Obligors. Borrowers and Guarantors, as Obligors, represent and warrant to Agent and Lenders that:

(a)     Compliance with Credit Agreement. On the date hereof, no Default or Event of Default has occurred and is continuing;

(b)     Representations and Warranties. On the date hereof, the representations and warranties of each Obligor in the Loan Documents are true and correct in all material respects (or, in the case of any representation and warranty qualified by materiality, in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date;

(c)     Power and Authority. Each Obligor is duly authorized to execute, deliver and perform this Amendment. The execution, delivery and performance of this Amendment and the Credit Agreement, as amended hereby, have been duly authorized by all necessary action, and do not (i) require any consent or approval of the holders of Equity Interests of the Obligors, other than those already obtained; (ii) contravene the Organic Documents of any Obligor; (iii) violate or cause a default under any Applicable Law, Material Contract or Material License; or (iv) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor; and

(d)     Enforceability. This Amendment and the Credit Agreement, as amended hereby, are legal, valid and binding obligations of each Obligor, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

7.     Effect on Credit Agreement. Except as specifically amended hereby, the terms and provisions of the Credit Agreement and the other Loan Documents are, in all other respects, ratified and confirmed and remain in full force and effect. Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of Lenders or Agent under the Credit Agreement or any other Loan Document, nor shall they constitute a waiver of any Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document. Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to by such amendments. No reference to this Amendment need be made in any notice, writing, or other communication relating to the Credit Agreement and the other Loan Documents, any such reference to the Credit Agreement and the other Loan Documents to be deemed a reference thereto as respectively amended by this Amendment. All references to the Credit Agreement and the other Loan Documents in any document, instrument, or agreement executed in connection with the Credit Agreement and the other Loan Documents will be deemed to refer to the Credit Agreement and the other Loan Documents as respectively amended hereby.

8.     Instrument Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

9.     Further Acts. Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Amendment.

10.     Successors. This Amendment shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, and their respective successors and permitted assigns, except that (a) no Obligor shall have the right to assign its rights or delegate its obligations under this Amendment or any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3 of the Credit Agreement.

11.     Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

12.     Consent to Forum. EACH OBLIGOR, HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER THE STATE OF NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO THIS AMENDMENT, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH OBLIGOR, IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1 OF THE CREDIT AGREEMENT. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Amendment shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction. Notwithstanding the foregoing, Section 14.14 of the Credit Agreement is incorporated herein by reference and shall apply to this Amendment.

13.     Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of a signature page of any Loan Document by telecopy or electronic mail shall be as effective as delivery of a manually executed counterpart of such agreement.

14.     Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Amendment shall remain in full force and effect.

15.     Release.

(a)     In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Obligor, on behalf of itself and its successors, assigns, and other legal representatives (each Obligor and all such other Persons being hereinafter referred to collectively as the “Releasors” and individually as a “Releasor”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, controversies, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Releasor may now own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, in any way related to or in connection with the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b)     Each Obligor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)     Each Obligor agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

16.     Entire Agreement. This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 14.1 of the Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS: COVENANT TRANSPORT, INC. By: /s/ M. Paul Bunn Name: M. Paul Bunn Title: Executive Vice President, Chief Financial Officer, and Secretary
CTG LEASING COMPANY By: /s/ M. Paul Bunn Name: M. Paul Bunn Title: Vice President and Secretary
COVENANT ASSET MANAGEMENT, LLC By: /s/ M. Paul Bunn Name: M. Paul Bunn Title: Vice President and Secretary
COVENANT TRANSPORT SOLUTIONS, LLC By: /s/ M. Paul Bunn Name: M. Paul Bunn Title: Vice President, Chief Financial Officer, and Secretary
SOUTHERN REFRIGERATED TRANSPORT, INC. By: /s/ M. Paul Bunn Name: M. Paul Bunn Title: Vice President and Secretary
[Signatures continued on next page]
STAR TRANSPORTATION, INC. By: /s/ M. Paul Bunn Name: M. Paul Bunn Title: Vice President and Secretary
COVENANT LOGISTICS, INC. By: /s/ David R. Parker Name: David R. Parker Title: Chief Executive Officer, President, Secretary, and Treasurer
LANDAIR TRANSPORT, INC. By: /s/ M. Paul Bunn Name: M. Paul Bunn Title: Vice President, Secretary, and Treasurer
LANDAIR LOGISTICS, INC. By: /s/ M. Paul Bunn Name: M. Paul Bunn Title: Vice President, Secretary, and Treasurer
LANDAIR LEASING, INC. By: /s/ M. Paul Bunn Name: M. Paul Bunn Title: Vice President, Secretary, and Treasurer
[Signatures continued on next page]

GUARANTORS: COVENANT LOGISTICS GROUP, INC. By: /s/ M. Paul Bunn Name: M. Paul Bunn Title: Executive Vice President, Chief Financial Officer, and Secretary

TRANSPORT MANAGEMENT SERVICES, LLC By: /s/ M. Paul Bunn Name: M. Paul Bunn Title: Vice President and Secretary
LANDAIR HOLDINGS, INC. By: /s/ M. Paul Bunn Name: M. Paul Bunn Title: Vice President, Secretary, and Treasurer
[Signatures continued on next page]

AGENT AND LENDERS: BANK OF AMERICA, N.A., as Agent and Lender By:/s/ Douglas Cowan Name: Douglas Cowan Title: Senior Vice President
[Signatures continued on next page]

JPMORGAN CHASE BANK, N.A. By:/s/ Angela Leake Name: Angela Leake Title: Authorized Officer

ANNEX A

to

Eighteenth Amendment to

Third Amended and Restated Credit Agreement

Credit Agreement

See attached.

~~COMPOSITE CREDIT AGREEMENT~~

~~UPDATED THROUGH SEVENTEENTH AMENDMENT~~

~~NOTE: THE FOLLOWING DOCUMENT IS NOT THE OPERATIVE AGREEMENT AMONG THE PARTIES, BUT RATHER IS AN ATTEMPT TO INCORPORATE PRIOR AMENDMENTS FOR EASE OF REFERENCE. TO THE EXTENT THERE IS ANY INCONSISTENCY BETWEEN THE COMPOSITE AND THE OPERATIVE AGREEMENTS, THE OPERATIVE AGREEMENTS SHALL CONTROL.~~

ANNEX A

to

Eighteenth Amendment to

Third Amended and Restated Credit Agreement

~~$95,000,000THIRD AMENDED AND RESTATED CREDIT AGREEMENT~~

Dated as of September 23, 2008

COVENANT TRANSPORT, INC., CTG LEASING COMPANY,

COVENANT ASSET MANAGEMENT, INC.LLC, SOUTHERN REFRIGERATED TRANSPORT, INC., COVENANT TRANSPORT SOLUTIONS, INC.LLC, and STAR TRANSPORTATION, INC.,

and each other Person that from time to time becomes a Borrower hereunder,

as Borrowers,

COVENANT TRANSPORTATIONLOGISTICS GROUP, INC.,

as Parent,

THE OTHER OBLIGORS FROM TIME TO TIME PARTY HERETO,

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders,

BANK OF AMERICA, N.A.,

as Agent for Lenders, and

BANK OF AMERICA, N.A.,

as Sole Lead Arranger and Sole Book Runner

~~135618010_2135620137_9~~

Page
SECTION 1.		DEFINITIONS; RULES OF CONSTRUCTION; ASSIGNMENT AND ALLOCATIONS	1
	1.1	Definitions	1
	1.2	Accounting Terms	~~3639~~
	1.3	Uniform Commercial Code	~~3739~~
	1.4	Certain Matters of Construction	~~3739~~
	1.5	Amendment and Restatement; Assignment and Allocations	~~3740~~
SECTION 2.		CREDIT FACILITIES	~~3840~~
	2.1	Revolver Commitment.	~~3840~~
	2.2	Letter of Credit Facility.	~~3942~~
	2.3	Increase in Revolving Credit Facility.	~~4244~~
SECTION 3.		INTEREST, FEES AND CHARGES	~~4345~~
	3.1	Interest.	~~4345~~
	3.2	Fees.	~~4547~~
	3.3	Computation of Interest, Fees, Yield Protection	~~4547~~
	3.4	Reimbursement Obligations	~~4548~~
	3.5	Illegality	~~4648~~
	3.6	Inability to Determine Rates 46.	48
	3.7	Increased Costs; Capital Adequacy.	~~4651~~
	3.8	Mitigation	~~4752~~
	3.9	Funding Losses	~~4852~~
	3.10	Maximum Interest	~~4852~~
SECTION 4.		LOAN ADMINISTRATION	~~4852~~
	4.1	Manner of Borrowing and Funding Revolver Loans.	~~4852~~
	4.2	Defaulting Lender 50.	54
	4.3	Number and Amount of LIBOR Loans; Determination of Rate	~~5055~~
	4.4	Borrower Agent	~~5055~~
	4.5	One Obligation	~~5155~~
	4.6	Effect of Termination	~~5155~~
SECTION 5.		PAYMENTS	~~5155~~
	5.1	General Payment Provisions	~~5156~~
	5.2	Repayment of Revolver Loans	~~5256~~

(continued)

Page
	5.3	Payment of Other Obligations	~~5256~~
	5.4	Marshaling; Payments Set Aside	~~5256~~
	5.5	Post-Default Allocation of Payments.	~~5256~~
	5.6	Application of Payments	~~5357~~
	5.7	Loan Account; Account Stated.	~~5357~~
	5.8	Taxes.	~~5458~~
	5.9	~~Foreign LeadersLender Tax Information.~~	~~5459~~
	5.10	Nature and Extent of Each Borrower’s Liability.	~~5561~~
SECTION 6.		CONDITIONS PRECEDENT	~~5763~~
	6.1	Conditions Precedent to Initial Loans	~~5763~~
	6.2	Conditions Precedent to All Credit Extensions	~~6065~~
	6.3	Limited Waiver of Conditions Precedent	~~6066~~
SECTION 7.		COLLATERAL	~~6166~~
	7.1	Grant of Security Interest	~~6166~~
	7.2	Lien on Deposit Accounts; Cash Collateral.	~~6167~~
	7.3	Real Estate Collateral	~~6267~~
	7.4	Other Collateral.	~~6267~~
	7.5	No Assumption of Liability 63.	68
	7.6	Filing Authorization	~~6368~~
	7.7	Foreign Subsidiary Stock	~~6368~~
	7.8	Further Assurances	~~6368~~
	7.9	No Further Actions	~~6468~~
	7.10	Cooperation	~~6469~~
SECTION 8.		COLLATERAL ADMINISTRATION	~~6469~~
	8.1	Borrowing Base Certificates	~~6469~~
	8.2	Administration of Accounts.	~~6469~~
	8.3	Administration of Inventory.	~~6570~~
	8.4	Administration of Equipment.	~~6670~~
	8.5	Administration of Deposit Accounts	~~6872~~
	8.6	General Provisions.	~~6872~~
	8.7	Power of Attorney	~~6973~~

(continued)

Page
SECTION 9.		REPRESENTATIONS AND WARRANTIES	~~7074~~
	9.1	General Representations and Warranties	~~7074~~
	9.2	Complete Disclosure	~~7679~~
SECTION 10.		COVENANTS AND CONTINUING AGREEMENTS	~~7679~~
	10.1	Affirmative Covenants	~~7679~~
	10.2	Negative Covenants	~~8184~~
	10.3	Fixed Charge Coverage Ratio	~~8789~~
SECTION 11.		EVENTS OF DEFAULT; REMEDIES ON DEFAULT	~~8790~~
	11.1	Events of Default	~~8790~~
	11.2	Remedies upon Default	~~8991~~
	11.3	License	~~9092~~
	11.4	Setoff	~~9092~~
	11.5	Remedies Cumulative; No Waiver.	~~9092~~
SECTION 12.		AGENT	~~9193~~
	12.1	Appointment, Authority and Duties of Agent.	~~9193~~
	12.2	Agreements Regarding Collateral and Field Examination Reports.	~~9294~~
	12.3	Reliance By Agent	~~9395~~
	12.4	Action Upon Default	~~9395~~
	12.5	Ratable Sharing	~~9495~~
	12.6	Indemnification of Agent Indemnitees	~~9496~~
	12.7	Limitation on Responsibilities of Agent	~~9496~~
	12.8	Successor Agent and Co-Agents.	~~9596~~
	12.9	Due Diligence and Non-Reliance	~~9597~~
	12.10	Replacement of Certain Lenders	~~9697~~
	12.11	Remittance of Payments and Collections.	~~9698~~
	12.12	Agent in its Individual Capacity	~~9798~~
	12.13	Agent Titles	~~9798~~
	12.14	No Third Party Beneficiaries	~~9798~~
	12.15	Certain ERISA Matters.	99
SECTION 13.		BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS	~~9799~~
	13.1	Successors and Assigns	~~9799~~

(continued)

Page
	13.2	Participations.	~~9799~~
	13.3	Assignments.	~~98100~~
SECTION 14.		MISCELLANEOUS	~~99101~~
	14.1	Consents, Amendments and Waivers.	~~99101~~
	14.2	Indemnity	~~100102~~
	14.3	Notices and Communications.	~~100102~~
	14.4	Performance of Obligors’ Obligations	~~101103~~
	14.5	Credit Inquiries	~~101104~~
	14.6	Severability	~~101104~~
	14.7	Cumulative Effect; Conflict of Terms	~~101104~~
	14.8	Counterparts; Facsimile Signatures	~~102104~~
	14.9	Entire Agreement	~~102104~~
	14.10	Relationship with Lenders	~~102104~~
	14.11	No Control; No Advisory or Fiduciary Responsibility	~~102104~~
	14.12	Confidentiality	~~103105~~
	14.13	GOVERNING LAW	~~103106~~
	14.14	Consent to Forum.	~~103106~~
	14.15	Waivers by Obligors	~~104106~~
	14.16	Patriot Act Notice	~~104106~~
	14.17	Amendment and Restatement.	~~104107~~
	14.18	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	107
	14.19	Acknowledgement Regarding Any Supported QFCs	107

LIST OF EXHIBITS AND SCHEDULES

Exhibit A     Revolver Note

Exhibit B     Assignment and Acceptance

Exhibit C     Assignment Notice

Exhibit D     Compliance Certificate

Schedule 1.1     Commitments of Lenders

Schedule 1.3     Material Contracts

~~ScheduleSchedule 1.4     Existing Letters of Credit 7.3     Eligible Real Estate Schedule 8.5     Deposit Accounts~~

Schedule 8.6.1     Collateral Locations

Schedule 9.1.4     Names and Capital Structure

Schedule 9.1.5     Former Names and Companies

Schedule 9.1.6     Real Estate Liens

Schedule 9.1.9     Surety Obligations

Schedule 9.1.12     Patents, Trademarks, Copyrights and Licenses

Schedule 9.1.15     Environmental Matters

Schedule 9.1.16     Restrictive Agreements

Schedule 9.1.17     Litigation

Schedule 9.1.19     Pension Plans

Schedule 9.1.21          Labor Contracts Schedule 10.1.12     Post-Closing Obligations Schedule 10.2.1.     Existing Debt

Schedule 10.2.2     Existing Liens

Schedule 10.2.6          Existing Loans Schedule 10.2.16     Existing Affiliate Transactions

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is dated as of September 23, 2008, among, COVENANT TRANSPORT, INC., a Tennessee corporation (“CTI”), CTG LEASING COMPANY, a Nevada corporation (“CTGL”), SOUTHERN REFRIGERATED TRANSPORT, INC., an Arkansas corporation (“SRT”), COVENANT ASSET

MANAGEMENT, INC.LLC, a Nevada corporationlimited liability company formerly known as Covenant Asset Management, Inc. (“CAM”), COVENANT TRANSPORT SOLUTIONS, INC.LLC, a Nevada corporationlimited liability company formerly known as Covenant Transport Solutions, Inc. (“CTS”), and STAR TRANSPORTATION, INC., a Tennessee corporation (“ST”), and together with each other Person that from time to time becomes a Borrower hereunder (CTI, CTGL, SRT, CAM, and CTS, ST and such other Persons, individually a “Borrower” and collectively, “Borrowers”), COVENANT TRANSPORTATIONLOGISTICS GROUP, INC., a Nevada corporation formerly known as Covenant Transportation Group, Inc. and the owner (directly or indirectly) of all of the issued and outstanding capital stock of Borrowers (“Parent”), and each other Person that from time to time becomes a Guarantor hereunder (Parent and each such other Person, individually a “Guarantor” and collectively, “Guarantors”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent for Lenders (in such capacity, “Agent”).

R E C I T A L S:

WHEREAS, certain Borrowers, certain Lenders and Bank of America, N.A., as administrative agent for such Lenders, are parties to the Existing Credit Agreement (defined below) pursuant to which certain revolving credit and letter of credit facilities have been made available to such Borrowers.

WHEREAS, Borrowers have requested that Lenders amend and restate the Existing Credit Agreement to continue to provide a revolving credit facility, and Lenders have indicated their willingness to continue to lend revolving loans and Issuing Bank (as hereinafter defined) has indicated its willingness to continue to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Existing Credit Agreement is hereby amended and restated in its entirety and the parties hereto covenant and agree as follows:

SECTION 1.

1.1

DEFINITIONS; RULES OF CONSTRUCTION; ASSIGNMENT AND ALLOCATIONS

Definitions. As used herein, the following terms have the meanings set forth below:

Account: as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

Account Debtor: a Person who is obligated under an Account, Chattel Paper or General Intangible.

Accounts Formula Amount: the sum of (a) 8587.5% of the Value of Eligible Accounts plus (b) 8587.5% of the Value of Eligible Unbilled Accounts; provided, however, that such percentage shall be reduced by 1.0% for each whole percentage point (or portion thereof) that the Dilution Percent exceeds 52.5%.

Acquisition: the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

Adjusted Net Income: determined on a consolidated basis in accordance with GAAP for any fiscal period of Parent and the other Obligors, net income (or loss), excluding (a) any gain or loss arising from the sale of any Revenue Equipment; (b) any gain arising from write-up of assets; (c) income of any entity (other than a Subsidiary) in which any Borrower has an ownership interest unless such income has actually been received by Borrowers in the form of cash Distributions; (d) income of any Subsidiary accrued prior to the date it became a Subsidiary; (e) income of any Person, substantially all the assets of which have been acquired by Borrowers, realized by such Person prior to the date of acquisition; (f) income of any Person with which a Borrower has merged, consolidated or otherwise combined, prior to the date of such transaction; (g) other non-cash gains or expenses; and (h) extraordinary gains or losses.

Adjusted Net Proceeds: Net Proceeds without deduction of amounts applied to repayment of Debt secured by a Permitted Lien.

Affiliate: with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings.

Agent: as defined in the preamble of this Agreement.

Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, agents and attorneys. Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts,

environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Allocable Amount: as defined in Section 5.10.3. Amendment Date: August 6, 2014.

Anti-Terrorism Laws: any laws relating to terrorism or money laundering, including the Patriot

Act.

Applicable Law: all laws, rules, regulations, orders and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities having jurisdiction over such Person.

Applicable Margin: with respect to any Type of Loan, the margins set forth below, as determined by the Average Pricing Availability for the most recently ended Fiscal Quarter:

Level	Average Pricing Availability	Base Rate Loans	LIBOR Loans

I	~~>$40,000,000>$45,000,000~~	~~0.50%0.25%~~	~~1.50%1.25%~~
II	~~≤$40,000,000 but  >$20,000,000≤$45,000,000 but >$25,000,000~~	~~0.75%0.50%~~	~~1.75%1.50%~~
III	~~≤$20,000,000≤$25,000,000~~	~~1.00%0.75%~~	~~2.00%1.75%~~

Commencing effective August 1, 2015the Eighteenth Amendment Date, margins shall be determined as if Level I were applicable. Commencing on OctoberJanuary 1, 20152021, and continuing on the first day of each Fiscal Quarter thereafter, the margins shall be subject to increase or decrease based upon the Agent’s determination of Average Pricing Availability for the most recently ended Fiscal Quarter, with any such change to be effective on the first day of the Fiscal Quarter. Notwithstanding the foregoing, if, by the first day of a month, any financial statements and Compliance Certificate due in the preceding month have not been received, then the margins shall be determined as if Level III were applicable, from such day until the first day of the calendar month following actual receipt.

Approved Deposit Account: each Deposit Account (a) that is maintained within the United States with a commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus in excess of $500,000,000 and otherwise acceptable to Agent, (b) as to which a Deposit Account Control Agreement has been executed by the depository bank and account owner and delivered to Agent, and (c) as to which the deposits therein are not subject to any Lien, security interest or restriction upon withdrawal, other than Agent’s Liens and rights of setoff, Liens or adjustment of the applicable depository bank.

Approved Fund: any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in its ordinary course of activities, and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

Asset Disposition: a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction or, synthetic lease or statutory division of a limited liability company.

Assignment and Acceptance: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit C.

Available Cash:     unrestricted cash held by the Borrower and proceeds of Revolver Loans available under this Agreement.

Availability: the Borrowing Base minus the principal balance of all Revolver Loans. Availability Block: $0, at all times during the term hereof.

Availability Reserve: the sum (without duplication) of (a) the Rent and Charges Reserve; (b) the LC Reserve; (c) the Bank Product Reserve; (d) the aggregate amount of liabilities secured by Liens upon Collateral that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default, if any, arising therefrom); (e) the Availability Block[reserved], and (f) such additional reserves, in such amounts and with respect to such matters, as Agent in its Credit Judgment may elect to impose from time to time.

Average Availability: with respect to any period of time, the average daily Availability during such period of time.

Average Eligible Cash Amount: with respect to any period of time, the average daily balance of all cash and Cash Equivalents of the Borrowers held in investment account No. 1235840848 with Bank of America, N.A.

Average Pricing Availability: with respect to any period of time, the sum of Average Availability and Average Eligible Cash Amount for such period of time.

Bail-In Action: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

Bail-In Legislation: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

Bank of America: Bank of America, N.A., a national banking association, and its successors and assigns.

Bank of America Indemnitees: Bank of America and its officers, directors, employees, Affiliates, branches, agents and attorneys.

Bank Product: any of the following products, services or facilities extended to any Borrower or Subsidiary by any Lender or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Obligations; (c) commercial credit card and merchant card services; and (d) other banking products or services as may be requested by any Borrower or Subsidiary, other than Letters of Credit.

Bank Product Amount: as defined in Section 5.5.1.

Bank Product Debt: Debt and other obligations of an Obligor relating to Bank Products; provided, that “Bank Product Debt” of an Obligor that is secured hereunder shall not include its Excluded Swap Obligations.

Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its discretion in respect of Bank Product Debt.

Bank Revenue Equipment: any Revenue Equipment that is not an Excluded Asset. Bankruptcy Code: Title 11 of the United States Code.

Base Rate: for any day, a fluctuating rate per annum equal to the highest of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus one half of one percent (0.50%); or (c) LIBOR for a 30 day Interest Period as determined on such day, plus one percent (1.0%). For purposes of clause (c) above, LIBOR shall be determined daily and any change in the Base Rate shall take effect on the day of any change in LIBOR; provided, that in no event shall the Base Rate be less than 0.25%.

Base Rate Loan: any Loan that bears interest based on the Base Rate.

Base Rate Revolver Loan: a Revolver Loan that bears interest based on the Base Rate.

Benefit Plan: any (a) employee benefit plan (as defined in ERISA) subject to Title I of ERISA, (b) plan (as defined in and subject to Section 4975 of the Code), or (c) Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such employee benefit plan or plan.

Board of Governors: the Board of Governors of the Federal Reserve System.

Borrowed Money: with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person.

Borrower Agent: as defined in Section 4.4.

Borrower or Borrowers: as defined in the preamble of this Agreement. As of the Eighteenth Amendment Date, the Borrowers hereunder are (a) all Persons identified in the preamble of this Agreement as a Borrower, (b) Covenant Logistics, Inc., a Nevada corporation, (c) Landair Transport, Inc., a Tennessee corporation, (d) Landair Logistics, Inc., a Tennessee corporation, and (e) Landair Leasing, Inc., a Tennessee corporation.

Borrowing: a group of Loans of one Type that are made on the same day or are converted into Loans of one Type on the same day.

Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Revolver Commitments, minus the LC Reserve; or (b) the sum of (i) the Accounts Formula Amount, plus (ii) the Equipment Formula Amount, plus (iii) the Real Estate Formula Amount, minus (iv) the Availability Reserve; provided however, that no Accounts or Equipment acquired in an Acquisition consummated by any Obligor after the Closing Date shall be included in any calculation of the Borrowing Base until completion of all field exams, appraisals, audits and other evaluation of Collateral in a manner and with results acceptable to Agent.

Borrowing Base Certificate: a certificate, in form and substance satisfactory to Agent, by which Borrowers certify calculation of the Borrowing Base.

Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in North Carolina and New York, and if such day relates to a LIBOR Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market.

CAM: as defined in the preamble of this Agreement.

Capital Expenditures: without duplication, all liabilities incurred, expenditures made or payments due (whether or not made) by a Borroweran Obligor or Subsidiary for the acquisition of any fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year, including the principal portion of Capital Leases, in each case calculated in accordance with GAAP, but, in each case, excluding (a) expenditures made in connection with the reinvestment of Net Proceeds of any Permitted Asset Disposition, (b) any portion of such expenditures attributable to acquisitions of capital assets in connection with a Permitted Acquisition, (c) interest capitalized during such period, (d) any equipment that is purchased simultaneously with the trade-in of existing equipment, the gross amount of the credit granted by the seller of such equipment for the equipment being traded in at such time and (e) expenditures, including wages, attributable to the development of software or technology in an aggregate amount not to exceed $500,000 in any fiscal year.

Capital Lease: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Captive Insurance Subsidiary: IQS Insurance Risk Retention Group, Inc., Heritage Insurance, Inc., and any other Subsidiary that is subject to regulation as an insurance company and was created solely for the purpose of purchasing or providing, or facilitating the provision of, insurance, in each case, to the extent that such insurance may be so purchased, provided, or facilitated in accordance with Applicable Law.

Cash Collateral: cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account: a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be subject to Agent’s Liens for the benefit of Secured Parties.

Cash Collateralize: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to any LC Obligation relating to the $1,199,778.75 standby letter of credit to be issued on or about July 30, 2010 to the beneficiary State of Tennessee, 110% of such LC Obligation, (b) with respect to any LC Obligations other than described in clause (a) above, 105% of the aggregate of such LC Obligations, and (cb) with respect to any inchoate, contingent or other Obligations (including Obligations arising under Bank Products), Agent’s good faith estimate of the amount due or to become due, including all fees and other amounts relating to such Obligations. “Cash Collateralization” has a correlative meaning.

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b); (d) commercial paper rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P; provided, that Cash Equivalents shall not at any time include any “auction rate” securities.

Cash Management Services: any services provided from time to time by any Lender or any of its Affiliates to any Borrower or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42

U.S.C. § 9601 et seq.).

Change in Law: the occurrence, after the date hereof, of (a) the adoption or taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

Change of Control: an event or series of events by which:

(a)	Parent shall cease to own and control, legally and beneficially and of record,

directly or indirectly, all of the Equity Interests of any Borrower, except as permitted by Section 10.2.8;

(b)	any Person or two or more Persons (other than the Principal Holders) acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Parent, or control, directly or indirectly, the Equity Interests of Parent entitled to vote for members of the board of directors or equivalent governing body of Parent on a fully-diluted basis (and taking into account all such Equity Interests that such Person or Persons have the right to acquire pursuant to any option right) representing 30% or more of the combined voting power of such Equity Interests; or

(c)     a change in the majority of directors of Parent unless approved by the then majority of directors; or

(d)	all or substantially all of a Borrower’s assets are sold or transferred, other than sale or transfer to another Borrower.

Chattel Paper: as defined in Section 1.3.

Citibank Receivables Purchase Agreement: that certain Supplier Agreement between Citibank, N.A., Landair Transport, Inc., and Landair Logistics, Inc., pursuant to which Citibank, N.A. purchases certain Accounts owing to such Borrowers by Mars, Incorporated and its Subsidiaries and Affiliates.

Claims: all liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations, resignation or replacement of Agent, or replacement of any Lender) incurred by or asserted against any Indemnitee in any way relating to (a) any Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted to be taken by any Indemnitee in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date: as defined in Section 6.1.

Code: the Internal Revenue Code of 1986, as amended.

Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Collateral Refinancing Debt: means any Debt of the Borrowers secured by Refinanced Assets and incurred after the Closing Date for which the following conditions have been met or satisfied: (i) the aggregate outstanding amount of Collateral Refinancing Debt secured by fixed or capital assets (other than Real Estate or Revenue Equipment) at any time is less than $5,000,000, after giving effect to any contemplated financingwith respect to any Refinanced Asset constituting Revenue Equipment, such Debt is incurred within 180 days after the date of purchase of such Refinanced Asset, (ii) the net proceeds from any Collateral Refinancing Debt are first used to repay outstanding Revolver Loans, if any, (iii) if theany Refinanced Assets secure Permitted Debt (other than the Obligations) immediately prior to the closing of the contemplated Collateral Refinancing Debt, all Refinancing Conditions have been met, (iv) a senior officer of Parent has determined in good faith that the terms of such Collateral Refinancing Debt, taken as a whole, are commercially reasonable and comparable to terms otherwise generally available to borrowers in armsarm’s length transactions at the time such financing is committed, (v) at any time a Trigger Period is in effect, Obligors are in compliance with the Fixed Charge Coverage Ratio on a pro-forma basis, after giving effect to any such Collateral Refinancing Debt and the application of the net proceeds of such Collateral Refinancing Debt in accordance with clause (ii) of this definition, (vi) the release of the Collateral which will secure the Collateral Refinancing Debt will not result in an Overadvance arising under the Borrowing Base after the application of the net proceeds of such Collateral Refinancing Debt in accordance with clause (ii) of this definition, and (vii) Obligors have delivered to the Agent no less than ten (10) days prior to the incurrence of such Debt a certificate of a senior officer of Parent certifying that each of the conditions set forth herein has been met, orif the Refinanced Assets which will be met onsecure the date of the incurrence of such Debt, together with a pro-forma Borrowing Base Certificate and pro-forma Compliance Certificate showing the effect of the proposed Collateral Refinancing Debt include Revenue Equipment identified by Borrowers as Eligible Revenue Equipment in the Borrowing Base Certificate most recently submitted to Agent, (A) the related release of Collateral and the related application of net proceeds.

~~Collateral Trigger Period: the period commencing on any day that an Event of Default occursportion of the Borrowing Base attributable to such Revenue Equipment is greater than $1,250,000, and (B) after giving effect to such disposition, or Availability is less than the greater of (a) $20,000,000,I) 15% of the Revolver Commitments and (bII) the Real Estate Formula Amount, or (c) the Equipment Formula Amount, and continuing until Availability exceeds $20,000,000 for more than 60 consecutive days$16,500,000, then Borrowers shall have delivered to Agent a Borrowing Base Certificate that gives pro forma effect to the removal of such Revenue Equipment from the Borrowing Base.~~

Commercial Tort Claim: as defined in Section 1.3.

Commitment: for any Lender, the aggregate amount of such Lender’s Revolver Commitment. “Commitments” means the aggregate amount of all Revolver Commitments.

Commitment Termination Date: the earliest to occur of (a) the Revolver Termination Date; (b) the date on which Borrowers terminate the Revolver Commitments pursuant to Section 2.1.4; or (c) the date on which the Revolver Commitments are terminated pursuant to Section 11.2.

Commodity Exchange Act: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

Compliance Certificate: a certificate, in form and substance satisfactory to Agent, by which Borrowers certify compliance with Section 10.3 and calculate the applicable level for the Applicable Margin, in the form of Exhibit ED.

Connection Income Taxes: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.

Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Copyrights: (a) all copyrights arising under the laws of the United States, any other country, or union of countries, or any political subdivision of any of the foregoing, whether registered or unregistered and whether published or unpublished (including those listed on Schedule 9.1.12 hereto), all registrations and recordings thereof, and all applications in connection therewith and rights corresponding thereto throughout the world, including all registrations, recordings and applications in the United States Copyright Office or any similar office in a foreign jurisdiction, and (b) all other rights of any kind whatsoever accruing thereunder or pertaining thereto including rights to receivables and royalties from the exploitation thereof.

Copyright Security Agreement: each copyright security agreement pursuant to which an Obligor grants to Agent, for the benefit of Secured Parties, a Lien on such Obligor’s interests in its Copyrights, as security for the Obligations.

Covered Entity: (a) a “covered entity,” as defined and interpreted in accordance with 12 C.F.R.

§252.82(b); (b) a “covered bank,” as defined in and interpreted in accordance with 12 C.F.R. §47.3(b); or (c) a “covered FSI,” as defined in and interpreted in accordance with 12 C.F.R. §382.2(b).

Credit Judgment: Agent’s judgment exercised in good faith, based upon its consideration of any factor that it believes (a) could adversely affect the quantity, quality, mix or value of the Collateral (including any Applicable Law that may inhibit collection of an Account), the enforceability or priority of Agent’s Liens, or the amount that Agent and Lenders could receive in liquidation of any Collateral; (b) suggests that any collateral report or financial information delivered by any Obligor is incomplete, inaccurate or misleading in any material respect; (c) materially increases the likelihood of any Insolvency Proceeding involving an Obligor; or (d) creates or could result in a Default or Event of Default. In exercising such judgment, Agent may consider any factors that could materially increase the credit risk of lending to Borrowers on the security of the Collateral.

CTI: as defined in the preamble of this Agreement.

CVTI Receivables: CVTI Receivables Corp., a Nevada corporation. CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Daimler Credit Facility: the $200,000,000250,000,000 Daimler Truck Financial credit facility, as in effect on the date hereofEighteenth Amendment Date or as amended.

Daimler Revenue Equipment: any Revenue Equipment financed under the Daimler Credit Facility and pledged by Borrowers to secure the Daimler Credit Facility, and any attachments, accessories, substitutions, replacements, replacement parts, and additions thereto.

Debt: with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances by other Persons of any kind, (b) all monetary obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all monetary obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all monetary obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable incurred in the Ordinary Course of Business, and deferred compensation), (e) all obligations due under Capital Leases or “synthetic” or similar leases of such Person, (f) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed, and (i) all Contingent Obligations of such Person relating to Debt of others. The Debt of any Person shall include the Debt of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Debt provide that such Person is not liable therefor.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Defaulting Lender: any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by Agent or any Borrower, to confirm in a manner satisfactory to Agent and Borrowers that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority) or Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements; provided, further, that a Lender shall not be deemed to be a Defaulting Lender under clause (a) or (b) if it has notified Agent and Borrowers in writing that it will not make a funding because a condition to funding (specifically identified in the notice) is not or cannot be satisfied.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.

Deposit Account: as defined in Section 1.3.

Deposit Account Control Agreements: the deposit account control agreements, in form and substance acceptable to Agent, to be executed by each institution maintaining a Deposit Account for an Obligor, in favor of Agent, for the benefit of Secured Parties, as security for the Obligations.

Designated Jurisdiction: a country or territory that is the target of a Sanction.

Dilution Percent: on any date, the percentage equal to (a) non-cash reductions in Accounts (net of credit re-bills, where the re-bill occurs in the same 30-day period as the credit) for the 12-month period (or such shorter period as determined by Agent, but in no event shorter than three months) prior to such date, divided by (b) the sum of (i) cash collections of Accounts, plus (ii) non-cash reductions in Accounts (net of credit re-bills, where the re-bill occurs in the same 30-day period as the credit), in each case for the 12-month period (or such shorter period as determined by Agent, but in no event shorter than three months) prior to such date.

Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); any distribution, advance or repayment of Debt to a holder of Equity Interests; or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Document: as defined in Section 1.3. Dollars: lawful money of the United States.

Dominion Account: a special account established by the Borrowers at Bank of America or another bank acceptable to Agent, over which Agent has exclusive control for withdrawal purposes.

~~EBITDAREBITDA: determined on a consolidated basis for Parent and its Subsidiaries in accordance with GAAP for any fiscal period of Parent and its Subsidiaries, the sum of (a) Adjusted Net Income, plus (b) to the extent excludeddeducted in the calculation of Adjusted Net Income for such period and without duplication (i) interest expense, (ii) income taxestax expense for such period based on income, profits or capital, including federal, foreign, state, franchise and similar taxes (and for the avoidance of doubt, specifically excluding any sales taxes or any other taxes held in trust for a Governmental Authority), (iii) depreciation and amortization, (iv) cash rental expense, (v) notwithstanding the fact that such proceeds are not deducted in determining Adjusted Net Income for such period, the Adjusted Net Proceeds received from the sale of Revenue Equipment during such period; and (vi) transaction costs and (including any amortization of an asset recorded as a Capital Lease); (iv) expenses incurred in Fiscal Year 2020 relating to internal restructuring initiatives and reserve adjustments in Fiscal Year 2020 in an aggregate amount not to exceed $5,000,000; (v) fees and expenses for such period incurred in connection with the negotiation, execution and delivery of the Loan Documents and any amendments or modifications thereto; (vii) out-of-pocket expenses incurred in Fiscal Year 2020 in connection with the closing of the Revolving Credit Facility and the Daimler Credit Facilitythe evaluation and resolution of the matters contemplated by the Triumph Account Management Agreement; (viii) indemnification payments made in connection with the Triumph Account Management Agreement and the Triumph Purchase Agreement to the extent financed with proceeds of loans made under the Triumph Note, and (ix) the amount of net cost savings relating to a Permitted Acquisition which are projected by Borrowers in good faith to be realized within 12 months after the date of such Permitted Acquisition as a result of actions taken during such period and synergies related to a Permitted Acquisition which are projected by Borrowers in good faith to be realized within 12 months after the date of such Permitted Acquisition as a result of actions taken in such period, in each case, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of EBITDA from such actions; provided that, (A) a duly completed certificate signed by a Senior Officer of Parent is delivered to Agent certifying that such net cost savings and synergies are reasonably identifiable and/or reasonably anticipated to be realized such 12 month period and are factually supportable, and (B) the aggregate amount added back pursuant to this clause for any period shall not exceed 10% of EBITDA (calculated without giving effect to the amounts permitted to be added back pursuant to this clause).~~

EEA Financial Institution: (a) any credit institution or investment firm established in an EEA Member Country that is subject to the supervision of an EEA Resolution Authority; (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above; or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in the foregoing clauses and is subject to consolidated supervision with its parent.

EEA Member Country: any of the member states of the European Union, Iceland, Liechtenstein and Norway.

EEA Resolution Authority: any public administrative authority or any Person entrusted with public administrative authority of an EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Eighteenth Amendment Date: October 23, 2020.

Elective Debt Payment: any voluntary prepayment, redemption, or defeasance of Debt of the type described in clause (c) of the definition of “Permitted Voluntary Prepayment”.

Elective Distribution: any Distribution of the type described in clause (f) of the definition of “Permitted Distributions”.

Elective Investment: any Investment of the type described in clause (o) of the definition of “Restricted Investment”.

Elective Transaction:     each Elective Debt Payment, Elective Distribution and Elective Investment.

Eleventh Amendment: that certain Joinder, Supplement and Eleventh Amendment to Third Amended and Restated Credit Agreement, dated as of the Eleventh Amendment Date, by and among Borrowers, Parent, the other Obligors party thereto, the Lenders party thereto and Agent.

Eleventh Amendment Date: August 6, 2015.

Eligible Account: an Account owing to an Obligor that arises in the Ordinary Course of Business from the sale of goods or rendition of services, is payable in Dollars, has been properly invoiced and billed to the applicable Account Debtor, and is deemed by Agent, in its discretion, to be an Eligible Account. Without limiting the foregoing, no Account shall be an Eligible Account if (a) it is unpaid for more than 60 days after the original due date, or more than 90120 days after the original invoice date or, solely with respect to Accounts for which the Account Debtor is Unilever, is unpaid for more than 90 days after the original due date or 150 days after the original invoice date; (b) 20% or more of the Accounts owing by the Account Debtor are not Eligible Accounts hereunder; (c) when aggregated with all other Accounts owing by the Account Debtor or its Affiliates, it exceeds 20% (or such higher percentage as Agent may establish for the Account Debtor from time to time) of the aggregate Eligible Accounts (but only such Accounts in excess of 20% (or such higher percentages as Agent may establish for the Account Debtor from time to time) of the aggregate Eligible Accounts shall not be Eligible Accounts hereunder); (d) it does not conform with a covenant or representation herein; (e) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (f) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, or is not Solvent, or is the target of any Sanction or on any specially designated nationals list maintained by OFAC; (g) the Account Debtor is organized or has its principal offices or assets outside the United States or Canada; (h) it is owing by a Governmental Authority, unless the Account Debtor is the United States or a department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the Assignment of Claims Act; (i) it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any other Lien; (j) the goods giving rise to it have not been delivered to and accepted by the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (k) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (l) its payment has been extended, the Account Debtor has made a partial payment (to the extent of such payment), or it arises from a sale on a cash-on-delivery basis; (m) it arises from a sale to an Affiliate, or from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis; (n) it represents a progress billing or retainage; (o) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof; (p) it arises from a retail sale to a Person who is purchasing for personal, family or household purposes; orand (q) so long as the Landair Receivablea Receivables Purchase Program applicable to Accounts owing by such Account Debtor is in effect, Accounts owing to a Landair Borrower by (i) Mars, Incorporated or any of its Affiliates, (ii) Sonoco Products Company, (iii) US Foods, or (iv) the United States Marine Corpsby the Account Debtor to which such Receivables Purchase Program relates. In calculating the ineligible delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

Eligible Assignee: a Person that is (a) a Lender, U.S.-based Affiliate of a Lender or Approved Fund; (b) any other financial institution approved by Agent, each Issuing Bank, and Borrower Agent (which approval by Borrower Agent shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within two Business Days after notice of the proposed assignment), that is organized under the laws of the United States or any state or district thereof, has total assets in excess of $5 billion, extends asset-based lending facilities in its ordinary course of business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or any other Applicable Law; and (c) during any Event of Default, any Person acceptable to Agent and each issuing Bank in their discretion.

Eligible Real Estate: subject to Section 7.3, all Real Estate identified on Schedule 7.3 hereto and all other Real Estate approved by all of the Lenders and the Obligor holding title thereto from time to time. Without limiting the ability of Agent to establish other criteria of eligibility, Eligible Real Estate shall (a) be owned by a Borrower; (b) be encumbered by a recorded Mortgage and other Agent’s Liens; not be subject to any Liens other than the Mortgage, other Agent’s liens, and Permitted Liens; and (d) constitute Real Estate as to which all of the representations, warranties and covenants contained in the applicable Mortgage for such Real Estate are (or, if made as of a particular date, were on such date) true, correct or satisfied in all material respects. Any Real Estate that becomes a Refinanced Asset shall cease being Eligible Real Estate on the date Agent releases its Lien on such Real Estate.

Eligible Revenue Equipment: all Revenue Equipment that Agent, in its discretion, deems to be Eligible Revenue Equipment. Without limiting the foregoing, no Revenue Equipment shall constitute Eligible Revenue Equipment if it (a) is not subject to a valid certificate of title (except to the extent such untitled Revenue Equipment has been fully assembled and delivered to a Borrower and is subject to a manufacturer’s statement of origin that can be delivered to the applicable titling authority to promptly cause such Revenue Equipment to become titled); (b) does not conform with the covenants and representations herein; (c) is not subject to Agent’s duly perfected first priority Lien, and no other Lien; is not in good repair and normal operating condition or which has not been maintained in accordance with a Borrower’s historic maintenance program, including annual and preventative maintenance and rebuilds, provided, however, that such Revenue Equipment shall not be deemed ineligible solely due to the fact such Revenue Equipment is being repaired for ordinary wear and tear; (e) is obsolete; or (f) is not stored, garaged or otherwise assigned to a business location of a Borrower or another Obligor. Furthermore, no Revenue Equipment shall constitute Eligible Revenue Equipment unless (x) with respect to Revenue Equipment that is Collateral on the Closing Date, Agent or its designee has received a detailed list of all certificates of title for such Revenue Equipment that note Agent’s Lien thereon and the original certificate of title with Agent’s Lien noted thereon is delivered to Agent or its designee within 30 days after the Closing Date, and (y) with respect to Revenue Equipment that becomes Collateral after the Closing Date, Agent or its designee has received a copy of the application for title filed with the applicable Governmental Authority, requesting that Agent’s Lien be noted thereon and the original certificate of title with Agent’s Lien noted thereon is delivered to Agent or its designee within 60 days after such Revenue Equipment becomes Collateral. With respect to clause (c) above, the Agent acknowledges that perfection may have occurred prior to issuance of a certificate of title with the Agent’s Lien noted thereon, and agrees that no Revenue Equipment shall be determined to be ineligible in Agent’s discretion solely because of the usual and customary administrative delay between the submission of the certificate of title application for such Revenue Equipment to the applicable state Governmental Authority and the issuance of a new certificate of title for such Revenue Equipment with the Agent’s Lien noted thereon, unless such certificate of title is not received within the timeframes set forth herein.

Eligible Unbilled Account: on any date of determination, each Account that is unbilled and (a) has been unbilled for a period not greater than 18 days from the date the services giving rise to such Account were performed or, if later, the billing date called for in the transportation services contract under which such Account arose, and (b) otherwise constitutes an “Eligible Account” hereunder except for the fact that such Account is unbilled.

Enforcement Action: any action to enforce any Obligations or Loan Documents or to realize upon any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, or otherwise).

Environmental Agreement: each agreement of Borrowers with respect to any Real Estate subject to a Mortgage, pursuant to which Borrowers agree to indemnify and hold harmless Agent and Lenders from liability under any Environmental Laws.

Environmental Laws: all Applicable Laws (including all programs, permits and guidance promulgated by regulatory agencies), relating to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Notice: a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release: a release as defined in CERCLA or under any other Environmental Law. Equipment: as defined in Section 1.3.

Equipment Formula Amount: on any date of determination, the lesserleast of (a) 85% of the product of (i) the fraction obtained by dividing (x) the aggregate NOLV of Eligible Revenue Equipment (as calculated on the last day of the month immediately preceding the date of determination) by (y) the aggregate net book value (calculated in accordance with GAAP) of such Eligible Revenue Equipment (as of the last day of the month immediately preceding the date of determination), multiplied by (ii) the net book value (calculated in accordance with GAAP) of Eligible Revenue Equipment as of the date of determination, (b) 95100% of the net book value (calculated in accordance with GAAP) of Eligible Revenue Equipment, or (c) 3540.9% of the aggregate Commitments, or (d) $45,000,000.

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or

(d)	other Person having any other form of equity security or ownership interest.

ERISA: the Employee Retirement Income Security Act of 1974.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the failure by any Obligor or ERISA Affiliate to meet any funding obligations with respect to any Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate; or (h) a determination that a Pension Plan is considered an at-risk plan or a plan in critical or endangered status under the Code or ERISA.

EU Bail-In Legislation Schedule: the EU Bail-In Legislation Schedule published by the Loan Market Association, as in effect from time to time.

Event of Default: as defined in Section 11.

Excluded Assets: (a) any lease, license, contract, property right or agreement to which any Obligor is a party or any of such Obligor’s rights or interests thereunder if and only for so long as the grant of a security interest therein under any Loan Document shall constitute or result in a breach, termination or default or invalidity under such lease, license, contract, property right, or agreement or would violate any law, rule, or regulation applicable to or governing such lease, license, contract, property right, or agreement (other than to the extent that any such term, law, or regulation would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law); provided that such lease, license, contract, property right or agreement shall be an Excluded Asset only to the extent and for so long as the consequences specified above shall exist and shall cease to be an Excluded Asset and shall become subject to the security interest granted under the Security Documents, immediately and automatically, at such time as such consequences shall no longer exist; (b)(i) any interest in Real Estate that does not constitute Eligible Real Estate or that constitutes a leasehold interest of any Obligor, (ii) any fixtures on Real Estate that does not constitute Eligible Real Estate, and (iii) Property of CAM in which CAM has granted a Lien pursuant to the Headquarters Deed of Trust (as in effect on the Eleventh Amendment Date) to secure the Permitted Debt referenced in Section 10.2.1(o); (c) any intellectual property if and to the extent a grant of a security interest therein will result in the loss, voiding, abandonment, cancellation or termination of any right, title or interest in or to such intellectual property; provided, however, that such intellectual property shall be an Excluded Asset only to the extent and for so long as the circumstances specified above shall exist and shall cease to be an Excluded Asset and shall become subject to the security interest granted under the Security Documents, immediately and automatically, at such time as such circumstances shall no longer exist; (d) (i) any Daimler Revenue Equipment for so long as it secures the Daimler Credit Facility, and (ii) any Triumph Revenue Equipment and the Triumph Collateral Account so long as any Triumph Liabilities remain outstanding, and (iii) Revenue Equipment and identifiable proceeds thereof in which a Lien is granted by the applicable grantor to secure Debt in an amount not to exceed $55,000,000 to facilitate Parent’s acquisition of one hundred percent (100%) of the outstanding Equity Interests of Landair Holdings, Inc. on or about July 3, 2018, and refinancing Debt in respect thereof that satisfies the Refinancing Conditions; (e) any personal Property financed by Purchase Money Debt and which is subject to a Purchase Money Lien; (f) Equity Interests of VIL or Transplace issued to Obligors; (g) any instrument evidencing loans or advances by an Obligor to VIL; (h) any instrument evidencing the loans by an Obligor to Transplace described in Schedule 10.2.6; and (i) any Refinanced Asset for so long as it secures Collateral Refinancing Debt permitted hereunder; and (g) the common stock of Triumph Bancorp, Inc., acquired and to be disposed of in accordance with the Triumph Agreements, and proceeds thereof. Notwithstanding the foregoing, Excluded Assets shall not exclude Agent’s security interest in any products or proceeds of any Excluded Assets unless (i) such products or proceeds are themselves Excluded Assets or (ii) such products or proceeds are from Property that was pledged as security for the Permitted Debt referenced in Section 10.2.1(o) and have also been pledged as security for such Debt.

Excluded Swap Obligation: with respect to an Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Obligor does not constitute an “eligible contract participant” as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Obligor and all guarantees of Swap Obligations by other Obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a hedging agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Obligor.

Excluded Tax: with respect to Agent, any Lender, Issuing Bank or any other recipient of a payment to be made by or on account of any Obligation, (a) taxesTaxes imposed on or measured by its overalla Recipient’s net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof)Taxes and branch profits Taxes (i) as a result of such Recipient being organized under the laws of which such recipient is organized, or in whichhaving its principal office is located or, in the case of any Lender, in which itsor applicable Lending Office is located; and (b) in in, the jurisdiction imposing such Tax, or (ii) constituting Other Connection Taxes; (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to its interest in a Loan or Commitment pursuant to a law in effect when the case of a Foreign Lender, any withholding tax acquires such interest (except pursuant to an assignment request by Borrower Agent under Section 12.10) or changes its Lending Office, unless the Taxes were payable to its assignor immediately prior to such assignment or to the Lender immediately prior to its change in Lending Office; (c) Taxes attributable to such Foreign Lendera Recipient’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.9, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from a Borrower with respect to such withholding tax; and (d) U.S. federal withholding Taxes imposed pursuant to FATCA. In no event shall “Excluded Taxes” include any withholding Tax imposed on amounts paid by or on behalf of a foreign Obligor to a Recipient that has complied with Section 5.9.2.

Existing Credit Agreement: the Second Amended and Restated Credit Agreement dated as of December 21, 2006 by and among CAM, CTI, the lenders party thereto and Bank of America, N.A. as administrative agent, as amended, restated, supplemented or modified prior to the date hereof.

Existing Letters of Credit: those letters of credit specified on Schedule 1.4 to this Agreement as in effect on the Closing Date.

Extraordinary Expenses: all costs, expenses or advances that Agent (and with respect to clause

(e)     below, Lenders) may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent or Lenders in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

Extraordinary Receipts: amounts received by the Obligors not in the Ordinary Course of Business in respect of (a) pension plan reversions; (b) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action; (c) indemnity payments; (d) any purchase price adjustment received in connection with any purchase agreement; and (e) any casualty or condemnation; provided, that Extraordinary Receipts shall not include cash receipts from indemnity payments to the extent that such payments are received by any Obligor in respect of any third party claim against such Obligor and applied to pay (or to reimburse such Obligor for its prior payment of) such claim and the costs and expenses of such Obligor with respect thereto.

FATCA: Sections 1471 through 1474 of the Code (including any amended or successor version if substantively comparable and not materially more onerous to comply with), and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Rate: for any day, the rate per annum equal to (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent; provided, that in no event shall such rate be less than zero0.25%.

Fee Letter: collectively, (a) the fee letter agreement, dated September 16, 2008, among Agent, BorrowersCAM, and Banc of America Securities LLC, and (b) that certain fee letter agreement, dated December 31, 2012, among Agent, Parent, CAM, and the other Borrowers party thereto.

Financed Capital Expenditures: for any period of calculation, the principal amount of Debt (including Revolver Loans) incurred to finance Capital Expenditures; provided, that, for the purposes of this definition and the calculation of the Fixed Charge Coverage Ratio, the amount of such Debt arising under Revolver Loans shall be limited to the Equipment Formula Amount or Real Estate Formula Amount, as applicable, attributable to the Collateral financed by such Revolver Loans.

First Tennessee Swap Account: the Deposit Account maintained by CAM with First Tennessee Bank National Association (“FTB”) that is pledged as security for Hedging Obligations owing to FTB incurred solely in connection with the Permitted Debt referenced in Section 10.2.1(o) hereof.

Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year: the fiscal year of Parent and Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Parent and its Subsidiaries for the Measurement Period immediately preceding the date of determination, of (a) (i) for any period between March 1, 2009 and December 31, 2009, EBITDAR minus Capital Expenditures other than Financed Capital Expenditures, plus the sum of $3,000,000, or (ii) for any other period, EBITDAREBITDA minus Capital Expenditures other than Financed Capital Expenditures, to (b) Fixed Charges for such period.

Fixed Charges: the sum, without duplication, of (a) interest expense (other than payment-in-kind), plus (b) cash rental expense, plus (c) any scheduled principal payments on any Debt, plus (d) any Included Revolver Payments, plus (e) any other voluntary or discretionary principal payments or other prepayments on any Debt other than Permitted Voluntary Prepayments and repayments on the Revolving Credit Facility other than Included Revolver Payments for Borrowed Money, other than any “balloon” payments due on the maturity date of any Debt for Borrowed Money and paid or prepaid with proceeds of (i) Refinancing Debt, (ii) proceeds of the disposition of capital assets securing Debt for Borrowed Money during the applicable period, or (iii) Debt from a Borrowing hereunder but only if such Borrowing is to pay a “balloon” payment owing with respect to any Revenue Equipment or Real Estate that, upon such payment, would be Eligible Revenue Equipment or Eligible Real Estate, plus (fc) taxes paid in cash based on income, profits or capital, including federal, foreign, state, franchise and similar taxes (and for the avoidance of doubt, specifically excluding any sales taxes or any other taxes held in trust for a Governmental Authority), less (gd) any cash tax refunds received, plus (he) Distributions paid in cash, plus, (i)f) scheduled payments madepaid or which were scheduled to be paid in respect of obligations under Capital Leases, plus (j) scheduled reductions of the Real Estate Formula Amount based on the Real Estate Amortization Amount, plus (k) an amount equal to 15% of the net book value (calculated in accordance with GAAP) of Eligible Revenue Equipment comprised of tractors and 8% of the net book value (calculated in accordance with GAAP) of Eligible Revenue Equipment comprised of trailers, each as reported on the Borrowing Base certificate dated as of the date of determination; provided, however, that the amounts described in clauses (j) and (k) shall commence with the one-month amounts for January 2013 and shall build monthly until a full trailing twelve months for such amounts is included from and after the measurement for the period ending December 31, 2013.

Flood Laws: the National Flood Insurance Act of 1968, Flood Disaster Protection Act of 1973 and related laws.

FLSA: the Fair Labor Standards Act of 1938.

Foreign Lender: any Lender that is organized under the laws of a jurisdiction other than the laws of the United States, or any state or district thereofnot a U.S. Person.

Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

Foreign Subsidiary: a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations would result in material tax liability to Borrowers.

Fronting Exposure: a Defaulting Lender’s interest in LC Obligations, Swingline Loans and Protective Advances, except to the extent Cash Collateralized by the Defaulting Lender or allocated to other Lenders hereunder.

Full Payment: with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding or that would have accrued but for the commencement of such Insolvency Proceeding (whether or not allowed in the proceeding); (b) if such Obligations are LC Obligations or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral); and (c) a release of any Claims of Obligors against Agent, Lenders and Issuing Bank arising on or before the payment date. No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

GAAP: generally accepted accounting principles in effect in the United States from time to time. General Intangibles: as defined in Section 1.3.

Goods: as defined in Section 1.3.

Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, province, territory, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, central bank or other entity or officer exercising executive, legislative, judicial, regulatory or administrative powers or functions for or pertaining to any government or court, in each case whether associated with the United States, a state, district or territory thereof, or a foreign entity or governmentgovernmental, judicial, investigative, regulatory, or self-regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority and any supranational bodies such as the European Union or European Central Bank).

Guarantor Payment: as defined in Section 5.10.3.

Guarantor: Parent and each other Person who guarantees payment or performance of any Obligations. As of the Eighteenth Amendment Date, the Guarantors are (a) Parent, (b) Transport Management Services, LLC, a Tennessee limited liability company, and (c) Landair Holdings, Inc., a Tennessee corporation.

Guaranty: collectively, the Parent Guaranty and any other guaranty agreement or supplement delivered after the date hereof which guarantees payment or performance of any Obligations on terms acceptable to the Agent.

Headquarters Deed of Trust: that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated on or about the Eleventh Amendment Date, by CAM, to and in favor of First Tennessee Bank National Association, and the trustee named therein, securing the Permitted Debt referenced in Section 10.2.1(o) hereof.

Headquarters Repurchase: CAM’s purchase of Real Estate known as the “corporate headquarters” property located at 400 Birmingham Highway in Chattanooga, Tennessee.

Hedging Agreement: an agreement relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk.

Hedge Value: with respect to each Hedging Obligation, the net obligations of Borrowers, Parent, or any Subsidiary of Parent thereunder equal to the termination value thereof as determined in accordance with its provisions (if such Hedging Obligation has been terminated) or the mark to market value thereof as determined on the basis of available quotations from any recognized dealer in, or from Bloomberg or other similar service providing market quotations for, the applicable Hedging Obligation (if such Hedging Obligation has not been terminated).

Hedging Obligations: without duplication, any and all obligations of Borrowers, Parent or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under any Hedging Agreement. For purposes of any computation hereunder, each Hedging Obligation shall be valued at the Hedge Value thereof.

~~Included Revolver Payments: the lesser of (i) the Adjusted Net Proceeds from any sale of Revenue Equipment, or (ii) the Equipment Formula Amount attributable to the Revenue Equipment sold.~~

Indemnified Taxes: (a) Taxes other than Excluded Taxes, imposed on or relating to any payment of an Obligation, and (b) to the extent not otherwise described in clause (a), Other Taxes.

Indemnitees: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.

Insolvency Proceeding: any case, filing, or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, interim receiver, trustee, liquidator, administrator, monitor, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Inspection Trigger Event: (a) an Event of Default occurs or (b) Availability at any time is less than the greater of (i) 15% of the Revolver Commitments and (ii) $16,500,000.

Instrument: as defined in Section 1.3.

Intellectual Property: all right, title and interest in, to and under its current and future Copyrights, Patents, Trade Secrets, and Trademarks including, without limitation all, intellectual rights and similar Property of a Person, including inventions, designs, internet domain names, Patents, registered Copyrights, registered Trademarks, material unregistered Trademarks, service marks, trade names, Trade Secrets, confidential or any other proprietary information of any kind or nature, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; all books and records relating to the foregoing, in any format or media, and including without limitation all proceeds thereof, the right to sue for past, present and future infringements or dilution of any of the foregoing or for any injury to goodwill, all rights corresponding thereto throughout the world and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof.

Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that a Borrower’s or Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Interest Period: as defined in Section 3.1.3. Inventory: as defined in Section 1.3.

Investment: any acquisition of all or substantially all assets of a Person; any acquisition of record or beneficial ownership of any Equity Interests of a Person; or any advance or capital contribution to or other investment in a Person.

Investment Property: as defined in Section 1.3. IRS: the United States Internal Revenue Service.

ISDA Definitions: 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

Issuing Bank: Bank of America or JPMorgan Chase Bank, N.A., or their respective Affiliates, as the context may require.

Issuing Bank Indemnitees: Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

Landair Borrower: each of Landair Transport, Inc., Landair Logistics, Inc., and Landair Leasing, Inc., each a Tennessee corporation.

Landair ReceivableReceivables Purchase Program: each of the following: (a) the sale of Accounts owing to a Landair Borrower by Mars, Incorporated or its Affiliates pursuant to the Citibank Receivables Purchase Agreement, (b) the sale of Accounts owing to a Landair Borrower from Sonoco Products Company pursuant to one or more agreements between such Landair Borrower and Priority Payment SystemsJPMorgan Chase Bank, N.A., (c) the sale of Accounts owing to a Landair Borrower from US Foods pursuant to one or more agreements between such Landair Borrower and US Bank/Syncada, and (d) the sale of Accounts owing to a Landair Borrower from the United States Marine Corps pursuant to one or more agreements between such Landair Borrower and US Bank/Syncada.

LC Application: an application by Borrower Agent to Issuing Bank for issuance of a Letter of Credit, in form and substance satisfactory to Issuing Bank.

LC Conditions: the following conditions necessary for issuance of a Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, (i) total LC Obligations do not exceed the Letter of Credit Subline, (ii) total LC Obligations with respect to standby Letters of Credit do not exceed the standby Letter of Credit sublimit of the Letter of Credit Subline, (iii) total LC Obligations with respect to commercial Letters of Credit do not exceed the commercial Letter of Credit sublimit of the Letter of Credit Subline, (iv) no Overadvance exists and, (v) if no Revolver Loans are outstanding, the LC Obligations do not exceed the Borrowing Base (without giving effect to the LC Reserve for purposes of this calculation), and (vi) the aggregate stated amount of all Letters of Credit issued by any Issuing Bank does not exceed the Revolver Commitment of such Issuing Bank, as a Lender; (c) the expiration date of such Letter of Credit is (i) no more than 365 days from issuance (with the sole exception of the approximate $1,199,778.75 standby letter of credit to be issued on or about July 30, 2010 to the beneficiary State of Tennessee with an expiration date on or about July 30, 2013), in the case of standby Letters of Credit, (ii) no more than 120 days from issuance, in the case of documentary Letters of Credit, and (iii) at least 20 Business Days prior to the Revolver Termination Date (with the sole exception of the approximate $1,199,778.75 standby letter of credit to be issued on or about July 30, 2010 to the beneficiary State of Tennessee with an expiration date on or about July 30, 2013); (d) the Letter of Credit and payments thereunder are denominated in Dollars; and (e) the purpose and form of the proposed Letter of Credit is satisfactory to Agent and Issuing Bank in their discretion.

LC Documents: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrowers or any other Person to Issuing Bank or Agent in connection with issuance, amendment or renewal of, or payment under, any Letter of Credit.

LC Obligations: the sum (without duplication) of (a) all amounts owing by Borrowers for any drawings under Letters of Credit; (b) the stated amount of all outstanding Letters of Credit; and (c) all fees and other amounts owing with respect to Letters of Credit.

LC Request: a request for issuance of a Letter of Credit, to be provided by Borrower Agent to Issuing Bank, in form satisfactory to Agent and Issuing Bank.

LC Reserve: the aggregate of all LC Obligations, other than (a) those that have been Cash Collateralized; and (b) if no Default or Event of Default exists, those constituting charges owing to Issuing Bank.

Lender Indemnitees: Lenders and their officers, directors, employees, Affiliates, agents and attorneys.

Lenders: as defined in the preamble to this Agreement, including Agent in its capacity as a provider of Swingline Loans, and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance or pursuant to Section 2.3.

Lending Office: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrower Agent.

Letter of Credit: any Existing Letters of Credit and any standby or documentary letter of credit issued by Issuing Bank for the account of a Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or Issuing Bank for the benefit of a Borrower.

Letter-of-Credit Right: as defined in Section 1.3.

Letter of Credit Subline: an aggregate amount of $95,000,000105,000,000, with the following sublimits: (a) with respect to standby letters of credit, $75,000,00090,000,000 and (b) with respect to commercial letters of credit, $20,000,00015,000,000, as such sublimits may be adjusted from time to time in accordance with Section 2.2.1(f). The Letter of Credit Subline is part of, and not in addition to, the Revolving Credit Facility.

LIBOR: for any Interest Period with respect to a LIBOR Loan, the per annum rate of interest (rounded upward, if necessary, to the nearest 1/8th of 1%), determined by Agent at approximately 11:00

a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to: (a) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source designated by Agent); or (b) if BBA LIBOR is not available for any reason, the interest rate at which Dollar deposits in the approximate amount of the LIBOR Loan would be offered by Bank of America’s London branch to major banks in the London interbank Eurodollar market; provided, that in no event shall LIBOR be less than zero0.25%. If the Board of Governors imposes a Reserve Percentage with respect to LIBOR deposits, then LIBOR shall be the foregoing rate, divided by 1 minus the Reserve Percentage; provided, that in no event shall LIBOR be less than zero0.25%.

LIBOR Loan: each set of LIBOR Revolver Loans having a common length and commencement of Interest Period.

LIBOR Revolver Loan: a Revolver Loan that bears interest based on LIBOR.

LIBOR Screen Rate: the LIBOR quote on the applicable screen page Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by Agent from time to time).

LIBOR Replacement Date: as defined in Section 3.6.2.

LIBOR Successor Rate: as defined in Section 3.6.2.

LIBOR Successor Rate Conforming Changes: with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices, and length of look-back periods) as may be appropriate, in Agent’s discretion, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property pursuant to a License.

Lien: any Person’s interest in Property securing an obligation owed to, or a claim by, such Person, whether such interest is based on common law, statute or contract, including liens, security interests, pledges, hypothecations, statutory trusts, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property.

Lien Waiver: an agreement, in form and substance satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to use such Intellectual Property in connection with the enforcement of Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of such Intellectual Property, whether or not a default exists under any applicable License.

Loan: a Revolver Loan.

Loan Account: the loan account established by each Lender on its books pursuant to Section 5.7. Loan Documents: this Agreement, Other Agreements and Security Documents.

Loan Year: each 12 month period commencing on the Closing Date and on each anniversary of the Closing Date.

Margin Stock: as defined in Regulation U of the Board of Governors.

Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could reasonably be expected to have a material adverse effect on the business, operations, Properties, prospects or condition (financial or otherwise) of the Obligors taken as a whole, on the value of any material portion of the Collateral, on the enforceability of any Loan Documents, or on the validity or priority of Agent’s Liens on any material portion of the Collateral; (b) materially impairs the ability of the Obligors taken as a whole to perform any obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise materially impairs the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon any material portion of the Collateral.

Material Contract: any agreement or arrangement to which a Borrower or Subsidiary is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Obligor, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to Debt in an aggregate amount of $500,00010,000,000 or more, all of which as of the ClosingEighteenth Amendment Date are listed on Schedule 1.3.

Material License: any License that is a Material Contract and that is necessary with respect to the use of any material portion of the Collateral or any other material portion of the Property of Obligors and Subsidiaries.

Measurement Period: (a) at any date of determination prior to December 31, 2010, a building period from January 1, 2010 to the end of the most recently completed month, and (b) at any date of determination on or after December 31, 2010, the most recently completed Twelve-Month Period.

Moody’s: Moody’s Investors Service, Inc., and its successors.

Mortgage: each mortgage, deed of trust or deed to secure debt, in form and substance acceptable to Agent, pursuant to which a Borrower grants to Agent, for the benefit of Secured Parties, Liens upon the Real Estate owned by such Borrower, as security for the Obligations.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Net Cash Amount: with respect to Extraordinary Receipts or Refinancing Debt, the cash amount of such receipts, net of bona fide direct costs incurred to non-Affiliates of any Obligor in connection with obtaining such cash receipts or Refinancing Debt, including, without limitation, (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and fees of accountants and consultants, and (b) transfer or similar taxes.

Net Proceeds: with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by a Borrower or Subsidiary in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien (other than the Agent’s Lien); (c) transfer or similar taxes; and (d) reserves for indemnities, until such reserves are no longer needed.

NOLV: for any date of determination, the net orderly liquidation value of a Borrower’s Bank Revenue Equipment, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of such Borrower’s Bank Revenue Equipment performed by an appraiser acceptable to and on terms satisfactory to Agent, adjusted downward each month following the effective date of such appraisal by an amount equal to the sum of (a) 1.25% of the appraised value for all trucks included in such appraisal, and (b) 0.75% of the appraised value for all trailers included in such appraisal, and as such value may be further adjusted upward and downward in Agent’s Credit Judgment to reflect factors as expressed in such appraisals from time to time. For purposes of the truck and trailer adjustment described in the preceding clauses (a) and (b), the first adjustment shall be made as of the last day of the same month for any appraisal dated on or before the 15th day of any month, and as of the last day of the next month for any appraisal dated after the 15th day of any month, and shall continue to be adjusted on the last day of each month thereafter until a new appraisal has been obtained and approved by Agent.

Notes: each Revolver Note or other promissory note executed by a Borrower to evidence any Obligations.

Notice of Borrowing: a Notice of Borrowing to be provided by Borrower Agent to request a Borrowing of Revolver Loans, in form satisfactory to Agent.

Notice of Conversion/Continuation: a Notice of Conversion/Continuation to be provided by Borrower Agent to request a conversion or continuation of any Loans as LIBOR Loans, in form satisfactory to Agent.

Obligations: all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees and other sums payable by Obligors under Loan Documents, (d) obligations of Obligors under any indemnity for Claims,

(e)     Extraordinary Expenses, (f) Bank Product Debt, and (g) other Debts, obligations and liabilities of any kind owing by Obligors to Agent or Lenders pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that Obligations of an Obligor shall not include its Excluded Swap Obligations.

Obligor: each Borrower and each Guarantor, or other Person that is liable for payment of any Obligations or that has granted a Lien in favor of Agent on its assets to secure any Obligations.

OFAC: Office of Foreign Assets Control of the U.S. Treasury Department.

Ordinary Course of Business: the ordinary course of business of any Borrower or Subsidiary, consistent with past practices and undertaken in good faith.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

OSHA: the Occupational Safety and Hazard Act of 1970.

Other Agreements: the Notes; the Release and Termination Agreement, the LC Documents; the Fee Letter; the Lien Waivers; the Citibank Intercreditor Agreement, the Real Estate Related Documents; each Borrowing Base Certificate, each Compliance Certificate, each financial statement or report delivered hereunder; and each other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor or other Person to Agent or a Lender in connection with any transactions relating hereto (excluding any contracts of any Borrowers or Subsidiaries with parties other than Agent or Lenders).

Other Connection Taxes: Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Loan or Loan Document).

Other Taxes: all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 12.10(c)).

Overadvance: as defined in Section 2.1.5.

Overadvance Loan: a Base Rate Revolver Loan made when an Overadvance exists or is caused by the funding thereof.

Parent: as defined in the preamble of this Agreement.

Parent Guaranty: that certain Guaranty entered into by Parent in favor of Lenders dated as of the date hereof.

Participant: as defined in Section 13.2.

Patents: (a) all letters of patent of the United States, any other country, union of countries or any political subdivision of any of the foregoing, and all reissues and extensions thereof, including any of the foregoing listed in Schedule 9.1.12, (b) all applications for letters of patent of the United States or any other country or union of countries or any political subdivision of any of the foregoing and all divisions, continuations and continuations-in-part thereof, all improvements thereof, including any of the foregoing listed in Schedule 9.1.12, and (c) any reissues or extensions of the foregoing.

Patent Security Agreement: each patent security agreement or collateral assignment pursuant to which an Obligor grants a Lien on or assigns to Agent, for the benefit of Secured Parties, a Lien on such Obligor’s interests in its Patents, as security for the Obligations.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Conditions: with respect to any Elective Transaction or Permitted Acquisition, the satisfaction of the following conditions:

(a)	as of the date of any such Elective Transaction or Permitted Acquisition, and immediately after giving effect thereto, no Default or Event of Default exists;

(b)	Availability, after giving effect to such Elective Transaction or Permitted

Acquisition for each day during the 30 day consecutive day period ending on and including the date of such Elective Transaction or Permitted Acquisition, is,

(i)	with respect to a Permitted Acquisition, not less than the greater of (A)

12.5% of the Revolver Commitments and (B) $11,000,000,

(ii)	with respect to an Elective Debt Payment or Elective Distribution, not

less than the greater of (A) 15% of the Revolver Commitments and (B) $13,000,000, and

(iii)	with respect to an Elective Investment, not less than the greater of (A)

17.5% of the Revolver Commitments and (B) $15,000,000;

(c)	the Fixed Charge Coverage Ratio as of the end of the most recently ended

Measurement Period prior to the making of such Elective Transaction or Permitted Acquisition, calculated on a pro-forma basis after giving effect to such Elective Transaction or Permitted Acquisition, is equal to or greater than 1.0 to 1.0; provided that, the Fixed Charge Coverage Ratio test described in this clause (c) shall not apply to a Permitted Acquisition, Elective Debt Payment, or Elective Distribution if Availability, after giving effect to such Elective Transaction or Permitted Acquisition each day during the 30 consecutive day period ending on and including the date of such Elective Transaction or Permitted Acquisition, is,

(i)	with respect to a Permitted Acquisition, not less than the greater of (A)

17.5% of the Revolver Commitments and (B) $15,000,000,

(ii)	with respect to an Elective Debt Payment or Elective Distribution, not

less than the greater of (A) 20% of the Revolver Commitments and (B) $18,000,000, and

(d)	Agent shall have received a certificate of a Senior Officer of Borrower Agent certifying as to compliance with the preceding clauses and demonstrating (in reasonable detail) the calculations required thereby.

Payment Item: each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

PBGC: the Pension Benefit Guaranty Corporation.

Pension Plan: any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Permitted Acquisition: any Acquisition by an Obligor as long as (a) no Default or Event of Default exists or would result from such Acquisition; (b) the Acquisition is consensual; (c) the assets, business or Person being acquired is useful or engaged in the business of Parent and its Subsidiaries, is located or organized within the United States and, solely with respect to any Acquisition where the total consideration to be paid (including any earnout obligations or other contingent payments which may be payable in connection therewith) exceeds $25,000,000, had positive EBITDA for the 12 month period most recently ended; (d) the Person acquired in connection with such Acquisition will become an Obligor and/or the assets acquired shall be subject to Liens in favor of Agent, in each case in accordance with, and to the extent required by, Section 10.1.9; (e) no Debt or Liens are assumed or incurred, except as permitted by Sections 10.2.1 and 10.2.2; (f) after giving effect to such Acquisition and any Borrowings made in connection therewith, the Payment Conditions are satisfied; and (g) Borrowers deliver to Agent (i) the due diligence package relating to such Acquisition, including forecasted balance sheets, profit and loss statements, and, to the extent prepared and available, cash flow statements of the Person or assets to be acquired, all prepared on a basis consistent with such Person’s (or assets’) historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the one year period following the date of such Acquisition, on a quarterly basis, in form and substance reasonably satisfactory to Agent, (ii) at least 10 Business Days prior to the Acquisition (or such shorter period as Agent shall agree in writing), copies of all material agreements relating thereto, and (iii) on the date of such Acquisition, a certificate of a Senior Officer of Parent, in form and substance satisfactory to Agent, stating that the Acquisition is a “Permitted Acquisition” and demonstrating compliance with the foregoing requirements.

Permitted Asset Disposition: (A) as long as no Default or Event of Default exists or would be created as a result thereof and all Net Proceeds are remitted to Agent for application to outstanding Loans, if any, an Asset Disposition that is (a) a sale of Inventory in the Ordinary Course of Business; (b) a disposition of Pledged Equipment in the Ordinary Course of Business in accordance with the Obligors’ disposition cycle or that is otherwise worn, damaged or obsolete; (c) in addition to, and without intending to limit the provisions of, the immediately preceding clause (b), a disposition of Pledged Equipment that, in the aggregate during any 12 month period, has a fair market or book value (whichever is more) of

$20,000,000 or less; (d) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business; (e) termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor’s default; (f) not otherwise a Permitted Asset Disposition but is approved in writing by Agent and Required Lenders; (g) any disposition of an Account owing by an Account Debtor pursuant to (i) a Landair Receivables Purchase Program, so long as or the Sonoco Receivables Purchase Program, or (iii) the Net Proceeds thereof are remitted to Agent for application against outstanding Obligations, and (ii) for the period beginning September 1, 2018 and thereafter,any other Receivables Purchase Program provided that upon request of Agent the applicable third party financing source under such other Receivables Purchase Program enters into an intercreditor agreement between Agent and the purchaser of such Accounts, in form and substance reasonably acceptable to the Agent, is in effect(h) any other sale or discount of Accounts arising in the Ordinary Course of Business, but only in connection with the collection or compromise thereof, or (i) dispositions of Equity Interests of Persons that are not Subsidiaries, (B) a disposition of Excluded Assets (including, without limitation, Triumph Revenue Equipment, Real Estate that does not constitute Eligible Real Estate, Daimler Revenue Equipment and other personal Property financed with Purchase Money Debt and subject to a Purchase Money Lien) where (i) in the case of any Triumph Revenue Equipment, the Net Proceeds are used to repay outstanding Revolver Loans (unless deposited into the Triumph Collateral Account) and (ii) for all other Excluded Assets, the proceeds are applied first to reduce or satisfy, as applicable, Debt secured by such Excluded Assets with any remaining Net Proceeds used to repay outstanding Revolver Loans, if any, or (C) a disposition of Refinanced Assets where the proceeds are applied first to reduce or satisfy, as applicable, the Collateral Refinancing Debt related thereto, with any remaining Net Proceeds used to repay outstanding Revolver Loans, if any, (D) leases or subleases of Real Estate entered into in the Ordinary Course of Business to the extent not materially interfering with the business of the Obligors and their Subsidiaries, (E) the disposition of Property (other than Revenue Equipment) to the extent that such Property is exchanged for credit against (or the proceeds of such disposition are applied to the purchase price of) similar replacement Property or in a substantially contemporaneous transaction, (F) the disposition of Property (i) to an Obligor, or (ii) from a Subsidiary that is not an Obligor to another Subsidiary that is not an Obligor, provided, that in each case, no Event of Default has occurred and is continuing or would immediately result therefrom, (G) the licensing, on a non-exclusive basis, of Intellectual Property, (H) the disposition of cash or Cash Equivalents, (I) the lapse of Intellectual Property of any Obligor or Subsidiary (other than any revenue-generating Intellectual Property) in the Ordinary Course of Business to the extent the maintenance thereof is not economically desirable in the conduct of such Obligor’s or Subsidiary’s business, so long as the lapse thereof is not materially adverse to the Secured Parties, (J) the abandonment of Intellectual Property of any Obligor or Subsidiary (other than revenue-generating Intellectual Property) in the Ordinary Course of Business so long as the abandonment thereof is not materially adverse to the Secured Parties, (K) to the extent constituting a disposition, Distributions, Investments, and loans or advances to the extent permitted by Sections 10.2.3, 10.2.4, and 10.2.6, respectively, (L) the expiration of leasehold interests or the termination of leasehold interests, in each case to the extent that such expiration or termination would not result in an Event of Default, or (M) any Permitted Sale Leaseback.

Permitted Contingent Obligations: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Obligations permitted hereunder; (c) described on Schedule 10.2.1 existing on the ClosingEighteenth Amendment Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in commercial contracts entered into in the Ordinary Course of Business, including in favor of purchasers in connection with dispositions of Equipment permitted hereunder; (f) arising under the Loan Documents; (g) related to vehicle leases not otherwise described in this definition; or (h) related to any Permitted Debt.

Permitted Debt: Debt permitted under Section 10.2.1.

Permitted Distributions: (a) Upstream Payments, (b) the Distribution by CTI and SRT of their Equity Interests in CVTI Receivables to Parent to facilitate the merger of CVTI Receivables with and into Parent, (c) Permitted Stock Repurchases, (d) Permitted Stock Distributions, and (e) purchases or other acquisitions of any Equity Interest that do not constitute Restricted Investments and are otherwise permitted under this Agreement, and (f) other Distributions made when the Payment Conditions are satisfied; provided, that no Default or Event of Default exists immediately prior to or would result directly or indirectly from any of the foregoing Distributions.

Permitted Lien: as defined in Section 10.2.2.

Permitted Purchase Money Debt: Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount of such Debt which is secured by any Collateral other than Revenue Equipment does not exceed $30,000,000 at any time.

Permitted Sale Leaseback: Any Sale Leaseback of Revenue Equipment or Real Estate entered into after the Closing Date for which the following conditions have been met or satisfied: (i) the net proceedsNet Proceeds from any Sale Leaseback are first used to repay outstanding Revolver Loans, if any; (ii) a senior officer of Parent has determined in good faith that the terms of such Sale Leaseback, taken as a whole, are commercially reasonable and comparable to terms otherwise generally available in armsarm’s length transactions at the time such Sale Leaseback is committed; (iii) Obligors are in compliance with the Fixed Charge Coverage Ratio on a pro-forma basis, after giving effect to any such Sale Leaseback and the application of the net proceeds of such Sale Leaseback in accordance with clause (i) of this definition; (iv) the release of the Collateral which will be sold in the Sale Leaseback will not result in an Overadvance arising under the Borrowing Base after the application of the net proceeds of such Sale Leaseback in accordance with clause (i) of this definition; (v) upon giving effect to the contemplated Sale Leaseback, no Default or Event of Default exists; (vi) if the Collateral which will be sold in the Sale Leaseback secures Permitted Debt immediately prior to the closing of the contemplated Sale Leaseback (a) the sales price of the Collateral is no less than the fair market value thereof, (b) the lease has a final maturity no earlier than the maturity date of the Debt previously secured, (c) a senior officer of Parent has determined in good faith that the terms of such Sale Leaseback, taken as a whole, are more advantageous to the Obligors than the terms of the Permitted Debt previously secured by such Collateral, and (d) no additional Person (other than any other Obligor) is a tenant under such lease; and (vii) Obligors have delivered to the Agent no less than ten (10) days prior to the closing of such Sale Leaseback a certificate of a senior officer of Parent certifying that each of the conditions set forth herein has been met, or will be met on the date of the closing of the Sale Leaseback, together with a pro-forma Borrowing Base Certificate and pro-forma Compliance Certificate showing the effect of the proposed Sale Leaseback, the related release of Collateral and the related application of net proceeds.

Permitted Stock Distribution: any distribution of Equity Interests of Parent to the stockholders of Parent in connection with a stock split, together with the distribution of cash solely to the extent such cash distribution is necessary to avoid the distribution of fractional shares.

Permitted Stock Repurchases: the repurchase of any outstanding Equity Interests held by the public stockholders of Parent; provided that for any repurchase (i), (a) at the time of and after giving effect to such repurchase, no Default or Event of Default exists, (b) after giving effect to such repurchase, (i) the aggregate amount of all such repurchases during the term hereof does not exceed $45,000,00040,000,000 in the aggregate for the period commencing on the Eighteenth Amendment Date and thereafter, (ii) after giving effect to such repurchase, Availability is greaternot less than the greater of 2515% of the Revolver Commitment or $23,750,000 (after giving effect to the Availability Block)13,000,000, and (iiic) Average Availability is greaternot less than the greater of 2515% of the Revolver Commitment or $23,750,000 (after giving effect to the Availability Block)13,000,000 for the sixtythirty (6030) day period immediately preceding such repurchase.

Permitted Voluntary Prepayment: (a) Any voluntary prepayment, redemption, defeasance or acquisition of Debt (other than Revolver Loans) of any Obligor made with proceeds of Refinancing Debt or Extraordinary Receipts, as long as (i) no Default or Event of Default exists immediately prior to or arises as a result of such prepayment, redemption, defeasance or acquisition of Debt, and (ii) the Net Cash Amount thereof is applied to the prepayment, redemption, defeasance or acquisition of Debt substantially contemporaneously with the incurrence of such Refinancing Debt or receipt of such Extraordinary Receipts; or, (b) any voluntary prepayment, redemption, defeasance or acquisition of Debt (other than Revolver Loans) of any Obligor secured by Revenue Equipment made with Available Cash, as long as (i) no Default or Event of Default exists immediately prior to or arises as a result of such prepayment, redemption, defeasance or acquisition of such Debt and (ii) the Liens of the holder of such Debt upon the Revenue Equipment securing such Debt (or, if a partial prepayment with respect to specific item(s) of Revenue Equipment, the Liens on such specific item(s) securing such Debt) shall be released and such Revenue Equipment shall become Collateral hereunder; provided, however, that for the purpose of calculating Fixed Charges only, the amount of the “Permitted Voluntary Prepayment” attributable to the prepayment of such Debt under this clause (b) shall be deemed to equal the lesser of (i) the amount, or (c) any other voluntary prepayment, redemption, or defeasance of the Debt prepaid and (ii) the Equipment Formula Amount attributable to the Revenue Equipment previously securing such Debt(other than Revolver Loans) so long as the Payment Conditions are satisfied.

Person: any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

Plan: any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established byBenefit Plan maintained for employees of an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, ERISA Affiliate, or to which an Obligor or ERISA Affiliate is required to contribute on behalf of its employees.

Platform: as defined in Section 14.3.3.

Pledge Agreement:. the Fifth Amended and Restated Stock Pledge and Security Agreement dated as of September 23, 2008, by and among the Borrowers, Parent, and Agent, as amended from time to time.

Pledged Equipment: any Equipment which is not an Excluded Asset, including, without limitation, any Bank Revenue Equipment.

Pledged Collateral: as defined in the Pledge Agreement. Pre-Adjustment Successor Rate: as defined in Section 3.6.2.

Prime Rate: the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

Principal Holders: (i) David Parker, Jacqueline Parker, or Elizabeth Fuller, Joey Hogan, or John Tweed, their spouses, their lineal descendants and spouses of their lineal descendants; (ii) estates of Persons described in clause (i); (iii) trusts established for the benefit of any Person or Persons described in clause (i); and (iv) corporations, limited liability companies, partnerships or similar entities 90% or more owned by any Person or Persons described in clauses (i) through (iii).

Pro Rata: with respect to any Lender, a percentage (carried out to the ninth decimal place) determined (a) while Revolver Commitments are outstanding, by dividing the amount of such Lender’s Revolver Commitment by the aggregate amount of all Revolver Commitments; and (b) at any other time, by dividing the amount of such Lender’s Loans and LC Obligations by the aggregate amount of all outstanding Loans and LC Obligations.

Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances: as defined in Section 2.1.6.

PTE: a prohibited transaction class exemption issued by the U.S. Department of Labor, as amended from time to time.

Purchase Money Debt: Debt (other than the Obligations or Debt arising under the Daimler Credit Facility or arising in connection with an Acquisition) (a) for payment of any of the purchase price of fixed or capital assets; (b) incurred within forty-five (45) days (or, solely with respect to the acquisition of Real Estate, sixty (60) days) before or after the acquisition (which for purposes of this definition shall be construed to mean the purchase or capital lease) of any fixed or capital assets for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings otherwise permitted hereunder.

Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the assets acquired with such Debt (and other assets securing other Purchase Money Debt with the same finance provider pursuant to customary cross-collateralization provisions) and constituting a Capital Lease or a purchase money security interest under the UCC.

Qualified ECP: an Obligor with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.

RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Real Estate Amortization Amount:     the product of (a) $15,431,00010,440,000 times (b) 1/841/150.

Real Estate Formula Amount: an amount equal to the lesser of (a) $15,431,00010,440,000,1 as such sum shall be reduced on the first day of each month (beginning with January 1, 20182021) in an amount equal to the Real Estate Amortization Amount; or (b) 7580% of the Value of Eligible Real Estate.

Real Estate Related Documents: with respect to each parcel of Eligible Real Estate, the following, in form and substance satisfactory to Agent: (a) at least 45 days prior to the effective date of the Mortgage, all information requested by any Lender for its due diligence pursuant to Flood Laws, (b) at least 15 days prior to the effective date of the Mortgage, (i) a mortgagee title policy (or commitment therefor) covering Agent’s interest under the Mortgage, in a form and amount and by an insurer acceptable to Agent, which must be fully paid on such effective date; (bii) such assignments of leases, owner’s or lessee’s affidavits, estoppel letters, attornment agreements, consents, waivers and releases as Agent may require with respect to other Persons having an interest in the Real Estate; (ciii) a current, as-built survey of the Real Estate, containing a metes-and-bounds property description and flood plain certification, and certified by a licensed surveyor acceptable to Agent; (div) flood insurance in an amount, with endorsements and by an insurer acceptable to the Lenders and Agent in compliance with all Applicable Lawsa life-of-loan flood hazard determination and, if theany Real Estate is withinlocated in a special flood plainhazard zone, flood insurance documentation and coverage in accordance with Flood Laws or as otherwise satisfactory to each Lender; (ev) a current appraisal of the Real Estate, prepared by an appraiser acceptable to Agent, and in form and substance satisfactory to Required Lenders; (fvi) an environmental assessment, prepared by environmental engineers acceptable to Agent, and accompanied by such reports, certificates, studies or data as Agent may reasonably require, which shall all be in form and substance satisfactory to Required Lenders; (gc) such opinions of local counsel with respect to the Mortgages as Agent may require,; and (hd) an Environmental Agreement and such other documents, instruments or agreements as Agent may reasonably require with respect to any environmental risks regarding such Real Estate.

Receivables Purchase Program: a Landair Receivables Purchase Program, the Sonoco Receivables Purchase Program, and any other financing program for the early payment of Accounts owing by an Account Debtor that is sponsored by such Account Debtor, pursuant to which an Obligor

1 NTD: The revised amount is equal to 80% of the appraised value of the two properties in the borrowing base.

sells to a third party financing source (and not pursuant to this Agreement or the other Loan Documents) Accounts owing to it by such Account Debtor in return for payment of such Accounts by such financing source prior to the scheduled due date therefor, or any recharacterization of such program under Applicable Law as a secured financing (and not a true sale).

Receivables Securitization: the securitization program implemented pursuant to the terms of (a) that certain Receivables Purchase Agreement dated as of December 12, 2000 by and among CTI, as an Originator, Southern Refrigerated Transport, Inc., as an Originator, and CVTI Receivables, as Purchaser, and (b) that certain Loan Agreement dated as of December 12, 2000 by and among CVTI Receivables, as Borrower, Parent, as Master Servicer, Three Pillars Funding Corporation, as Lender, and SunTrust Equitable Securities Corporation, as Administrator, each as amended to date.

Recipient: Agent, Issuing Bank, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.

Refinanced Assets: (a) Real Estate, (b) Revenue Equipment and (c) other fixed or capital assets with an aggregate value (determined as the higher of net book value or fair market value) of up to $10,000,000, in each case to the extent pledged to secure Collateral Refinancing Debt.

Refinancing Conditions: the following conditions for Refinancing Debt: (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced, except that Revenue Equipment and Real Estate may be financed up to the fair market value thereof; (b) it has a final maturity no sooner than, and a weighted average life no less than, the Debt being extended, renewed or refinanced; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (d) , a senior officer of Parent has determined in good faith that the terms of such Refinancing Debt, taken as a whole, are more advantageousno less favorable to the Obligors than the terms of the Permitted Debt secured by such assets; (e) no additional Lien is granted to secure it (other than customary cross-collateralization of financing with the same finance provider); (f) no additional Person (other than any other Obligor) is obligated on such Debt; and (g) upon giving effect to it, no Default or Event of Default exists.

Refinancing Debt: Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b), (c), (e), (f), (i), (j), (l), (mn) or (no).

Registered Intellectual Property: all registered trademarks and registered copyrights, all applications for registration of trademarks and copyrights (other than the Excluded Copyrights), and all patents and applications for patents that are, in each case, owned by an Obligor and that have been issued by (with respect to patents), registered with, or filed with, the United States Patent and Trademark Office or the United States Copyright Office.

Reimbursement Date: as defined in Section 2.2.2.

Related Adjustment: in determining any LIBOR Successor Rate, the first relevant available alternative set forth in the order below that can be determined by Agent applicable to such LIBOR Successor Rate:

(a)     the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method (i) is published on an information service as selected by Agent from time to time in its discretion or (ii) solely with respect to Term SOFR, if not currently published, which was previously so recommended for Term SOFR and published on an information service acceptable to Agent; or

(b)     the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).

Release and Termination Agreement: the Release and Termination Agreement dated as of the Closing Date by and among each of the parties to the Receivables Securitization and Agent.

Relevant Governmental Body: the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.

Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to three months’ rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

Report: as defined in Section 12.2.3.

Reportable Event: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

Required Lenders: Lenders (subject to Section 4.2) having Revolver Commitments in excess of 50% of the aggregate Revolver Commitments; provided, however, that if there are only two Lenders on the date of determination, “Required Lenders” shall mean both of such Lenders, and; provided further that, if there are only three Lenders on the date of determination, “Required Lenders” shall mean at least two Lenders; provided, that Commitments, Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation, but any related Fronting Exposure shall be deemed held as a Loan or LC Obligation by the Lender (including in its capacity as Issuing Bank) that funded the applicable Loan or issued the applicable Letter of Credit.

Reserve Percentage: the reserve percentage (expressed as a decimal, rounded upward to the nearest 1/8th of 1%) applicable to member banks under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

Restricted Investment: any Investment by an Obligor or a Subsidiary of an Obligor, other than

(a) Investments in (i) Obligors or (ii) Subsidiaries that are not Obligors to the extent existing on the Closing Date or as approved by the Required Lenders after the Closing Date; (b) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (c) Investments in any new Subsidiary created in accordance with the provisions of Section 10.2.9; (d) loans and advances permitted under Section 10.2.6; (e) Permitted Stock Repurchases; (f) the purchase (in one or more transactions) by Parent or any of the Obligors of up to the remaining 51% of Equity Interests not owned by them in, or all or any substantial portion of the assets of, Transport Enterprise Leasing, LLC and/or the proprietorship known as TE (the “TEL Transaction”), provided that (i) the aggregate purchase price payable in cash at the closing of such transaction is not greater than $22,000,000, (ii) after giving effect to such payment, Availability is greater than the greater of 25% of the Revolver Commitment or $23,750,000 (after giving effect to the Availability Block), (iii) Average Availability is greater than the greater of 25% of the Revolver Commitment or $23,750,000 (after giving effect to the Availability Block) for the sixty (60) day period immediately preceding such payment, (iv) at the time of, and after giving effect to, each payment of the purchase price (whether or not at the closing of such transaction), no Default or Event of Default exists arising out of any of Sections 11.1(a), 11.1(c) (with respect to a failure to perform any covenant contained in Section 10.1.2 or 10.3), 11.1(j) or 11.1(k); (vPayment Conditions are satisfied, (ii) if an acquisition of Equity Interests, the provisions of Section 10.1.9 are complied with, and (viiii) if an acquisition of assets, Obligors take all such actions as Agent shall deem necessary to perfect or maintain the perfection or priority of the Lien of the Agent (for the benefit of Secured Parties) upon such assets (other than Excluded Assets); (g) the completion by Parent or any of the Obligors (or a Subsidiary of an Obligor that becomes an Obligor in accordance with Section 10.1.9) of the Headquarters Repurchase, within the period required under Section 10.1.9; (g) Investments in a Captive Insurance Subsidiary not to exceed the minimum amount of capitalization required pursuant to regulatory capital requirements; provided, that the aggregate purchase price, excluding closing costs and related expenses, is not greater than $37,000,000; and, if the amount of any such Investment (together with any loans or advances permitted under Section 10.2.6) exceeds $5,000,000, Borrowers have provided Agent a reasonably detailed description of the increased capital requirements pursuant to which such Investment is made; (h) Investments by Heritagea Captive Insurance Inc.Subsidiary in (i) Cash Equivalents and (ii) fixed income securities (“IG Fixed Income Securities”) of issuers rated Baa3 or higher by S&P and BBB− or higher by Moody’s; provided that at no time shall the aggregate amount of such IG Fixed Income Securities exceed $1,000,000 for all Captive Insurance Subsidiaries; (i) Permitted Acquisitions; (j) Investments in negotiable instruments deposited or to be deposited for collection in the Ordinary Course of Business; (k) Investments received in connection with the settlement of amounts due to any Obligor or Subsidiary in the Ordinary Course of Business, including in connection with the foreclosure of, or pursuant to any plan or reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of, any Account Debtor; (l) to the extent constituting an Investment, any Permitted Contingent Obligation; (m) deposits of cash made in the Ordinary Course of Business to secure performance of operating leases; (n) the creation and holding of Accounts owing to any Obligor or any Subsidiary in the Ordinary Course of Business and payable or dischargeable by or on behalf of the Account Debtor in accordance with customary terms; and (o) other Investments (other than Acquisitions or Investments of the type described in the preceding clauses of this definition) so long as the Payment Conditions are satisfied; provided, however, that with respect any Investment under clause (c) or (e) above, no Default or Event of Default exists immediately prior to or would result directly or indirectly from such Investment.

Restrictive Agreement: an agreement (other than a Loan Document) that conditions or restricts the right of any Borrower, Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

Revaluation Date: with respect to any item of Eligible Revenue Equipment or any parcel of Eligible Real Estate, the date requested by Borrower Agent or Agent for revaluation of such item of Eligible Revenue Equipment or parcel of Eligible Real Estate, provided that (a) not less than 60 days prior to such date (or such shorter period to which Agent shall consent), Borrower Agent shall have requested in writing that Agent conduct such revaluation at Borrowers’ expense, and (b) no less than 5 Business Days prior to such Date, Agent shall have received a reasonably satisfactory appraisal of such Eligible Revenue Equipment or Eligible Real Estate prepared by an appraisal firm engaged by Agent.

Revenue Equipment: all Equipment that would typically be subject to a certificate of title and that is (a) owned by a Borrower, and (b) is (i) used in the conduct of a Borroweran Obligor’s business as a means of producing revenue or (ii) held for sale by an Obligor.

Revolver Commitment: for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1, or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party. “Revolver Commitments” means the aggregate amount of such commitments of all Lenders.

Revolver Increase Effective Date: as defined in Section 2.3.4.

Revolver Loan: a loan made pursuant to Section 2.1, and any Swingline Loan, and any Overadvance Loan or Protective Advance.

Revolver Note: a promissory note to be executed by Borrowers in favor of a Lender, upon such Lender’s request, in the form of Exhibit A, which shall be in the amount of such Lender’s Revolver Commitment and shall evidence the Revolver Loans made by such Lender.

Revolver Termination Date: September October 23, 20212025.

Revolving     Credit     Facility:     as     of     the     ClosingEighteenth     Amendment     Date,

$85,000,000110,000,000, and at any time thereafter, the aggregate amount of Lenders’ Revolver Commitments at such time, after giving effect to any decrease in Revolver Commitments in accordance with Section 2.1.4, any increase in the aggregate Revolver Commitments pursuant to Section 2.3 or any termination of Revolver Commitments in accordance herewith on the Commitment Termination Date.

Royalties: all royalties, fees, expense reimbursement and other amounts payable by a Borrower under a License.

Sale Leaseback: any arrangement or arrangements with any Person providing for the leasing by any Borrower, Parent or Subsidiary of either real or personal Property, whether now owned or hereafter acquired in a single transaction or series of related transactions, which has been or is to be sold or transferred by any Borrower, Parent or any of their Subsidiaries to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or rental obligations of any Borrower, Parent or any of their Subsidiaries.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

Sanction: any sanction administered or enforced by the U.S. government (including OFAC), United Nations Security Council, European Union, U.K. government or other sanctions authority.

Scheduled Unavailability Date: as defined in Section 1.6.

Secured Parties: Agent, Issuing Bank, Lenders, providers of Bank Products (including, without limitation, Affiliates of Lenders with respect to Bank Products).

Securities Account: as defined in Section 1.3.

Securities Account Control Agreements: the securities account control agreements, in form and substance reasonably acceptable to Agent, to be executed by each institution maintaining a Securities Account for an Obligor, in favor of Agent, for the benefit of Secured Parties, as security for the Obligations.

Security Documents: the Guaranty, Mortgages, Pledge Agreement, Copyright Security Agreements, Patent Security Agreements, Trademark Security Agreements, Deposit Account Control Agreements, Securities Account Control Agreements, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Senior Officer: the chairman of the board, president, chief executive officer or chief financial officer, treasurer or controller of a Borrower or, if the context requires, an Obligor.

Settlement Report: a report delivered by Agent to Lenders summarizing the Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.

Seventeenth Amendment Date: September 23, 2020.

SOFR: with respect to any Business Day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body.

Solvent: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

Sonoco Receivables Purchase Program: means the sale of Accounts owing to a Borrower (other than a Landair Borrower) from Sonoco Products Company pursuant to one or more agreements between such Borrower and JPMorgan Chase Bank, N.A.

Specified Obligor:     an Obligor that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 5.10).

Subsidiary: any entity at least 50% of whose voting securities or Equity Interests is owned by a Borrower, any combination of Borrowers or Parent (as the context requires) (including indirect ownership by a Borrower or Parent through other entities in which Borrowers or Parent directly or indirectly owns 50% of the voting securities or Equity Interests) and any other entity whose financial results are included in the consolidated financial statements of Borrowers or Parent.

Supporting Obligation: as defined in Section 1.3.

Swap: as defined in Section 1a(47) of the Commodity Exchange Act.

Swap Obligations: obligations under an agreement relating to a Swap.

Swingline Loan: any Borrowing of Base Rate Revolver Loans funded with Agent’s funds, until such Borrowing is settled among Lenders pursuant to Section 4.1.3.

Synthetic Lease Obligations: generally all monetary obligations of a lessee under any tax retention or other synthetic leases which is treated as an operating lease under GAAP but the liabilities of which are or would be characterized as indebtedness of such Person for tax purposes or upon the insolvency of such Person. The amount of Synthetic Lease Obligations in respect of any synthetic lease at any date of determination thereof shall be equal to the aggregate purchase price of any property subject to such lease minus the aggregate amount of payments of rent theretofore made which reduce the lessee’s obligations under such synthetic lease and which are not the financial equivalent of interest.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges that are in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

TBK Bank: TBK Bank, SSB.

TEL Transaction: as defined in the definition of Restricted Investment.

Term SOFR: the forward-looking term rate for any period that is approximately (as determined by Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by Agent from time to time in its discretion.

Trademarks: all United States, state and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade dress, service marks, certification marks, collective marks, logos, all indicators of the source of goods or services, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to the registrations and applications referred to in Schedule 9.1.12 (as such schedule may be amended or supplemented from time to time), but excluding in all cases all intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office, all extensions or renewals of any of the foregoing, all of the goodwill of the business connected with the use of and symbolized by the foregoing, the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

Trademark Security Agreement: each trademark security agreement pursuant to which an Obligor grants to Agent, for the benefit of Secured Parties, a Lien on such Obligor’s interests in Trademarks, as security for the Obligations.

Trade Secrets: all trade secrets and all other confidential or proprietary information and know-how including drawings, formulae, schematics, designs, plans, processes, supplier lists, business plans, business methods and prototypes now or hereafter owned or used in the business of an entity throughout the world (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, the right to sue for past, present and future infringement of any Trade Secret, and all proceeds of the foregoing, including license royalties, income, payments, claims, damages, and proceeds of suit.

Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

~~Transplace: Transplace, Inc., an Affiliate of Parent.~~

Trigger Period: the period (a) commencing on the day that an Event of Default occurs or Availability is less than the greater of 1510% of the Revolver Commitment or $14,250,00011,000,000 at any time, and (b) continuing until no Event of Default has existed and Availability has been greater than the greater of 1510% of the Revolver Commitment or $14,250,00011,000,000 for at least 60 consecutive days.

Triumph Account Management Agreement: that certain Account Management Agreement, Amendment to Purchase Agreement and Mutual Release entered into among CTS, Parent and the Triumph Entities, and approved byin connection with the case that, as of the Seventeenth Amendment Date, was pending before the United States District Court for the Northern District of Texas, Dallas Division, in Case No. Case No. 3:20-cv-2590, as in existence on the date the Agreed Order of Dismissal is entered by such court or as at any time amended, restated, supplemented, or otherwise modified with the prior written consent of Agent and Required Lenders; provided, that no such consent shall be required for amendments that (a) do not (i) increase the maximum principal amount of the Triumph Note, (ii) increase the amount or nature of collateral required to be pledged, or (iii) increase the maximum amount of losses for which CTS and Parent are liable, and (b) are not otherwise materially adverse to the Obligors, the Agent, or the Lenders.

Triumph Agreements: collectively, the Triumph Note, the Triumph Purchase Agreement, and the Triumph Security Agreement.

Triumph Collateral Account: one or more deposit accounts pledged by an Obligor in favor of TBK Bank pursuant to the Triumph Security Agreement into which no deposits are made other than deposits consisting exclusively of proceeds of Triumph Revenue Equipment.

Triumph Entities: collectively, Advance Business Capital LLC, a Delaware limited liability company, and Triumph Bancorp, Inc., a Texas corporation.

Triumph Liabilities: collectively, (a) Debt arising under the Triumph Note, less any repayments in respect thereof made on or after the Seventeenth Amendment Date, and (b) the liabilities and obligations (whether or not constituting Debt) owing by CTS and Parent to the Triumph Entities under the Triumph Purchase Agreement in respect of the indemnification of the Triumph Entities of losses arising with amounts owing to one or more of the Triumph Entities by the Over-Formula Advance Factoring Clients (as defined in the Triumph Account Management Agreement), in an aggregate amount under clauses (a) and (b) not to exceed $45,000,000 plus any interest, fees and expenses owing under the Triumph Note.

Triumph Note: that certain Draw Note dated on or about the Seventeenth Amendment Date, made by CTS and Parent to the order of TBK Bank, in the original principal amount of $45,000,000, as in existence on such date or as at any time amended, restated, supplemented or otherwise modified with the prior written consent of Agent and Required Lenders.

Triumph Purchase Agreement: that certain Accounts Receivable Purchase Agreement dated as of July 8, 2020, among CTS and the Triumph Entities, as amended by the Triumph Account Management Agreement.

Triumph Revenue Equipment: any Revenue Equipment pledged by CTS, Parent or CTGL, LA Leasing, or one or more other Obligors under the Triumph Security Agreement, together with any proceeds thereof, and attachments, accessories, substitutions, replacements, replacement parts, and additions thereto, to secure the Triumph Liabilities, (a) on the Seventeenth Amendment Date pursuant to the Triumph Security Agreement as in effect on such date, or (b) after the Seventeenth Amendment Date; provided that, no Revenue Equipment shall constitute Triumph Revenue Equipment if pledged (or sought to be pledged) after the Seventeenth Amendment Date, unless (i) Agent’s Lien has not been noted on the certificate of title for such Revenue Equipment, (ii) such Revenue Equipment has not been included as Eligible Revenue Equipment on any Borrowing Base Certificate or, if at any time included, the removal of such Revenue Equipment from the Borrowing Base would not result in an Overadvance, (iii) the value of such Revenue Equipment, when aggregated with all other collateral pledged to secure the Triumph Liabilities, does not exceed 120% of the amount necessary to comply with the LTV Ratio required under (and as defined in) the Rider to Security Agreement, and (iv) if a Trigger Period exists at the time of such pledge, Required Lenders have authorized in writing the release of Agent’s Lien on such Revenue Equipment.

Triumph Security Agreement: collectively, (a) that certain Security Agreement and that certain Rider to Security Agreement, each dated on or about the Seventeenth Amendment Date, among CTS, Parent, CTGL, LA Leasing, and TBK Bank, as in existence on such date, and (b) each supplement to the foregoing agreements for the purpose of adding or releasing Revenue Equipment as collateral thereunder or to add one or more other Obligors as pledgers thereunder, so long as, with respect to any such additional collateral, such Revenue Equipment is Triumph Revenue Equipment.

Twelve-Month Period: a period of twelve full consecutive months of Parent and its Subsidiaries, taken together as one accounting period; provided, however, prior to October 1, 2009, “Twelve-Month Period” shall mean an increasing period from October 1, 2008 through the month most recently ended prior to the date of the applicable calculation referring to such period.

Type: any type of a Loan (i.e., Base Rate Loan or LIBOR Loan) that has the same interest option and, in the case of LIBOR Loans, the same Interest Period.

UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the validity, enforceability, perfection, priority or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

Unfunded Pension Liability: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 ofpursuant to the Code, ERISA or the Pension Protection Act of 2006 for the applicable plan year.

Upstream Payment: a Distribution by a Subsidiary of a Borrower to such Borrower or by a Subsidiary of Parent to Parent.

Unused Line Fee: Commencing effective July 1, 2015, a fee equal to the product of (a) 0.250% per annum, times (b) the average daily amount by which the Revolver Commitments exceed the outstanding principal amount of all Revolver Loans and aggregate undrawn amount of all outstanding Letters of Credit during any month (or such shorter period if calculated on the Commitment Termination Date).

U.S. Person: “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate: as defined in Section 5.9.2(b)(iii).

Value: (a) for Equipment or Real Estate, its fair market value based upon the most recent appraisals performed by an appraiser acceptable to Agent and JPMorgan Chase Bank, N.A., and on terms satisfactory to Agent and JPMorgan Chase Bank, N.A., and (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.

~~VIL: Volunteer Insurance Limited, a Cayman Islands corporation~~

Write-Down and Conversion Powers: the write-down and conversion powers of the applicable EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which powers are described in the EU Bail-In Legislation Schedule.

1.2	Accounting Terms. Under the Loan Documents (except as otherwise specified herein),

all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrowers delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any changes required or permitted by GAAP if Borrowers’ certified public accountants concur in such change, the change is disclosed to Agent, and Section 10.3 is amended in a manner satisfactory to Required Lenders to take into account the effects of the change.

1.3     Uniform Commercial Code.     As used herein, the following terms are defined in

accordance with the UCC in effect in the State of New York from time to time: “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Inventory”, “Investment Property,” “Letter-of-Credit Right”, “Securities Account,” and “Supporting Obligation.”

1.4	Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day means New York time of day; or (g) discretion of Agent, Issuing Bank or any Lender mean the sole and absolute discretion of such Person. All calculations of Value, fundings of Loans, issuances of Letters of Credit and payments of Obligations shall be in Dollars and, unless the context otherwise requires, all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP). Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Whenever the phrase “to the best of Borrowers’ knowledge” or words of similar import are used in any Loan Documents, it means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter to which such phrase relates. With respect to any calculation of Availability “after giving effect” to an Acquisition, the calculation of consideration paid in connection with such Acquisition shall include all earn-out obligations, if any, in connection therewith (excluding obligations payable solely in the capital stock of Parent), calculated at the maximum potential amount thereof. With respect to any calculation of the Fixed Charge Coverage Ratio on a pro-forma basis in anticipation of any proposed payment, event or other transaction, such payment, event or other transaction shall be deemed to have occurred as of the last day of the most recent Measurement Period for which Obligors have delivered financial statements hereunder.

1.5     Amendment and Restatement; Assignment and Allocations.     This Agreement

constitutes an amendment and restatement of the Existing Credit Agreement as described in Section 14.17 hereof. In order to facilitate such amendment and restatement of the Existing Credit Agreement and otherwise to effectuate the desires of the Borrowers, the Agent, the Lenders, and the other parties hereto agree that (a) pursuant to an assignment and assumption agreement among the “Lenders” under the Existing LendersCredit Agreement immediately prior to the effectiveness of this Agreement and the Lenders, each of the “Commitments” (as defined in the Existing Credit Agreement) to make “Revolving Loans” and “Swing Line Loans” (as such terms are defined in the Existing Credit Agreement) have been assigned to the Lenders hereunder, and (b) simultaneously with the Closing Date (i) the aggregate Commitments shall be increased to the amount shown and allocated as set forth in Schedule 2.01 to this Agreement as in effect on the Closing Date, and (ii) each of the Existing Letters of Credit shall constitute a Letter of Credit hereunder.

SECTION 2.     CREDIT FACILITIES

2.1	Revolver Commitment.

2.1.1	Revolver Loans. Each Lender agrees, severally on a Pro Rata basis up to its

Revolver Commitment, on the terms set forth herein, to make Revolver Loans to Borrowers from time to time through the Commitment Termination Date. The Revolver Loans may be repaid and reborrowed as provided herein. In no event shall Lenders have any obligation to honor a request for a Revolver Loan if the unpaid balance of Revolver Loans outstanding at such time (including the requested Loan) would exceed the Borrowing Base.

2.1.2	Revolver Notes. The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender. At the request of any Lender, Borrowers shall deliver a Revolver Note to such Lender.

2.1.3	Use of Proceeds. The proceeds of Revolver Loans shall be used by Borrowers solely (a) to satisfy existing Debt; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; and (d) for working capital and general corporate and any other lawful corporate purposes of Borrowers. Borrowers shall not, directly or indirectly, use any Letter of Credit or Loan proceeds, nor use, lend, contribute or otherwise make available any Letter of Credit or Loan proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of issuance of the Letter of Credit or funding of the Loan, is the target of any Sanction; (ii) in any manner that would result in a violation of a Sanction by any Person (including any Secured Party or other individual or entity participating in any transaction); or (iii) for any purpose that would breach the U.S. Foreign Corrupt Practices Act of 1977, or similar law in any jurisdiction.

2.1.4	Voluntary Reduction or Termination of Revolver Commitments.

(a)	The Revolver Commitments shall terminate on the Revolver Termination Date,

unless sooner terminated in accordance with this Agreement. On the termination date, Borrowers shall make Full Payment of all Obligations.

(b)	Borrowers may permanently reduce the Revolver Commitments, on a Pro Rata basis for each Lender, upon at least 90 days prior written notice to Agent, which notice shall specify the amount of the reduction and shall be irrevocable once given. Each reduction shall be in a minimum amount of $5,000,000, or an increment of $1,000,000 in excess thereof.

2.1.5	Overadvances. In the event and on such occasion that the aggregate outstanding

Revolver Loans exceed the Borrowing Base (“Overadvance”) or the aggregate Revolver Commitments at any time, the Borrowers shall prepay the Revolver Loans and/or Swingline Loans in an aggregate amount equal to such excess, but all such Revolver Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents. Unless its authority has been revoked in writing by Required Lenders, Agent may require Lenders to honor requests for Overadvance Loans and to forbear from requiring Borrowers to cure an Overadvance, (a) when no other Event of Default is known to Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), and (ii) the Overadvance is not known by Agent to exceed the greater of (A) $10,000,000, or

(A)     10% of the Borrowing Base; and (b) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance (i) is not increased by more than $3,000,000, and (ii) does not continue for more than 30 consecutive days. In no event shall Overadvance Loans be required that would cause the outstanding Revolver Loans and LC Obligations to exceed the aggregate Revolver Commitments, or would cause the aggregate of all Overadvances and Protective Advances to exceed $10,000,000. Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby. In no event shall any Borrower or other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

2.1.6	Protective Advances. Agent shall be authorized, in its discretion at any time that any conditions in Section 6 are not satisfied, to make Base Rate Revolver Loans (“Protective Advances”) (a) up to an aggregate amount of $10,000,000 outstanding at any time, if Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectibility or repayment of Obligations; or (b) to pay any other amounts chargeable to Obligors under any Loan Documents, including costs, fees and expenses; provided, however, that in no event shall any Protective Advance be made that would cause the outstanding Revolver Loans and LC Obligations to exceed the aggregate Revolver Commitments, after giving effect to such Protective Advance; and, provided further, that in no event shall any Protective Advance be made that shall cause the aggregate of all Protective Advances and Overadvances to exceed $10,000,000, after giving effect to such Protective Advance. Each Lender shall participate in each Protective Advance on a Pro Rata basis. Required Lenders may at any time revoke Agent’s authority to make further Protective Advances by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.

2.2	Letter of Credit Facility.

2.2.1	Issuance of Letters of Credit. Issuing Bank agrees to issue Letters of Credit from time to time until 30 days prior to the Revolver Termination Date (or until the Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a)	Each Borrower acknowledges that Issuing Bank’s willingness to issue any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; and (ii) each LC Condition is satisfied, and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and Issuing Bank to eliminate any Fronting Exposure associated with such Lender. If Issuing Bank receives written notice from a Lender at least five Business Days before issuance of a Letter of Credit that any LC Condition has not been satisfied, Issuing Bank shall have no obligation to issue the requested Letter of Credit (or any other) until such notice is withdrawn in writing by that Lender or until Required Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b)	Letters of Credit may be requested by a Borrower only (i) to support obligations of such Borrower incurred in the Ordinary Course of Business; or (ii) for other purposes as Agent and Lenders may approve from time to time in writing. The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of Issuing Bank.

(c)	Borrowers assume all risks of the acts, omissions or misuses of any Letter of

Credit by the beneficiary. In connection with issuance of any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority. The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative. Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Letter of Credit.

(d)	In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

(e)	All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(f)	Borrowers may, upon one Business Day prior written notice to Agent and the

Issuing Bank, reallocate the standby Letter of Credit sublimit and commercial Letter of Credit sublimit of the Letter of Credit Subline, provided that (i) no Default or Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to any such reallocation, (A) total LC Obligations do not exceed the Letter of Credit Subline, (B) total LC Obligations with respect to standby Letters of Credit do not exceed the adjusted standby Letter of Credit sublimit of the Letter of Credit Subline, (C) total LC Obligations with respect to commercial Letters of Credit do not exceed the adjusted commercial Letter of Credit sublimit of the Letter of Credit Subline and (iii) in no event shall the aggregate sublimits under the Letter of Credit Subline exceed $95,000,000105,000,000.

2.2.2	Reimbursement; Participations.

(a)	If Issuing Bank honors any request for payment under a Letter of Credit,

Borrowers shall pay to Issuing Bank, on the same day (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Revolver Loans from the Reimbursement Date until payment by Borrowers. The obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing, Borrowers shall be deemed to have requested a Borrowing of Base Rate Revolver Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b)	Upon issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all LC Obligations relating to the Letter of Credit. If Issuing Bank makes any payment under a Letter of Credit and Borrowers do not reimburse such payment on the Reimbursement Date, Agent shall promptly notify Lenders and each Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of Issuing Bank, such Lender’s Pro Rata share of such payment. Upon request by a Lender, Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.

(c)	The obligation of each Lender to make payments to Agent for the account of

Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Obligor may have with respect to any Obligations. Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents. Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Obligor. Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.

(d)	No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct. Issuing Bank shall not have any liability to any Lender if Issuing Bank refrains from any action under any Letter of Credit or LC Documents until it receives written instructions from Required Lenders.

2.2.3	Cash Collateral. If anyAt Issuing Bank’s or Agent’s request, Borrowers shall

Cash Collateralize (a) the Fronting Exposure of any Defaulting Lender, (b) the stated amount of all outstanding Letters of Credit and pay to Issuing Bank the amount of all other LC Obligations, whether or not then due or payable, shall forat any reason be outstanding at any time (ai) that an Event of Default exists, (bii) that Availability is less than zero, (ciii) on or after the Commitment Termination Date, or (div) within 20 Business Days prior to the Revolver Termination Date, then Borrowers shall, at Issuing Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding Letters of Credit and pay to Issuing Bank the amount of all other LC Obligations. If Borrowers fail to provide Cash Collateral as required herein, Lenders may (and shall upon direction of Agent) advance, as Revolver Loans, the amount of the Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied).

2.2.4	Resignation of Issuing Bank. Any Person identified as Issuing Bank may resign at any time upon notice to Agent and Borrowers, and any resignation of Agent hereunder shall automatically constitute its concurrent resignation as Issuing Bank. From the effective date of its resignation, such Issuing Bank shall have no obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall otherwise have all rights and obligations of an Issuing Bank hereunder relating to any Letter of Credit issued by it prior to such date. A replacement Issuing Bank may be appointed by written agreement among Agent, Borrower Agent and the new Issuing Bank.

2.3	Increase in Revolving Credit Facility.

2.3.1     Request for Increase.     Provided Borrowers have not voluntarily reduced the

Revolver Commitments under the Revolving Credit Facility pursuant to Section 2.1.4(b) prior to the date of such request, then so long as there exists no Default and upon notice to Agent (which shall promptly notify Lenders), Borrower Agent may from time to time, request an increase in the Revolving Credit Facility by an amount (for all such requests) not exceeding $50,000,000; provided that any such request for an increase shall be in a minimum amount of $10,000,000. At the time of sending such notice, Borrower Agent (in consultation with Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to Lenders).

2.3.2	Lender Elections to Increase. Each Lender shall have the right, but shall be under no obligation, to participate in any requested increase in the Revolving Credit Facility under this

Section 2.3. Each Lender shall notify Agent within the time period specified in accordance with Section

2.3.1 whether or not it agrees to increase its Revolver Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Revolver Commitment.

2.3.3	Notification by Agent; Additional Lenders. Agent shall notify Borrower Agent and each Lender of Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, and subject to the approval of Agent and Issuing Bank (which approvals shall not be unreasonably withheld), Borrowers may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to Agent and its counsel.

2.3.4	Effective Date and Allocations. If the Revolving Credit Facility is increased in accordance with this Section, Agent and Borrower Agent shall determine the effective date (the “Revolver Increase Effective Date”) and the final allocation of such increase; provided that flood insurance diligence and documentation have been completed as required by all Flood Laws or otherwise in a manner satisfactory to all Lenders. Agent shall promptly notify Borrowers and Lenders of the final allocation of such increase and the Revolver Increase Effective Date. Upon the satisfaction of the conditions precedent set forth in Section 2.3.5 on the proposed Revolver Increase Effective Date and, with respect to any new Lenders participating in the proposed increase, delivery to Agent of a joinder agreement in form and substance satisfactory to Agent and its counsel and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the Revolving Credit Facility shall be so increased and the applicable Lenders, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new Notes, as applicable.

2.3.5     Conditions to Effectiveness of Increase.     As a condition precedent to such

increase, Borrower Agent shall deliver to Agent a certificate of each Obligor dated as of the Revolver Increase Effective Date signed by a Senior Officer of such Obligor (a) certifying and attaching the resolutions adopted by such Obligor approving or consenting to such increase, and (b) in the case of a Borrower, certifying that, before and after giving effect to such increase, (i) the representations and warranties contained in Section 9 and the other Loan Documents are true and correct in all material respects on and as of the Revolver Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.3.5, the representations and warranties contained in Section 9.1.8 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a), (b) and (c), respectively, of Section 10.1.2, and (ii) no Default or Event of Default exists. Borrowers shall prepay any Revolver Loans outstanding on the Revolver Increase Effective Date (and pay any additional amounts required pursuant to Section 3.9) to the extent necessary to keep the outstanding Revolver Loans ratable with any revised change in the Pro Rata interests of Lenders arising from any nonratable increase in the Revolver Commitments under this Section.

2.3.6	Conflicting Provisions. This Section shall supersede any provisions in Section

12.5 or 14.1 to the contrary.

SECTION 3.     INTEREST, FEES AND CHARGES

3.1	Interest.

3.1.1     Rates and Payment of Interest.

(a)	The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Revolver Loans. Interest shall accrue from the date the Loan is advanced or the Obligation is incurred or payable, until paid by Borrowers. If a Loan is repaid on the same day made, one day’s interest shall accrue.

(b)	During an Insolvency Proceeding with respect to any Borrower, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment). Each Borrower acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for this.

(c)	Interest accrued on the Loans shall be due and payable in arrears, (i) on the first day of each month and, for any LIBOR Loan, the last day of its Interest Period; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Commitment Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2	Application of LIBOR to Outstanding Loans.

(a)     Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Base Rate Loans to, or to continue any LIBOR Loan at the end of its Interest Period as, a LIBOR Loan. During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a LIBOR Loan. In addition, until Agent notifies Borrowers that syndication of the credit facility hereunder is complete, no Loan may be made as or converted into a LIBOR Loan.

(b)	Whenever Borrowers desire to convert or continue Loans as LIBOR Loans,

Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least three Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 30 days if not specified). If, upon the expiration of any Interest Period in respect of any LIBOR Loans, Borrowers shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Loans into Base Rate Loans. Agent does not warrant or accept responsibility for, nor shall it have any liability with respect to, administration or submission or any other matter related to any rate used in determining LIBOR or with respect to any alternate or replacement for or successor to any such rate, any LIBOR Successor Rate Changes, or the effect of any of the foregoing.

3.1.3	Interest Periods. In connection with the making, conversion or continuation of any LIBOR Loans, Borrowers shall select an interest period (“Interest Period”) to apply, which interest period shall be 30, 60, 90 or 180 days; provided, however, that:

(a)	the Interest Period shall commence on the date the Loan is made or continued as,

or converted into, a LIBOR Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

(b)	if any Interest Period commences on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(c)	no Interest Period shall extend beyond the Revolver Termination Date.

3.1.4	Interest Rate Not Ascertainable. If Agent shall determine that on any date for determining LIBOR, due to any circumstance affecting the London interbank market, adequate and fair means do not exist for ascertaining such rate on the basis provided herein, then Agent shall immediately notify Borrowers of such determination. Until Agent notifies Borrowers that such circumstance no longer exists, the obligation of Lenders to make LIBOR Loans shall be suspended, and no further Loans may be converted into or continued as LIBOR Loans.

3.2	Fees.

3.2.1	Unused Line Fee. Borrowers shall pay to Agent, for the Pro Rata benefit of

Lenders the Unused Line Fee, monthly in arrears, on the first day of each month and on the Commitment Termination Date.

3.2.2	LC Facility Fees. Borrowers shall pay (a) to Agent, for the Pro Rata benefit of

Lenders, a fee equal to the Applicable Margin in effect for LIBOR Revolver Loans times the average daily stated amount of Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Agent, for its own account, a fronting fee equal to 0.125% per annum on the stated amount of each Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month; and (c) to Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred. During any period when the Default Rate is applicable pursuant to Section 3.1.1(b), the fee payable under clause (a) shall be increased by 2% per annum.

3.2.3	Agent Fees. In consideration of Agent’s syndication of the Commitments and service as Agent hereunder, Borrowers shall pay to Agent, for its own account, the fees described in the Fee Letter.

3.2.4	Other Fees. Borrowers shall pay to Agent the fees described in the Fee Letter.

3.3	Computation of Interest, Fees, Yield Protection. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days. Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.8, submitted to Borrower Agent by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within ten (10) days following receipt of the certificate.

3.4	Reimbursement Obligations. Borrowers shall reimburse Agent for all Extraordinary

Expenses. Borrowers shall also reimburse Agent for all reasonable legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party. All legal, accounting and consulting fees shall be charged to Borrowers by Agent’s professionals at their full hourly rates, regardless of any reduced or alternative fee billing arrangements that Agent, any Lender or any of their Affiliates may have with such professionals with respect to this or any other transaction. If, for any reason (including inaccurate reporting on financial statements or a Compliance Certificate), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall immediately pay to Agent, for the Pro Rata benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Borrowers under this Section shall be due on demand.

3.5	Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Agent, any obligation of such Lender to make or continue LIBOR Loans or to convert Base Rate Loans to LIBOR Loans shall be suspended for such Lender until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Borrowers shall prepay or, if applicable, convert all LIBOR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.6	Inability to Determine Rates. If Required Lenders

3.6.1	Agent will promptly so notify Borrower Agent and each Lender if, for any reason in connection with a request for a Borrowing of, or conversion to or continuation of, a LIBOR Loan that,

(a) Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (bor (ii) adequate and reasonable means do not exist for determining LIBOR for the Loan or requested Interest Period, or (c) (including with respect to calculation of the Base Rate), or (b) Agent or Required Lenders determine for any reason that LIBOR for the requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding or maintaining such Loan, then Agent will promptly so notify Borrower Agent and each Lender. Thereafter, the obligation of Lenders to make or maintain LIBOR Loans shall be suspended until Agent (upon instruction by Required Lenders) revokes such notice. Upon receipt of such notice, Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of a LIBOR Loan or, failing that, will be deemed to have submitted a request for a Base Rate Loan, and Agent may (or shall upon request by Required Lenders) immediately convert any affected LIBOR Loan to a Base Rate Loan.

3.6.2	Notwithstanding anything to the contrary in this Agreement or any other Loan

Document, if Agent determines (which determination shall be conclusive absent manifest error), or Borrower Agent or Required Lenders notify Agent (with, in the case of Required Lenders, a copy to Borrower Agent) that Borrowers or Required Lenders (as applicable) have determined, that:

(a)	adequate and reasonable means do not exist for ascertaining LIBOR for any

Interest Period hereunder or any other tenors of LIBOR, including because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary;

(b)	the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over Agent or such administrator has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to Agent that will continue to provide LIBOR after such specific date (such specific date, “Scheduled Unavailability Date”);

(c)	the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of LIBOR are no longer representative; or

(d)	syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;

then, in the case of clauses (a) through (c) above, on a date and time determined by Agent (any such date, “LIBOR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and shall occur reasonably promptly upon the occurrence of any of the events or circumstances under clauses (a), (b) or (c) above and, solely with respect to clause (b) above, no later than the Scheduled Unavailability Date, LIBOR will be replaced hereunder and under the other Loan Documents with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “LIBOR Successor Rate”; and any such rate before giving effect to the Related Adjustment, the “Pre-Adjustment Successor Rate”):

(x)     Term SOFR plus the Related Adjustment; and (y)     SOFR plus the Related Adjustment;

and in the case of clause (d) above, Agent and Borrower Agent may amend this Agreement solely for the purpose of replacing LIBOR under this Agreement and the other Loan Documents in accordance with the definition of “LIBOR Successor Rate” and such amendment will become effective at 5:00 p.m. on the fifth Business Day after Agent shall have notified Lenders and Borrower Agent of the occurrence of the circumstances described in clause (d) above unless, prior to such time, Required Lenders have delivered to Agent written notice that such Required Lenders object to the implementation of a LIBOR Successor Rate pursuant to such clause; provided, that if Agent determines that Term SOFR has become available, is administratively feasible for Agent and would have been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified, and notifies Borrower Agent and Lenders of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than 30 days after the date of such notice, the Pre-Adjustment Successor Rate shall be Term SOFR and the LIBOR Successor Rate shall be Term SOFR plus the relevant Related Adjustment.

Agent will promptly (in one or more notices) notify Borrower Agent and Lenders of (x) any occurrence of any of the events, periods or circumstances under clauses (a) through (c) above, (y) a LIBOR Replacement Date, and (z) the LIBOR Successor Rate. Any LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided, that to the extent such market practice is not administratively feasible for Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by Agent. Notwithstanding anything else herein, if at any time any LIBOR Successor Rate as so determined would otherwise be less than 0.25%, the LIBOR Successor Rate will be deemed to be 0.25% for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a LIBOR Successor Rate, Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided, that with respect to any such amendment effected, Agent shall post each such amendment implementing such LIBOR Successor Rate Conforming Changes to Borrower Agent and Lenders reasonably promptly after such amendment becomes effective.

If events or circumstances of the type described in clauses (a) through (c) above have occurred with respect to the LIBOR Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the definition of “LIBOR Successor Rate.”

3.6.3	Notwithstanding anything to the contrary herein, (a) after any such determination by Agent or receipt by Agent of any such notice described under Section 3.6.2(a) through (c), as applicable, if Agent determines that none of the LIBOR Successor Rates is available on or prior to the LIBOR Replacement Date, (ii) if the events or circumstances described in Section 3.6.2(d) have occurred but none of the LIBOR Successor Rates is available, or (iii) if the events or circumstances of the type described in Section 3.6.2(a) through (c) have occurred with respect to the LIBOR Successor Rate then in effect and Agent determines that none of the LIBOR Successor Rates is available, then in each case, Agent and Borrower Agent may amend this Agreement solely for the purpose of replacing LIBOR or any then current LIBOR Successor Rate in accordance with this Section at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any Related Adjustments and any other mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by Agent from time to time in its discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a LIBOR Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after Agent shall have posted such proposed amendment to Lenders and Borrower Agent unless, prior to such time, Required Lenders have delivered to Agent written notice that such Required Lenders object to such amendment.

3.6.4	If, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, no LIBOR Successor Rate has been determined in accordance with Section 3.6.2 or 3.6.3 and the circumstances under Section 3.6.2(a) or (c) above exist or the Scheduled Unavailability Date has occurred (as applicable), Agent will promptly so notify Borrower Agent and Lenders. Thereafter, (a) the obligation of Lenders to make or maintain LIBOR Loans shall be suspended (to the extent of the affected LIBOR Loans, Interest Periods, interest payment dates or payment periods), and (b) the LIBOR component shall no longer be utilized in determining Base Rate, until the LIBOR Successor Rate has been determined in accordance with Section 3.6.2 or 3.6.3. Upon receipt of such notice, Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans (to the extent of the affected Loans, Interest Periods, interest payment dates or payment periods) or, failing that, will be deemed to have converted such request into a request for Base Rate Loans (subject to the foregoing clause (b)).

3.7	Increased Costs; Capital Adequacy.

3.7.1	Change in Law. If any Change in Law shall:

(a)	impose, modify or deem applicable any reserve, liquidity special deposit,

compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR) or Issuing Bank;

(b)	subject any Lender or Issuing Bank to any Tax with respect to any Loan, Loan

~~Document, Letter of Credit or participation in LC Obligations, or change the basis of taxation of payments to such Lender or Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.8 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or Issuing Bank)Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (iii) Connection Income Taxes) with respect to any Loan, Letter of Credit, Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or~~

(c)	impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense affecting any Loan, Loan Document, Letter of Credit or participation in LC Obligations; and the result thereof shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, Borrowers will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.

3.7.2	Capital Adequacy. If any Lender or Issuing Bank determines that any Change in

Law affecting such Lender or Issuing Bank or any Lending Office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Commitments, Loans, Letters of Credit or participations in LC Obligations, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, Issuing Bank’s and holding company’s policies with respect to capital adequacy and liquidity), then from time to time Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

3.7.3     LIBOR Loan Reserves.     If any Lender is required to maintain reserves with

respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, Borrowers shall pay additional interest to such Lender on each LIBOR Loan equal to the costs of such reserves allocated to the Loan by the Lender (as determined by it in good faith, which determination shall be conclusive). The additional interest shall be due and payable on each interest payment date for the Loan; provided, that if the Lender notifies Borrowers (with a copy to Agent) of the additional interest less than 10 days prior to the interest payment date, then such interest shall be payable 10 days after Borrowers’ receipt of the notice.

~~3.7.4~~	~~3.7.3 Compensation. Failure or delay on the part of any Lender or Issuing Bank~~

to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Issuing Bank for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or Issuing Bank notifies Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.8	Mitigation. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay any Indemnified Taxes or additional amounts with respect to a Lender under Section 5.8, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable in the future, as applicable; and (b) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrowers agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9     Funding Losses.     If for any reason (a) any Borrowing of, or conversion to or continuation of, a LIBOR Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, or (c) Borrowers fail to repay a LIBOR Loan when required hereunder, or (d) a Lender (other than a Defaulting Lender) is required to assign a LIBOR Loan prior to the end of its Interest Period pursuant to Section 12.10), then Borrowers shall pay to Agent its customary administrative charge and to each Lender all losses and expenses that it sustains as a consequence thereof, including loss of anticipated profits and any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds. Lenders shall not be required to purchase Dollar deposits in the London interbank market or any other offshore Dollar market to fund any LIBOR Loan, but the provisions hereof shall be deemed to apply as if each Lender had purchased such deposits to fund its LIBOR Loans.

3.10	Maximum Interest. Notwithstanding anything to the contrary contained in any Loan

Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 4.     LOAN ADMINISTRATION

4.1	Manner of Borrowing and Funding Revolver Loans.

4.1.1     Notice of Borrowing.

(a)	Whenever Borrowers desire funding of a Borrowing of Revolver Loans,

Borrower Agent shall give Agent a Notice of Borrowing. Such notice must be received by Agent no later than 11:00 a.m. (i) on the Business Day of the requested funding date, in the case of Base Rate Loans, and

(i)     at least three Business Days prior to the requested funding date, in the case of LIBOR Loans. Notices received after 11:00 a.m. shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as Base Rate Loans or LIBOR Loans, and (D) in the case of LIBOR Loans, the duration of the applicable Interest Period (which shall be deemed to be one month if not specified).

(b)	Unless payment is otherwise timely made by Borrowers, the becoming due of any Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Bank Product Debt) shall be deemed to be a request for Base Rate Revolver Loans on the due date, in the amount of such Obligations. The proceeds of such Revolver Loans shall be disbursed as direct payment of the relevant Obligation. In addition, Agent may, at its option, charge such Obligations against any operating, investment or other account of a Borrower maintained with Agent or any of its Affiliates.

(c)	If a Borrower establishes a controlled disbursement account with Agent or any

Affiliate of Agent, then the presentation for payment of any check or other item of payment drawn on such account at a time when there are insufficient funds to cover it shall be deemed to be a request for Base Rate Revolver Loans on the date of such presentation, in the amount of the check and items presented for payment. The proceeds of such Revolver Loans may be disbursed directly to the controlled disbursement account or other appropriate account.

4.1.2	Fundings by Lenders. Each Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested hereunder. Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 noon on the proposed funding date for Base Rate Loans or by 3:00 p.m. at least three Business Days before any proposed funding of LIBOR Loans. Each Lender shall fund to Agent such Lender’s Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 2:00 p.m. on the requested funding date, unless Agent’s notice is received after the times provided above, in which event Lender shall fund its Pro Rata share by 11:00 a.m. on the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall disburse the proceeds of the Revolver Loans as directed by Borrower Agent. Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers. If a Lender’s share of any Borrowing is not in fact received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to such Borrowing.

4.1.3	Swingline Loans; Settlement.

(a)	Agent may, but shall not be obligated to, advance Swingline Loans to Borrowers,

up to an aggregate outstanding amount as of any date of determination equal to the greater of (i)

$10,000,000 and (ii) 10% of the aggregate Commitments as of such date, unless the funding is specifically required to be made by all Lenders hereunder. Each Swingline Loan shall constitute a Revolver Loan for all purposes, except that payments thereon shall be made to Agent for its own account. The obligation of Borrowers to repay Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note.

(b)	To facilitate administration of the Revolver Loans, Lenders and Agent agree

(which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that settlement among them with respect to Swingline Loans and other Revolver Loans may take place periodically on a date determined from time to time by Agent, which shall occur at least once each week. On each settlement date, settlement shall be made with each Lender in accordance with the Settlement Report delivered by Agent to Lenders. Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans, regardless of any designation by a Borrower or any provision herein to the contrary. Each Lender’s obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied. If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any Swingline Loan may not be settled among Lenders hereunder, then each Lender shall be deemed to have purchased from Agent a Pro Rata participation in each unpaid Swingline Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent’s request therefor.

4.1.4	Notices. Each Borrower authorizes Agent and Lenders to extend, convert or continue Loans, effect selections of interest rates, and transfer funds to or on behalf of Borrowers based on telephonic or e-mailed instructions. Borrowers shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs in any material respect from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern. Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on a Borrower’s behalf.

4.2	Defaulting Lender. Notwithstanding anything herein to the contrary: If a Lender fails

~~to make any payment to Agent that is required hereunder, Agent may (but shall not be required to), in its discretion, retain payments that would otherwise be made to such defaulting Lender hereunder, apply the payments to such Lender’s defaulted obligations or readvance the funds to Borrowers in accordance with this Agreement. The failure of any Lender to fund a Loan or to make a payment in respect of a LC Obligation shall not relieve any other Lender of its obligations hereunder, and no Lender shall be responsible for default by another Lender. Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that, solely for purposes of determining a defaulting Lender’s right to vote on matters relating to the Loan Documents and to share in payments, fees and Collateral proceeds thereunder, a defaulting Lender shall not be deemed to be a “Lender” until all its defaulted obligations have been cured~~

4.2.1     Reallocation of Pro Rata Share; Amendments.     For purposes of determining

Lenders’ obligations or rights to fund, participate in or receive collections with respect to Loans and Letters of Credit (including existing Swingline Loans, Protective Advances and LC Obligations), Agent may in its discretion reallocate Pro Rata shares by excluding a Defaulting Lender’s Commitments and Loans from the calculation of shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c).

4.2.2	Payments; Fees. Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full. Agent may use such amounts to cover the Defaulting Lender’s defaulted obligations, to Cash Collateralize such Lender’s Fronting Exposure, to readvance the amounts to Borrowers or to repay Obligations. A Lender shall not be entitled to receive any fees accruing hereunder while it is a Defaulting Lender and its unfunded Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1. If any LC Obligations owing to a Defaulting Lender are reallocated to other Lenders, fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such Lenders. Agent shall be paid all fees attributable to LC Obligations that are not reallocated.

4.2.3	Status; Cure. Agent may determine in its discretion that a Lender constitutes a

Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error. Borrowers, Agent and Issuing Bank may agree in writing that a Lender has ceased to be a Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender’s Commitments and Loans, and the other exposures under the Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by the reinstated Lender, including its payment of breakage costs for reallocated LIBOR Loans) in accordance with the readjusted Pro Rata shares. Unless expressly agreed by Borrowers, Agent and Issuing Bank, or as expressly provided herein with respect to Bail-In Actions and related matters, no reallocation of Commitments and Loans to non-Defaulting Lenders or reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document. No Lender shall be responsible for default by another Lender.

4.3     Number and Amount of LIBOR Loans; Determination of Rate.     For ease of

administration, all LIBOR Revolver Loans having the same length and beginning date of their Interest Periods shall be aggregated together, and such Borrowings shall be allocated among Lenders on a Pro Rata basis. No more than eight (8) Borrowings of LIBOR Loans may be outstanding at any time, and each Borrowing of LIBOR Loans when made shall be in a minimum amount of $1,000,000, or an increment of $100,000 in excess thereof. Upon determining LIBOR for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone or electronically and, if requested by Borrowers, shall confirm any telephonic notice in writing.

4.4	Borrower Agent. Each Borrower hereby designates CAM (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender. Borrower Agent hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower. Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Each of Agent, Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

4.5	One Obligation. The Loans, LC Obligations and other Obligations shall constitute one general obligation of Borrowers and (unless otherwise expressly provided in any Loan Document) shall be secured by Agent’s Lien upon all Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations, jointly and severally owed by such Borrower.

4.6	Effect of Termination. On the Commitment Termination Date, all Obligations shall be immediately due and payable, and any Lender may terminate its and its Affiliates’ Bank Products (including, only with the consent of Agent, any Cash Management Services). All undertakings of Obligors contained in the Loan Documents shall survive any termination, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents until Full Payment of the Obligations. Notwithstanding Full Payment of the Obligations, Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Agent receives (a) a written agreement, executed by Borrowers and any Person whose advances are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such damages; or (b) such Cash Collateral as Agent, in its discretion, deems necessary to protect against any such damages. The provisions of Sections 2.2, 3.4, 3.6, 3.7, 3.8, 3.9, 5.4, 5.8, 12, 14.2 and this Section, and the obligation of each Obligor and Lender with respect to each indemnity given by it in any Loan Document, shall survive Full Payment of the Obligations and any release relating to this credit facility.

SECTION 5.     PAYMENTS

5.1	General Payment Provisions. All payments of Obligations shall be made in Dollars,

without offset, counterclaim or defense of any kind, free of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon on the due date. Any payment after such time shall be deemed made on the next Business Day. If any payment under the Loan Documents shall be stated to be due on a day other than a Business Day, the due date shall be extended to the next Business Day and such extension of time shall be included in any computation of interest and fees. Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. Any prepayment of Loans shall be applied first to Base Rate Loans and then to LIBOR Loans; provided, however, that as long as no Event of Default exists, prepayments of LIBOR Loans may, at the option of Borrowers and Agent, be held by Agent as Cash Collateral and applied to such Loans at the end of their Interest Periods.

5.2	Repayment of Revolver Loans. Revolver Loans shall be due and payable in full on the

Revolver Termination Date, unless payment is sooner required hereunder. Revolver Loans may be prepaid from time to time, without penalty or premium. Notwithstanding anything herein to the contrary, if an Overadvance exists, Borrowers shall, on the sooner of Agent’s demand or the first Business Day after any Borrower has knowledge thereof, repay the outstanding Revolver Loans in an amount sufficient to reduce the principal balance of Revolver Loans to the Borrowing Base.

5.3	Payment of Other Obligations. Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

5.4     Marshaling; Payments Set Aside.     None of Agent or Lenders shall be under any

obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrowers is made to Agent, Issuing Bank or any Lender, or Agent, Issuing Bank or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

5.5	Post-Default Allocation of Payments.

5.5.1     Allocation. Notwithstanding anything herein to the contrary, during an Event of

Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a)	first, to all costs and expenses, including Extraordinary Expenses, owing to

Agent (excluding amounts solely and exclusively related to Bank Products);

Advances;

(b)

second, to all other amounts owing to Agent on Swingline Loans and Protective

(c)	third, to all amounts owing to Issuing Bank on LC Obligations;

Products);

(d)

fourth, to all Obligations constituting fees (excluding amounts relating to Bank

Products);

(e)

fifth, to all Obligations constituting interest (excluding amounts relating to Bank

(f)	sixth, to provide Cash Collateral for outstanding Letters of Credit;

(g)	seventh, to all other Obligations, other than Bank Product Debt;

(h)	eighth, to Bank Product Debt; and

(i)	last, to all Obligations constituting leases.

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category. Monies and proceeds obtained from an Obligor shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Obligors to preserve the allocations in each category. For any Bank Product to be included as an “Obligation” for purposes of a distribution under this Section 5.5.1, the applicable Secured Party must have previously provided written notice to Agent of (i) the existence of such Bank Product and (ii) the maximum dollar amount of obligations arising thereunder (the “Bank Product Amount”). The Bank Product Amount may be changed from time to time upon written notice to Agent by Secured Party. No Bank Product Amount may be established or increased at any time that a Default or Event of Default exists, or if a reserve in such amount would cause an Overadvance; provided however that, an increase in the value of the Bank Product Amount of any Hedging Obligation already in existence at such time will still be permitted. Amounts distributed with respect to any Bank Product Debt shall be the lesser of the applicable Bank Product Amount last reported to Agent or the actual Bank Product Debt. Agent shall have no obligation to calculate the amount to be distributed with respect to any Bank Product Debt, but may rely upon written notice of the amount (setting forth a reasonably detailed calculation) from Secured Party. In the absence of such notice, Agent may assume the amount to be distributed is the Bank Product Amount last reported to it. The allocations set forth in this Section are solely to determine the rights and priorities of Agent and Lenders as among themselves, and may be changed by agreement among them without the consent of any Obligor. This Section is not for the benefit of or enforceable by any Borrower.

5.5.2     Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

5.6	Application of Payments. During the Trigger Period, the ledger balance in the main

Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day. If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Default or Event of Default exists. Each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as Agent deems advisable, notwithstanding any entry by Agent in its records.

5.7	Loan Account; Account Stated.

5.7.1	Loan Account. Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Debt of Borrowers resulting from each Loan or issuance of a Letter of Credit from time to time. Any failure of Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Agent may maintain a single Loan Account in the name of Borrower Agent, and each Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability for the Obligations.

5.7.2	Entries Binding. Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein. If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within ninety (90) days after receipt or inspection that specific information is subject to dispute.

5.8	Taxes.

5.8.1	Payments Free of Taxes; Obligation to Withhold; Tax Payment. Any and all

(a)	All payments by any Obligor on account of any Obligations by Obligors shall be made free and clear of and without reductiondeduction or withholding for any Indemnified Taxes or Other Taxes, provided that if an Obligor shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this, except as required by Applicable Law. If Applicable Law (as determined by Agent in its discretion) requires the deduction or withholding of any Tax from any such payment by Agent or an Obligor, then Agent or such Obligor shall be entitled to make such deduction or withholding based on information and documentation provided pursuant to Section) 5.9.

(b)	If Agent, Lender or Issuing Bank, or any Obligor is required by the Code to withhold or deduct Taxes, including backup withholding and withholding taxes, from any payment, then (i) Agent shall pay the full amount that it determines is to be withheld or deducted to the relevant Governmental Authority pursuant to the Code, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the case may be,Recipient receives an amount equal to the sum it would have received had no such deductionswithholding or deduction been made; (b) the.

(c)	If Agent or any Obligor shall make such deductions; and (c) Borrowersis required by any Applicable Law other than the Code to withhold or deduct Taxes from any payment, then (i) Agent or such Obligor, to the extent required by Applicable Law, shall timely pay the full amount to be withheld or deducted to the relevant Governmental Authority in accordance with Applicable Law, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

5.8.2	Payment of Other Taxes. Without limiting the foregoing, Borrowers shall timely pay all Other Taxes to the relevant Governmental AuthoritiesAuthority in accordance with Applicable Law, or at Agent’s option, timely reimburse Agent for payment of, any Other Taxes.

5.8.3	Tax Indemnification.

~~(a)~~	~~5.8.2 Payment. BorrowersEach Borrower shall indemnify, and hold harmless, on~~

a joint and reimburse Agent, Lenders and Issuing Bank, within ten (10) days after demand therefor, for the full amount ofseveral basis, each Recipient against any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxesthose imposed or asserted on or attributable to amounts payable under this Section 5.8) payable or paid by Agent, any Lender or Issuing Bank with respect to any Obligations, Letters of Credit or Loan Documentsa Recipient or required to be withheld or deducted from a payment to a Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Borrower shall indemnify and hold harmless Agent against any amount that a Lender or Issuing Bank fails for any reason to pay indefeasibly to Agent as required pursuant to this Section. Each Borrower shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to Borrower AgentBorrowers by a Lender or Issuing Bank (with a copy to Agent), or by Agent on its own behalf or on behalf of any Recipient, shall be conclusive absent manifest error.

(b)	Each Lender and Issuing Bank shall indemnify and hold harmless, on a several basis, (i) Agent against any Indemnified Taxes attributable to such Lender or Issuing Bank (but only to the extent Borrowers have not already paid or reimbursed Agent therefor and without limiting Borrowers’ obligation to do so), (ii) Agent and Obligors, as applicable, against any Taxes attributable to such Lender’s failure to maintain a Participant register as required hereunder, and (iii) Agent and Obligors, as applicable, against any Excluded Taxes attributable to such Lender or Issuing Bank, in each case, that are payable or paid by Agent or an Obligor in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender and Issuing Bank shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by Agent shall be conclusive absent manifest error.

5.8.4	Evidence of Payments. As soon as practicable after any payment by an Obligor of Indemnifiedany Taxes or Other Taxes by a Borrowerpursuant to this Section, Borrower Agent shall deliver to Agent the original or a certified copy of a receipt issued by the appropriate Governmental Authority evidencing suchthe payment, a copy of any return required by Applicable Law to report the payment or other evidence of payment reasonably satisfactory to Agent.

5.8.5	Treatment of Certain Tax Refunds. Unless required by Applicable Law, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Lender or Issuing Bank, nor have any obligation to pay to any Lender or Issuing Bank, any refund of Taxes withheld or deducted from funds paid for the account of a Lender or Issuing Bank. If a Recipient determines in its discretion that it has received a refund of Taxes that were indemnified by Borrowers or with respect to which a Borrower paid additional amounts pursuant to this Section, it shall pay the amount of such refund to Borrowers (but only to the extent of indemnity payments or additional amounts actually paid by Borrowers with respect to the Taxes giving rise to the refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund). Borrowers shall, upon request by the Recipient, repay to the Recipient such amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) if the Recipient is required to repay such refund to the Governmental Authority. Notwithstanding anything herein to the contrary, no Recipient shall be required to pay any amount to Borrowers if such payment would place it in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall Agent or any Recipient be required to make its tax returns (or any other information relating to its taxes that it deems confidential) available to any Obligor or other Person.

5.9	Lender Tax Information.

~~5.9.1~~	~~5.9 ForeignStatus of Lenders.~~

~~5.9.1     Exemption. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which an Obligor is resident for tax purposes, or any treaty to which such jurisdiction is a party,Tax with respect to payments under any Loan Documentof Obligations shall deliver to Borrowers and Agent and Borrower Agent, at the time or times prescribed by Applicable Law or reasonably requested by Agent or Borrower Agent, such properly completed and executed documentation prescribed by Applicable Lawreasonably requested by Borrowers or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by AgentBorrowers or Borrower Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by AgentBorrowers or Borrower Agent as willto enable Agent and Borrower Agentthem to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding the foregoing, such documentation (other than documentation described in Sections 5.9.2(a), (b) and (d)) shall not be required if a Lender reasonably believes delivery of the documentation would subject it to any material unreimbursed cost or expense or would materially prejudice its legal or commercial position.~~

5.9.2     Documentation.     Without limiting the generality of the foregoing, if aany

Borrower is resident for tax purposes in the United States, a Foreigna U.S. Person,

(a)	Any Lender that is a U.S. Person shall deliver to AgentBorrowers and

~~BorrowerAgent on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), executed copies of IRS Form W-9, certifying that such Lender is exempt from U.S. federal backup withholding Tax;~~

(b)	Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to

Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon the request of AgentBorrowers or Borrower Agent), but only if suchwhichever of the following is applicable:

(i)	in the case of a Foreign Lender is legally entitled to do so), (a) duly

~~completed copies of IRS Form W-8BEN claiming eligibility forthe benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BENE establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W-8BENE establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (b) duly completed~~

(ii)	executed copies of IRS Form W-8ECI; (c)

(iii)	in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (ix) a certificate in form satisfactory to Agent to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Obligor within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (iiy) duly completedexecuted copies of IRS Form W-8BENBENE; or (div) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BENE, a U.S. Tax Compliance Certificate in form satisfactory to Agent, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more of its direct or indirect partners is claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such partner;

(c)	any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to

Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding taxTax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers or Agent to determine the withholding or deduction required to be made; and

(d)	if payment of an Obligation to a Lender would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Lender shall deliver to Borrowers and Agent, at the time(s) prescribed by law and otherwise upon reasonable request, such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be appropriate for Borrowers or Agent to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date hereof.

5.9.3	Redelivery of Documentation. If any form or certification previously delivered by a Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly update the form or certification or notify Borrowers and Agent in writing of its inability to do so.

5.10	Nature and Extent of Each Borrower’s Liability.

5.10.1	Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations and all agreements under the Loan Documents, except its Excluded Swap Obligations. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations.

5.10.2	Waivers.

(a)	Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Obligations. It is agreed among each Borrower, Agent and Lenders that the provisions of this Section are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit. Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b)	Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any Real Estate by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 5.10. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Obligor’s obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. Agent may bid all or a portion of the Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.10, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

5.10.3 Extent of Liability; Contribution. (a)

(a)	Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.10 shall be limited to the greater of all amounts for which such Borrower is primarily liable, as described below, and such Borrower’s Allocable Amount.

~~(b)~~	~~(a) If any Borrower makes a payment under this Section 5.10 of any Obligations~~

(other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.10 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

~~(c)~~	~~(b) Nothing contained in this Section 5.10 shall limit the liability of any~~

Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support such Borrower’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Agent and Lenders shall have the right, at any time in their discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of such Loans and Letters of Credit to such Borrower.

(d)	Each Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of all Obligations. Each Obligor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.

5.10.4	Joint Enterprise. Each Borrower has requested that Agent and Lenders make the

Revolving Credit Facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease the administration of their relationship with Lenders, all to the mutual advantage of Borrowers. Borrowers acknowledge and agree that Agent’s and Lenders’ willingness to extend credit to Borrowers and to administer the Collateral on a combined basis, as set forth herein, is done solely as an accommodation to Borrowers and at Borrowers’ request.

5.10.5	Subordination. Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations.

SECTION 6.     CONDITIONS PRECEDENT

6.1	Conditions Precedent to Initial Loans. In addition to the conditions set forth in Section

6.2     , Lenders shall not be required to fund any requested Revolver Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers under the Revolver Commitment hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied:

(a)	Notes shall have been executed by Borrowers and delivered to each Lender that requests issuance of a Note. Each other Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof, including (i) a duly executed Pledge Agreement, along with certificates representing the Pledged Collateral referred to therein accompanied by undated stock powers executed in blank, together with any other documents necessary to create and perfect the security in Equity Interests of the Obligors to the extent required under Section 7.1, (ii) a duly executed Trademark Security Agreement, together with evidence that all actions that Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created thereunder has been taken, including without limitation, filing and recording of such security interests with the appropriate Governmental Authorities, and (iii) a duly executed Release and Termination Agreement.

(b)	Agent shall have received the duly executed Parent Guaranty.

(c)	Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(d)	Agent shall have received certificates and instruments evidencing the Pledged

Collateral existing on the Closing Date accompanied by an undated instrument of assignment executed in blank by the applicable Obligor.

(e)	Agent shall have received duly executed agreements establishing each Dominion

Account and related lockbox, in form and substance, and with financial institutions, satisfactory to Agent.

(f)	Agent shall have received a certificate, in form and substance satisfactory to it,

from a knowledgeable Senior Officer of each Borrower certifying that, after giving effect to the initial Loans and transactions hereunder, as of the Closing Date (i) the Obligors taken as a whole on a consolidated basis are Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct; and (iv) each Obligor has complied with all agreements and conditions to be satisfied by it under the Loan Documents as of the Closing Date (unless waived by Agent).

(g)	Agent shall have received a certificate of a duly authorized officer of each

Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(h)	Agent shall have received a written opinion of Scudder Law Firm, P.C., L.L.O.,

as well as any local counsel to Obligors, in form and substance reasonably satisfactory to Agent.

(i)	Agent shall have received copies of the charter documents of each Obligor,

certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization. Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification.

(j)	Agent shall have received true and certified copies of insurance policies or certificates of insurance, as Agent shall request, for each of the insurance policies required to be carried by Obligors in accordance with the Loan Documents.

(k)	To the extent not previously received, Agent shall have received (i) the audited consolidated balance sheet of Parent and Subsidiaries for the Fiscal Year ended December 31, 2007, and the related consolidated statements of income or operations, shareholder’s equity and cash flows for such Fiscal Year, including the notes thereto, (ii) unaudited consolidated financial statements of Parent and Subsidiaries dated as of the last day of the most recently completed month-end for which financial statements are available and the related consolidated financial statements of income or operations, shareholders’ equity and cash flows for the month ending on such date, prepared by management of the Obligors consistent with past practices, and (iii) projections of Parent and the other Obligors, evidencing Borrowers’ ability to comply with the financial covenant set forth in Section 10.3.

(l)	No Material Adverse Effect shall have occurred.

(m)	Agent shall have completed its business, financial and legal due diligence of

Obligors, including a roll-forward of its previous field examination, with results satisfactory to Agent.

(n)	Agent shall have received an appraisal of all Eligible Revenue Equipment, in form and substance satisfactory to Agent.

(o)      the Closing Date.

Borrowers shall have paid all fees and expenses to be paid to Agent and Lenders on

(p)	Agent shall have received a Borrowing Base Certificate prepared as of September

22, 2008. After giving effect to the initial funding of Loans and issuance of Letters of Credit, and the payment by Borrowers of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, Availability shall be at least $20,000,000 on the Closing Date (after giving effect to theany Availability Blockblock and all other reserves).

(q)	Agent shall be satisfied with the capital structure and Debt of Borrowers and the other Obligors as of the Closing Date and Agent shall have received satisfactory evidence that Borrowers are adequately capitalized, that the fair saleable value of Borrowers’ assets will exceed its liabilities on the Closing Date, and that Borrowers will have sufficient working capital to pay its Debts as they become due.

(r)	No action, suit, investigation, litigation or proceeding shall be pending or threatened in writing in any court or before any arbitrator or governmental instrumentality that in Agent’s reasonable business judgment could reasonably be expected to have a Material Adverse Effect.

(s)	To the extent not already provided to Agent, Borrowers shall have provided all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the U.S.A. Patriot Act, to the extent such information is requested at least ten (10) Business Days prior to the Closing Date.

(t)	Agent shall not have become aware of any material information or other matter not previously known to Agent that in its good faith, reasonable determination is inconsistent in a material and adverse manner with any previous due diligence, information or matter known to Agent, which material information or other matter not previously known to Agent is reasonably likely to have a Material Adverse Effect.

(u)	Agent shall have received and delivered to the title company for recording in the applicable recording jurisdiction Mortgages for all Eligible Real Estate.

Real Estate.

(v)

Agent shall have received the Real Estate Related Documents for all Eligible

6.2	Conditions Precedent to All Credit Extensions. Agent, Issuing Bank and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:

(a)	No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

(b)	The representations and warranties of each Obligor in the Loan Documents shall be true and correct on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date);

(c)	All conditions precedent in any other Loan Document shall be satisfied;

(d)	No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect; and

satisfied.

(e)

With respect to issuance of a Letter of Credit, the LC Conditions shall be

Each request (or deemed request) by Borrowers for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant. As an additional condition to any funding, issuance or grant, Agent shall have received such other information, documents, instruments and agreements as it deems appropriate in connection therewith.

6.3	Limited Waiver of Conditions Precedent. If Agent, Issuing Bank or Lenders fund any

Loans, arrange for issuance of any Letters of Credit or grant any other accommodation when any conditions precedent are not satisfied (regardless of whether the lack of satisfaction was known or unknown at the time), it shall not operate as a waiver of (a) the right of Agent, Issuing Bank and Lenders to insist upon satisfaction of all conditions precedent with respect to any subsequent funding, issuance or grant; nor (b) any Default or Event of Default due to such failure of conditions or otherwise.

SECTION 7.     COLLATERAL

7.1     Grant of Security Interest.     To secure the prompt payment and performance of all

Obligations, each Obligor hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all Property (other than Excluded Assets) of such Obligor, including all of the following Property, whether now owned or hereafter acquired, and wherever located:

(a)	all Accounts;

(b)	all Chattel Paper, including electronic chattel paper;

(c)	all Commercial Tort Claims;

(d)	all Deposit Accounts;

(e)	all Documents;

(f)	all General Intangibles, including Intellectual Property;

(g)	all Goods, including Inventory, Equipment and fixtures;

(h)	all Instruments;

(i)	all Investment Property;

(j)	all Letter-of-Credit Rights;

(k)	all Supporting Obligations;

(l)	all cash and other monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

(m)	all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(n)	all books and records (including customer lists, files, correspondence, tapes,

computer programs, print-outs and computer records) pertaining to the foregoing.

7.2	Lien on Deposit Accounts; Cash Collateral.

7.2.1	Deposit Accounts.

(a)	To further secure the prompt payment and performance of all Obligations, each

Obligor hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all amounts credited to any Deposit Account of such Obligor, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept.

(b)	Until Agent notifies Borrower Agent to the contrary, the Obligors shall make collection of all Accounts and other Collateral for Agent, shall receive all payments as Agent’s trustee, and shall immediately deliver all payments in their original form duly endorsed in blank into one or more Approved Deposit Accounts established in the name of such Obligor. None of the Obligors shall make any material change in their cash management practices, including any change that would cause cash or other amounts to be held other than in an Approved Deposit Account.

(c)	Each Obligor authorizes and directs each bank or other depository, during any

Trigger Period, to deliver to Agent, on a daily basis, all balances in each Deposit Account maintained by Borrowers with such depository to the Dominion Account, or such other account as Agent shall direct in writing, for application to the Obligations then outstanding. Each Borrower irrevocably appoints Agent as such Borrower’s attorney-in-fact to collect such balances to the extent any such delivery is not so made.

7.2.2	Cash Collateral. Any Cash Collateral may be invested, at Agent’s discretion, in

Cash Equivalents, but Agent shall have no duty to do so, regardless of any agreement or course of dealing with any Obligor, and shall have no responsibility for any investment or loss. Each Obligor hereby grants to Agent, for the benefit of Secured Parties, a security interest in all Cash Collateral held from time to time and all proceeds thereof, as security for the Obligations, whether such Cash Collateral is held in a Cash Collateral Account or elsewhere. Agent may apply Cash Collateral to the payment of any Obligations, in such order as Agent may elect, as they become due and payable. Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent. No Obligor or any other Person claiming through or on behalf of any Obligor shall have any right to any Cash Collateral, until Full Payment of all Obligations.

7.3	Real Estate Collateral. The Obligations shall also be secured by Mortgages upon all

Eligible Real Estate described on Schedule 7.3. The Mortgages shall be duly recorded, at Borrowers’ expense, in each office where such recording is required to constitute a fully perfected Lien on the Real Estate covered thereby. If any Obligor acquires Real Estate hereafter, such Obligor shall, within 60 days of such acquisition, (i) obtain Collateral Refinancing Debt for such Real Estate as permitted hereunder, or

(ii) execute, deliver and record a Mortgage sufficient to create a first priority Lien in favor of Agent on such Real Estate, and deliver all Real Estate Related Documents related to such Real Estate.

7.4	Other Collateral.

7.4.1	Commercial Tort Claims. Each Obligor shall promptly notify Agent in writing if it has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000) and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to confer upon Agent (for the benefit of Secured Parties) a duly perfected, first priority Lien upon such claim.

7.4.2	Intellectual Property. Concurrently with the delivery of the financial statements pursuant to Section 10.1.2(b), each Obligor shall notify Agent in writing if it has obtained additional ownership interests in any Registered Intellectual Property during the period then ended that has not become a part of the Collateral as of such date. Each Obligor authorizes Agent to the make the filings referred to in Section 7.6 with respect to such new Intellectual Property and agrees to take such actions as Agent reasonably deems appropriate or necessary to confer upon Agent (for the benefit of Secured Parties) a duly perfected Lien upon such Registered Intellectual Property subject only to Permitted Liens.

7.4.3     Certain After-Acquired Collateral.     Obligors shall promptly notify Agent in

writing if, after the Closing Date, any Obligor obtains any interest in any Collateral consisting of (a) Chattel Paper, Documents, Instruments, Investment Property and Letter-of-Credit Rights with a value in excess of $500,000, or (b) consisting of any Deposit Accounts, Securities Account or other Investment Property and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority Lien upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver. If any Collateral is in the possession of a third party, at Agent’s request, Obligors shall obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.

7.5	No Assumption of Liability.

7.5.1	The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Obligors relating to any Collateral. In no event shall any Obligor’s grant of a Lien under any Loan Document secure its Excluded Swap Obligations.

7.5.2	Notwithstanding anything herein to the contrary, (a) each Obligor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed and (b) the exercise by Agent of any of the rights hereunder shall not release such Obligor from any of its duties or obligations under the contracts and agreements included in the Collateral.

7.6	Filing Authorization. Each Obligor authorizes Agent to file any financing statement in any relevant jurisdiction that indicates the Collateral, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral. In addition, each Obligor authorizes Agent to file with the United States Patent and Trademark Office or United States Copyright Office or Canadian Intellectual Property Office (or any successor or similar foreign office) the Copyright Security Agreement, the Patent Security Agreement, the Trademark Security Agreement, and such other documents as may be reasonably necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the Lien granted by each Obligor, without the signature of any Obligor (to the extent not required by any applicable filing office), and naming any Obligor or the Obligors as debtors and Agent as secured party.

7.7	Foreign Subsidiary Stock. Notwithstanding Section 7.1, the Collateral shall include only 65% of the voting stock of any Foreign Subsidiary.

7.8	Further Assurances. Promptly upon request, Obligors shall deliver such instruments,

assignments, title certificates, or other documents or agreements, and shall take such actions, as Agent deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement.

7.9	No Further Actions. Except for the filings and agreements referred to in Section 7.6, no consent, authorization, approval or other action by, and no notice of filing with, any Governmental Authority or other Person that has not been received, taken or made is required (i) for the grant by each Obligor of the security interest and Lien granted hereby or under any other Security Documents to the extent a security interest can be granted in such Collateral under the UCC or other Applicable Law, (ii) for the perfection and maintenance of the security interest and Lien hereunder or under any other Security Documents to the extent such security interest may be perfected by such filings referred to in Section 7.6, or (iii) for the exercise by Secured Parties of the rights or the remedies in respect of the Collateral pursuant to this Agreement.

7.10	Cooperation. Each Obligor agrees, after the occurrence and during the continuance of an Event of Default, to take any actions that Agent may reasonably request in order to enable Secured Parties to obtain and enjoy the full rights and benefits granted to them by this Agreement and the other Loan Documents. Each Obligor further consents to the transfer of control or assignment of all or any portion of the Collateral to a receiver, interim receiver, receiver-manager, trustee, transferee, or similar official or to any purchaser of the Collateral pursuant to any public or private sale, judicial sale, foreclosure or exercise of other remedies available to Secured Parties as permitted by the Loan Documents, Applicable Law or otherwise.

SECTION 8.     COLLATERAL ADMINISTRATION

8.1	Borrowing Base Certificates. On or before the 15th day of each month, and at such other times as Agent may request, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate prepared as of the close of business on the last Business Day of the preceding month; provided, however, that if a Default or Event of Default has occurred and is continuing, or Availability is less than or equal to the greater of 15% of the Revolver Commitment or

$14,250,000 (after giving effect to the Availability Block)16,500,000, on any day in any week during the term hereof, then on or before the close of business on the Tuesday following such week, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate prepared as of the close of business for the preceding Friday, and a weekly Borrowing Base Certificate shall continue to be delivered on the Tuesday of each week thereafter until the daily Availability averages in excess of the greater of 15% of the Revolver Commitment or $14,250,000 (after giving effect to the Availability Block)16,500,000 for 90 consecutive days. All calculations of Availability in any Borrowing Base Certificate shall originally be made by Borrowers and certified by a Senior Officer, provided that Agent may from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve or to otherwise reflect changes in the Availability Reserve.

8.2	Administration of Accounts.

8.2.1	Records and Schedules of Accounts. Each Borrower shall submit to Agent, on or before each Tuesday of each week (or more frequently as requested by Agent), accurate and complete records of its Accounts as of the end of the preceding week, including all payments and collections thereon, and shall submit to Agent a summary aged trial balance and sales, collection, reconciliation and other reports in form satisfactory to Agent, on such periodic basis as Agent may request. To the extent Agent has so requested, each Borrower shall also provide to Agent, on or before the 15th day of each month (or more frequently as Agent may request), a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request. If Accounts in an aggregate face amount of $100,000 or more cease to be Eligible Accounts, Borrowers shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Borrower has knowledge thereof.

8.2.2	Taxes. If an Account of any Borrower includes a charge for any Taxes, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Borrowers or with respect to any Collateral.

8.2.3	Account Verification. Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrowers by mail, telephone or otherwise; provided, however, if no Default or Event of Default shall exist that Agent shall first notify Borrower Agent of its intent (if any) to contact any of Borrower’s customers and shall afford Borrower Agent the opportunity to participate with Agent in any communications with Borrower’s customers. Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

8.2.4	Maintenance of Payment Account. Borrowers shall at all times maintain the

Dominion Account pursuant to arrangements acceptable to Agent. Neither Agent nor Lenders assume any responsibility to Borrowers for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5	Proceeds of Collateral. Borrowers shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to an Approved Deposit Account or a Dominion Account (or a lockbox relating to an Approved Deposit Account or a Dominion Account). If any Obligor or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into an Approved Deposit Account or a Dominion Account.

8.3	Administration of Inventory.

8.3.1     Records and Reports of Inventory.     Each Borrower shall keep accurate and

complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory and reconciliation reports in form satisfactory to Agent, on such periodic basis as Agent may request.

8.3.2	Acquisition, Sale and Maintenance. No Borrower shall acquire or accept any

Inventory on consignment or approval, and shall take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA. No Borrower shall sell any Inventory on consignment or approval or any other basis under which the customer may return or require a Borrower to repurchase such Inventory. Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

8.4	Administration of Equipment.

8.4.1	Records and Schedules of Equipment. Each Borrower shall keep accurate and complete records of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to Agent, on a monthly basis with the financial reports required under Section 10.1.2(b) or 10.1.2(c), or on such other periodic basis as Agent may request, a current schedule thereof, in form satisfactory to Agent, including, without limitation, all such information with respect to Equipment included in the Borrowing Base. Promptly upon request, each Borrower shall deliver to Agent evidence of its ownership or interests in any Equipment.

8.4.2	Dispositions and Refinancing of Equipment. No Borrower shall sell, lease or otherwise dispose of, or refinance any Equipment constituting a portion of the Collateral, without the prior written consent of Agent, other than (a) a Permitted Asset Disposition; (b) a refinancing constituting a Refinancing Debt (other than a Collateral Refinancing Debt) provided that each Refinancing Condition is satisfied; and (c) a refinancing constituting Collateral Refinancing Debt.

8.4.3	Condition of Equipment. The Equipment shall be maintained in good operating condition and repair, and all necessary replacements and repairs shall be made so that the value and operating efficiency of the Equipment is preserved at all times, reasonable wear and tear and casualty excepted. Each Borrower shall ensure that the Equipment is mechanically and structurally sound, and capable of performing the functions for which it was designed, in accordance with manufacturer specifications. No Borrower shall permit any Equipment to become affixed to Real Estate unless any landlord or mortgagee delivers a Lien Waiver.

8.4.4	Lien Administration for Rolling Stock.

~~(a)~~	~~With respect to all Bank Revenue Equipment owned by any Borrower on the~~

~~Closing Date (collectively, the “Initial Revenue Equipment”), each Borrower (i) on or before the Closing Date shall have furnished the Agent with a detailed list of all certificates of title to all Initial Revenue Equipment which contain the notation of the Lien of the Agent thereon, and (ii) shall take such other action from time to time at the request of the Agent as the Agent shall deem necessary to perfect or maintain the perfection or priority of the Lien of the Agent in the Initial Revenue Equipment, which may include delivering possession of the original certificates of title for the Initial Revenue Equipment to the Agent or its designated subagent if the Agent determines in good faith such action to be required under applicable law in order to perfect the Lien of the Agent in such certificates of title[Reserved].~~

(b)	With respect to any Bank Revenue Equipment acquired by any Borrower after the Closing Date, and with respect to any Bank Revenue Equipment then owned or thereafter acquired by any Borrower becoming a party to this Agreement after the date hereof, such Borrower shall (i) promptly, but in no event more than three (3) Business Days thereafter, file and provide to Agent copies of the application for title filed with the applicable Governmental Authority, requesting that Agent’s Lien be noted on the certificate of title, (ii) within sixty (60) days of the date of acquisition of such Bank Revenue Equipment or of the owner of such Bank Revenue Equipment becoming a Borrower hereunder, as applicableafter submitting such application for title, furnish the Agent with copies of the certificate of title to such Bank Revenue Equipment evidencing the notation of the Lien of the Agent thereon, and (iii) take such other action from time to time at the request of the Agent as the Agent shall deem necessary to perfect or maintain the perfection or priority of the Lien of the Agent in the Bank Revenue Equipment, which may include delivering possession of the original certificates of title for the Bank Revenue Equipment to the Agent or its designated subagent if the Agent determines in good faith such action to be required under applicable law in order to perfect the Lien of the Agent in such certificates of title; provided, that, for any Bank Revenue Equipment owned by a Borrower on the Eighteenth Amendment Date that is not Eligible Revenue Equipment on such date, Borrower shall have 180 days to comply with the requirements of this subsection (b).

(c)	Notwithstanding the provisions of subsection (b) of this Section 8.4.4: (i) the lease of any Revenue Equipment (whether as a true lease or a Capital Lease) shall not be deemed an acquisition of Revenue Equipment, as described in subsection (b) of this Section 8.4.4, and (ii) no Borrower shall be obligated to comply with subsection (b) of this Section 8.4.4 (A) with respect to any Revenue Equipment (A) that was acquired subject to a Purchase Money Lien permitted under Section 10.2.2(b) or (B) that is a Refinanced Asset subject to Collateral Refinancing Debt, so long as such Collateral Refinancing Debt is incurred within 180 days after (I) the date such Revenue Equipment is acquired or (II) with respect to any new Obligor, the date such Obligor becomes a party to this Agreement. In the event the Revenue Equipment subject to a Lien or lease described in clauses (i) or (ii) of this subsection (c) are no longer subject to such lease or Lien, as applicable, the provisions of subsection (b) of this Section 8.4.4 shall be applicable thereto.

(d)	Notwithstanding any terms of subsection (b) of this Section 8.4.4 to the contrary,

~~(A)     with respect to Collateral that constitutes Eligible Revenue Equipment on the Closing Date, Agent or its designee has received a detailed list of all certificates of title for such Eligible Revenue Equipment that note Agent’s Lien thereon and the original certificate of title with Agent’s Lien noted thereon is delivered to Agent or its designee within 30 days after the Closing Date, (B) with respect to Revenue Equipment that becomes Eligible Revenue Equipment after the Closing Date, Agent or its designee has received a copy of the application for title filed with the applicable Governmental Authority, requesting that Agent’s Lien be noted thereon and the original certificate of title with Agent’s Lien noted thereon is delivered to Agent or its designee within 60 days after submitting such application for title for such Revenue Equipment becomes Collateral, and (C) during any Collateral Trigger Period, if requested by Agent in writing, the Borrowers shall deliver original certificates of title evidencing ownership of all Bank Revenue Equipment. All applications for title or certificates of title required to be delivered pursuant to this Section 8.4.4(d) shall, in each case, be delivered to Agent or to any third party collateral management agent as may be engaged and designated by Agent in its sole discretion, as specified herein or otherwise as soon as possible, but in any event in the case of clause (C), no later than three Business Days after receipt of such written notice from Agent. In the event Agent engages and designates a third party collateral management agent to administer such applications for title or original certificates of title, BorrowerBorrowers shall reimburse Agent for any and all costs or expenses incurred by Agent for such collateral management agent within ten (10) days of demand therefor.~~

8.5	Administration of Deposit Accounts. Schedule 8.5 sets forth all Deposit Accounts maintained by Obligors, including all Dominion Accounts. Each Obligor shall take all actions necessary to establish Agent’s control of each such Deposit Account (other than (a) an account exclusively used for payroll, payroll taxes or employee benefits, and (b) any account containing not more thatthan $10,000 at any time) pursuant to a Deposit Account Control Agreement. The Obligors shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent) to have control over a Deposit Account or any Property deposited therein. Each Obligor shall promptly notify Agent of any opening or closing of a Deposit Account and, with the consent of Agent, will amend Schedule 8.5 to reflect same.

8.6	General Provisions.

8.6.1     Location of Collateral.     All tangible items of Collateral, otherOther than

Inventory and Equipment in transit, Collateral in the possession or control of any shipper or other customer or located at any truck, fueling, rest stop, mechanic or drop lot in the Ordinary Course of Business, and Collateral delivered to Agent, all tangible items of Collateral shall at all times be kept by Obligors at the business locations set forth in Schedule 8.6.1, except that Obligors may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.5; and (b) move Collateral to another location in the United States not included on Schedule 8.6.1, upon thirty (30) Business Days prior written notice to Agent.

8.6.2	Insurance of Collateral; Condemnation Proceeds.

~~(a)~~	~~Each ObligorObligors shall maintain insurance with respect to the Collateral,~~

covering casualty, hazard, public liability, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best Rating of at least A7) satisfactory to Agentincluding Captive Insurance Subsidiaries) as is customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Obligors or their Subsidiaries operate; provided, that if Real Estate secures any Obligations, flood hazard diligence, documentation and insurance for such Real Estate shall comply with all Flood Laws; and provided, further, that Obligors shall be permitted to self-insure with respect to physical damage of Revenue Equipment. All proceeds under each policy insuring Collateral or providing for business interruption insurance shall be payable to Agent. From time to time upon request, Obligors shall deliver to Agent the originals or certified copies of its insurance policies and updated flood hazard certificates. Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as loss payee or additional insured, as appropriate; (ii) requiring 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Obligor or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Obligor fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure such insurance and charge Obligors therefor. Each Obligor agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies to the extent requested by Agent. While no Event of Default exists, Obligors may settle, adjust or compromise any insurance claim with respect to Collateral, as long as the proceeds are delivered to Agent. If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise claims.

(b)	Any proceeds of insurance (other than proceeds from workers’ compensation or

~~D&Oinsuring Collateral or providing for business interruption insurance) and any awards arising from condemnation of any Collateral shall be paid to Agent. Any such proceeds or awards that relate to Collateral consisting of Inventory or Pledged Equipment shall be applied to payment of the Revolver Loans, and then to any other Obligations outstanding. Subject to clause (c) below, any proceeds or awards that relate to Collateral consisting of Real Estate shall be applied first to Revolver Loans and then to other Obligations.~~

(c)	If requested by Borrowers in writing within (x) 45 days after Agent’s receipt of any insurance proceeds or condemnation awards relating to any loss or destruction of Collateral consisting of Pledged Equipment or (y) 180 days after Agent’s receipt of any insurance proceeds or condemnation awards relating to any loss or destruction of Collateral consisting of Real Estate, Borrowers may use such proceeds or awards to repair or replace such Pledged Equipment or Real Estate (and until so used, the proceeds shall be held by Agent as Cash Collateral) as long as (i) no Default or Event of Default exists; (ii) such repair or replacement is promptly undertaken and concluded, in accordance with plans satisfactory to Agent; (iii) replacement buildings are constructed on the sites of the original casualties and are of comparable size, quality and utility to the destroyed buildings; (iv) the repaired or replaced Property is free of Liens, other than Permitted Liens that are not Purchase Money Liens; (v) Borrowers comply with disbursement procedures for such repair or replacement as Agent may reasonably require; and (vi) the aggregate amount of such proceeds or awards from any single casualty or condemnation does not exceed $1,000,0005,000,000.

8.6.3     Protection of Collateral.     All expenses of protecting, storing, warehousing,

insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Obligors. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrowers’ sole risk.

8.6.4	Defense of Title to Collateral. Each Obligor shall at all times defend its title to

Collateral and Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.

8.6.5	Other Reports. Each Borrower shall submit to Agent, on or before the 15th day of each month (or more frequently as Agent may request), accurate and complete records of Collateral consisting of Real Estate as of the end of the preceding month, including the Value of all Real Estate and any acquisitions or dispositions thereof.

8.7	Power of Attorney. Each Obligor hereby irrevocably constitutes and appoints Agent

(and all Persons designated by Agent) as such Obligor’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. This power of attorney is coupled with an interest. Agent, or Agent’s designee, may, without notice and in either its or a Borrower’s name, but at the cost and expense of Obligor:

(a)	Endorse an Obligor’s name on any Payment Item or other proceeds of Collateral

(including proceeds of insurance) that come into Agent’s possession or control; and

(b)	During an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) take control, in any manner, of any proceeds of Collateral; (v) prepare, file and sign an Obligor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to an Obligor, and notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading, or similar document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use an Obligor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any Collateral; (x) make and adjust claims under policies of insurance with respect to Collateral; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit or banker’s acceptance for which an Obligor is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill any Obligor’s obligations under the Loan Documents.

SECTION 9.     REPRESENTATIONS AND WARRANTIES

9.1	General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Borrower and other Obligor, as applicable, represents and warrants that:

9.1.1	Organization and Qualification. Each Borrower, other Obligor and Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Borrower, other Obligor and Subsidiary is duly qualified, authorized to do business and in good standing as a foreign corporation, company or other entity in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect. No Obligor is an EEA Financial Institution or Covered Entity. The information included in the Beneficial Ownership Certification most recently provided to Agent and each Lender, if any, is true and complete in all respects.

9.1.2	Power and Authority. Each Obligor is duly authorized to execute, deliver and perform its Loan Documents. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor.

9.1.3	Enforceability. Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

9.1.4	Capital Structure. Schedule 9.1.4 shows, for each Obligor and Subsidiary, as of

~~June 19, 2018the Eighteenth Amendment Date (or such earlier date set forth on such Schedule), its name, its jurisdiction of organization, its authorized and issued Equity Interests, the holders of its Equity Interests (with the exception of Parent, which is a publicly owned company), and all agreements binding on such holders with respect to their Equity Interests. Each Obligor has good title to its Equity Interests in its Subsidiaries, subject only to Agent’s Lien (and Permitted Liens arising by operation of law), and all such Equity Interests are duly issued, and in the case of Equity Interests issued by a corporation, fully paid and non-assessable. Except as set forth on Schedule 9.1.4 as of December 12, 2012, with respect to outstanding options to purchaseand except for equity or equity-based awards relating to the Equity Interests inof Parent issued under Parent’s equity incentive plan approved by its board of directors from time to time, as of the Eighteenth Amendment Date, there are no outstanding options to purchase, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to any Equity Interests of any Obligor or any Subsidiary.~~

9.1.5	Corporate Names; Locations. Except as set forth on Schedule 9.1.5, during the five years preceding the ClosingEighteenth Amendment Date, except as shown on Schedule 9.1.5, no Borrower, Obligor or Subsidiary has been known as or used any corporate, fictitious or trade names, has been the surviving corporation of a merger or combination, or has acquired any substantial part of the assets of any Person. As of the Eighteenth Amendment Date, the chief executive offices and other places of business (excluding drop lots) of Borrowers and Subsidiaries are shown on Schedule 8.6.1. Except as otherwise disclosed to Agent in writing, during the five years preceding the Eighteenth Amendment Date, no Borrower, Obligor or Subsidiary has had any other office or place of business (excluding drop lots).

9.1.6	Title to Properties; Priority of Liens. Except as set forth on Schedule 9.1.6, each

Obligor and each Subsidiary has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens. No Real Estate is located in a special flood hazard zone, except as disclosed on Schedule 9.1.6. As of the Eighteenth Amendment Date, the chief executive offices and other places of business (excluding drop lots) of Borrowers and Subsidiaries are shown on Schedule 8.6.1. Except as otherwise disclosed to Agent in writing, during the five years preceding the Eighteenth Amendment Date, no Borrower, Obligor or Subsidiary has had any other office or place of business (excluding drop lots).

9.1.7     Accounts.     Agent may rely, in determining which Accounts are Eligible

Accounts, on all statements and representations made by Borrowers with respect thereto. Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that:

judgment;

(a)

it is genuine and in all respects what it purports to be, and is not evidenced by a

(b)	it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c)	once billed, it is for a sum certain, maturing as stated in the invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request;

(d)	it is not subject to any offset, Lien (other than Agent’s Lien), deduction, defense,

dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

(e)	no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction is ineffective), and the applicable Borrower is the sole payee or remittance party shown on the invoice;

(f)	no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and

(g)	to Borrower’s knowledge (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectibility of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.

9.1.8	Financial Statements. The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholder’s equity, of Parent and its Subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of Parent and Subsidiaries at the dates and for the periods indicated. All projections delivered from time to time to Agent and Lenders have been prepared in good faith, and based on assumptions believed by Borrowers to be reasonable in light of the circumstances at such time. No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading. The Parent and its consolidated group, taken as a whole, are Solvent.

9.1.9	Surety Obligations. Other than Permitted Contingent Obligations, and except as disclosed on Schedule 9.1.9, as of the ClosingEighteenth Amendment Date, no Obligor nor any Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person.

9.1.10	Taxes. Each Obligor and Subsidiary has filed all federal, and all material state and local tax returns and other reports that it is required by law to file, and has paid, or made provision for the payment of, all federal and all other material Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of each Borrower and Subsidiary is adequate in all material respects for all years not closed by applicable statutes, and for its current Fiscal Year.

9.1.11     Brokers.     There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents, except as contemplated by the Fee Letter.

9.1.12	Intellectual Property. Each Obligor and Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, and such use does not conflict with, misappropriate, infringe on or violate, in any material respect, the intellectual property rights of others. All Intellectual Property owned by an Obligor and, to such Obligor’s knowledge, all Intellectual Property licensed to an Obligor, is valid, enforceable, subsisting and unexpired and has not been abandoned, except for such instances of non-compliance that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no pending or, to the knowledge of any Senior Officer of Borrowers, threatened Intellectual Property Claim with respect to any Obligor, any Subsidiary or any of their Property (including any Intellectual Property) which could reasonably be expected to have a Material Adverse Effect. There is no holding, decision or judgment that has been rendered by any Governmental Authority or arbitrator in the United States or outside the United States which would limit or cancel the validity or enforceability of any Intellectual Property owned by an Obligor, or such Obligor’s knowledge, any Intellectual Property licensed to an Obligor which could reasonably be expected to have a Material Adverse Effect. No Obligor is aware of any unauthorized uses of any item included in the Intellectual Property that could reasonably be expected to (i) lead to such item becoming invalid or unenforceable and (ii) have a Material Adverse Effect. As of the ClosingEighteenth Amendment Date, except as disclosed on Schedule 9.1.12, no Obligor or Subsidiary pays or owes any material Royalty or other material compensation to any Person with respect to any Intellectual Property. As of the ClosingEighteenth Amendment Date, all Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, any Obligor or Subsidiary is shown on Schedule 9.1.12.

9.1.13	Governmental Approvals. Each Obligor and Subsidiary has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties, including, without limitation, all Material Licenses, permits, leases and agreements necessary to its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Obligors and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.14	Compliance with Laws. Each Obligor and each Subsidiary has duly complied,

and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

There have been no citations, notices or orders of material noncompliance issued to any Obligor or Subsidiary under any Applicable Law.

9.1.15	Compliance with Environmental Laws. Except as disclosed on Schedule 9.1.15 and except as could not reasonably be expected to result in a Material Adverse Effect, no Obligor’s or Subsidiary’s past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up. No Obligor or any Subsidiary has received any Environmental Notice with respect to circumstances that could reasonably be expected to result in a Material Adverse Effect. No Obligor or any Subsidiary has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it, which, in each case, could reasonably be expected to have a Material Adverse Effect.

9.1.16	Burdensome Contracts. No Obligor or Subsidiary is a party or subject to any material contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect. No Obligor or Subsidiary is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.16permitted by Section 10.2.13, none of which prohibit the execution or delivery of any Loan Documents by an Obligor nor the performance by an Obligor of any obligations thereunder.

9.1.17	Litigation. Except as shown on Schedule 9.1.17, there are no proceedings or investigations pending or, to any Borrower’s knowledge, threatened against any Obligor or Subsidiary, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect. No Obligor or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority.

9.1.18	No Defaults. No event or circumstance has occurred or exists that constitutes a

Default or Event of Default. No Obligor or Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract or in the payment of any Borrowed Money, where such default reasonably would be expected to have a Material Adverse Effect. To Borrower’s knowledge, there is no basis upon which any party (other than an Obligor or a Subsidiary) could terminate a Material Contract prior to its scheduled termination date.

9.1.19	ERISA. Except as disclosed on Schedule 9.1.19:

(a)	Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Obligor and ERISA Affiliate has mademet all required contributions to each Plan subject to Section 412 of the Codeapplicable requirements under the Code, ERISA and the Pension Protection Act of 2006, and no application for a waiver of the minimum funding waiverstandards or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)	There are no pending or, to the knowledge of Borrowers, threatened claims,

actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect. No Borrower is or will be using “plan assets” (within the meaning of ERISA Section 3(42) or otherwise) of one or more Benefit Plans with respect to its entrance into, participation in, administration of and performance of the Loans, Letter of Credits, Commitments or Loan Documents.

(c)	(i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no

Pension Plan has any Unfunded Pension Liability; (iii) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; (vi) no Pension Plan has been terminated by its plan administrator or the PBGC; and (vii) no fact or circumstance exists that could reasonably be expected to cause the PBGC to institute proceedings to terminate a Pension Plan.

(d)	With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable Governmental Authority.

9.1.20	Trade Relations. To the knowledge of the Obligors, there exists no actual or threatened termination, limitation or modification of any business relationship between any Obligor or Subsidiary and any customer or supplier, or any group of customers or suppliers, that could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Obligors, there exists no condition or circumstance that could reasonably be expected to impair in any material respect the ability of any Obligor or Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

9.1.21     Labor Relations.     Except as described on Schedule 9.1.21, as of the

~~ClosingEighteenth Amendment Date, no Obligor or Subsidiary is party to or bound by any collective bargaining agreement, management agreement or consulting agreement. There are no grievances, disputes or controversies with any union or other organization of any Obligor’s or Subsidiary’s employees, or, to any Borrower’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining, in each case, that could reasonably be expected to have a Material Adverse Effect.~~

9.1.22	Payable Practices. No Obligor or Subsidiary has made any material change in its historical accounts payable practices from those in effect on the Closing Date.

9.1.23	Not a Regulated Entity. No Obligor is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

9.1.24	Margin Stock. No Obligor or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan proceeds or Letters of Credit will be used by Obligors to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

9.1.25	Subsidiaries. None of the Obligors has a Subsidiary (other than IQS Insurance

~~Risk Retention Group, Inc. and Heritagea Captive Insurance, Inc. Subsidiary) that is not either a Borrower or a Guarantor.~~

9.1.26     OFAC.     No Borrower, Subsidiary, or any director, officer, employee, agent,

affiliate or representative thereof, is or is owned or controlled by any individual or entity that is currently the target of any Sanction or is located, organized or resident in a Designated Jurisdiction.

9.1.27	Anti-Corruption Laws. Each Obligor and Subsidiary has conducted its business in accordance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

9.2	Complete Disclosure. No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading. To the knowledge of the Obligors, there is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

SECTION 10. COVENANTS AND CONTINUING AGREEMENTS

10.1	Affirmative Covenants. As long as any Commitments or Obligations are outstanding or

Full Payment has not been made on all Obligations, each Obligor shall, and shall cause each Subsidiary to:

10.1.1 Inspections; Appraisals.

(a)	Permit Agent or any Lender at any time and from time to time, subject to reasonable notice and normal business hours, to visit and inspect the Properties of any Obligor or Subsidiary, inspect, audit and make extracts from any Obligor’s or any Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants of such Obligor’s or Subsidiary’s business, financial condition, assets, prospects and results of operations. Neither Agent nor any Lender shall have any duty to any Obligor to make any inspection, nor to share any results of any inspection, appraisal or report with any Obligor. Each Obligor acknowledges that all inspections, appraisals and reports are prepared by Agent and Lenders for its purposes, and such Obligor shall not be entitled to rely upon them. Agent and each Lender shall be bound by the provisions of Section 14.12 with respect to information obtained pursuant to this Section.

with:

(b)

Reimburse Agent for all charges, costs and expenses of Agent in connection

(i)	up to one field examination of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate per Loan Year; provided, however, that if an examination is initiated (A) during the continuance of a Default or Event of Default, or (B) when either (I) Availability is less than or equal to the greater of 15% of the Revolver Commitment or $14,250,000 (after giving effect to the Availability Block), or (II) the

~~Fixed Charge Coverage Ratio is as of any date of determination (for the avoidance of doubt, regardless of whether the Borrowers are, as of such date, required to comply with Section 10.3) less than 1.0 to 1.0Inspection Trigger Event occurs, then each Obligor shall, and shall cause each Subsidiary to, reimburse Agent for all charges, costs and expenses of Agent in connection with (A) if the Inspection Trigger Event is the occurrence of an Event of Default, with all field examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate, at any time such Event of Default exists, and (B) if the Inspection Trigger Event is caused by any other event or circumstance, one additional field examination during the 12 months following such occurrence, in each case notwithstanding any other limitation set forth herein;~~

(ii)	up to two appraisals of Pledged Equipment per Loan Year; provided,

however, that if an appraisal is initiated (A) during the continuance of a Default or Event of Default, or (B) when Availability is less than or equal to the greater of 15% of the Revolver Commitment or $14,250,000 (after giving effect to the Availability Block)Inspection Trigger Event occurs, then each Obligor shall, and shall cause each Subsidiary to, reimburse Agent for all charges, costs and expenses of Agent in connection with up to three full appraisals of Pledged Equipment per Loan Yearone additional appraisal during the 12 months following such occurrence, notwithstanding any other limitation set forth herein; and

(iii)	up to one appraisal of Real Estate per Loan Year; provided, however,

~~that if an appraisal is initiated (A) during the continuance of a Default or Event of Default, or (B) when Availability is less than or equal to the greater of 25% of the Revolver Commitment or~~

~~$23,750,000 (after giving effect to the Availability Block)Inspection Trigger Event occurs, then each Obligor shall, and shall cause each Subsidiary to, reimburse Agent for all charges, costs and expenses of Agent in connection with all appraisals of Real Estateone additional appraisal during the 12 months following such occurrence, notwithstanding any other limitation set forth herein.~~

Subject to and without limiting the foregoing, Borrowers specifically agree to pay Agent’s then standard charges for each day that an employee of Agent or its Affiliates is engaged in any examination activities, and shall pay the standard charges of Agent’s internal appraisal group. This Section shall not be construed to limit Agent’s right to conduct examinations or to obtain appraisals at any time in its discretion, nor to use third parties for such purposes.

10.1.2	Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:

(a)	as soon as available, and in any event within 90 days after the close of each

Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on a consolidated and consolidating basis for Parent and Subsidiaries, which consolidated statements shall be audited and certified (without qualification as to scope, “going concern” or similar items) by KPMGGrant Thornton LLP or another firm of independent certified public accountants of recognized standing selected by Obligors and acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent;

(b)	as soon as available, and in any event within 45 days after the end of each Fiscal

Quarter, unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on a consolidated and consolidating basis for Parent and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such Fiscal Quarter and period, subject to normal year-end adjustments and the absence of footnotes;

(c)	within 30 days after the end of each month which is not the end of a Fiscal

Quarter, unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on a consolidated and consolidating basis for Parent and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes;

(d)	concurrently with delivery of financial statements under clauses (a), (b) and (c)

above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by a Senior Officer of Borrower Agent;

(e)	concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Borrowers and Subsidiaries by their accountants in connection with such financial statements;

(f)	concurrently with, and as part of, the delivery of the Compliance Certificate under clause (d) above, (i) a schedule of all obligations (other than Permitted Contingent Obligations) of the Obligors as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person (or a certificate that there have been no changes with respect to such obligations since the last delivery of such a schedule), and (ii) a schedule of all collective bargaining agreements, material management agreements, and material consulting agreements by which any Obligor or Subsidiary is party to or bound (or a certificate; provided, that there have been no changes with respect to such agreements since the last delivery of such a schedulefor purposes of this clause (ii), no agreement need be identified if it is not required to be publicly filed with the Securities and Exchange Commission and, by so filing, Obligors will be deemed to have satisfied the requirements in this clause (ii);

(g)	as soon as available, but not later than 3060 days prior toafter the end of each

Fiscal Year, projections of Parent’s consolidated balance sheets, results of operations, cash flow and Availability for the next Fiscal Year, monthquarter by monthquarter as to such Fiscal Year and, for the next threetwo Fiscal Years, year by year;

(h)	all reports and other disclosures required under Sections 8.2.1 and 8.4.1;

(i)	at Agent’s request, a listing of Borrowers’ trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form satisfactory to Agent;

(j)	promptly after the sending or filing thereof, copies of any proxy statements,

financial statements or reports that any Obligor has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that an Obligor files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by an Obligor to the public concerning material changes to or developments in the business of such Obligor;

(k)	promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan or Foreign Plan; and

(l)	such other reports and information (financial or otherwise) as Agent may request from time to time in connection with any Collateral or any Borrower’s, Subsidiary’s or other Obligor’s financial condition or business.

The documents required to be delivered pursuant to Section 10.1.2 (a), (b), and (j) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Obligor posts such documents, or provides a link thereto on the Obligor’s website on the Internet at the website address, www.covenanttransport.com; or (ii) on which such documents are posted on the Obligor’s behalf on IntraLinks, or another Internet website, if any, to which each Lender and the Agent have access (whether a commercial, third-party website or whether sponsored by the Agent); provided that: (i) the Obligor shall deliver paper copies of such documents to the Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender and (ii) the Borrower shall notify the Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

10.1.3     Notices.     Notify Agent and Lenders in writing, promptly after a Borrower’s

Senior Officer obtaining knowledge thereof, of any of the following that affects an Obligor: (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could reasonably be expected to have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any event of default under or termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $2,000,000; (f) the assertion of any Intellectual Property Claim, if it could reasonably be expected to have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution is reasonably likely to have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor; or receipt of any Environmental Notice, if it could reasonably be expected to have a Material Adverse Effect; (i) the occurrence of any ERISA Event; (j) the discharge of or any withdrawal or resignation by Borrowers’ independent accountant; or (k) any opening of a new office or place of business, at least 30 days prior to such opening.

10.1.4	Landlord and Storage Agreements. Upon request, provide Agent with copies of all existing material agreements, and promptly after execution thereof provide Agent with copies of all future material agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral with an aggregate value in excess of $100,000 may be kept or that otherwise may possess or handle any Collateral with an aggregate value in excess of $100,000.

10.1.5	Compliance with Laws. Comply with all Applicable Laws, including ERISA,

Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of any Obligor or Subsidiary that could reasonably be expected to have a Material Adverse Effect, it shall act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority.

10.1.6	Taxes. Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

10.1.7     Insurance.     In addition to the insurance required hereunder with respect to

Collateral, maintain insurance with insurers (with a Best Rating of at least A7, unless otherwise approved by Agentfinancially sound and reputable insurance companies (including any Captive Insurance Subsidiary) satisfactory to Agent, (a) with respect to the Properties and business of Obligors and Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated; and (b) business interruption insurance in an amount not less than $10,000,000, with deductibles satisfactory to Agentapproved by Parent.

10.1.8	Material Licenses. Each Obligor shall and shall ensure that its Subsidiaries keep each Material License in full force and effect; promptly notify Agent of any proposed modification to any such Material License, or entry into any new Material License; pay all Royalties when due; and notify Agent of any default or breach asserted by any Person to have occurred under any Material License.

10.1.9     Future Subsidiaries.     Promptly notify Agent upon any Person becoming a

Subsidiary and, if such Person is not a Foreign Subsidiary or a Captive Insurance Subsidiary, within 45 days of the acquisition or creation of such Subsidiary cause it to join this Agreement as a Borrower hereunder (or if Agent elects, as a Guarantor hereunder) in a manner satisfactory to Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on all assets of such Person, other than those assets that would constitute Excluded Asset hereunder, including delivery of such legal opinions, in form and substance satisfactory to Agent, as it shall deem appropriate.

10.1.10     Depository Bank. Maintain Agent or a Lender as its principal depository bank, including for the maintenance of all operating, collection, disbursement and other deposit accounts and for all Cash Management Services; provided, that SRT’s account at Diamond State Bank shall be permitted for sixty (60) days following the Closing Date.

10.1.11     Termination of the Receivables Securitization. On or before the Closing Date, Parent and CVTI Receivables shall (a) terminate the revolving credit facility under the Receivables Securitization, so that no further advances shall be made under the Receivables Securitization, (b) terminate the Receivables Purchase Agreement dated December 12, 2000, as amended, and all agreements executed in connection therewith, (c) cause to be delivered to Agent a Termination and Release Agreement from Three Pillars Funding LLC (f/k/a Three Pillars Funding Corporation) in form and substance acceptable to Agent providing for the disposition of Accounts and payments on Accounts after the Closing Date, (d) cause any balance outstanding under the Receivables Securitization to be paid in full, and (e) obtain the release of any liens granted to SunTrust Capital Markets, Inc. (f/k/a SunTrust Equitable Services Corporation) in connection with such Receivables Securitization. As promptly as practicable, but in any event no later than thirty (30) days following the Closing Date, Borrowers shall complete the merger into Parent of CVTI Receivables. From and after the Closing Date, Parent shall cause CVTI Receivables to not own any Property other than the Accounts pledged to SunTrust Capital Markets, Inc. (f/k/a SunTrust Equitable Services Corporation) under the Receivables Securitization.

10.1.12     Post-Closing Obligations. The Obligors agree to diligently pursue and cause to be delivered each of the items set forth on Schedule 10.1.12 to this Agreement as in effect on the Closing Date within the respective time periods set forth therein.

10.1.13	Triumph Agreements.

(a)	Notify Agent and Lender in writing of (i) any default or event of default under any Triumph Agreement, (ii) the commencement of any proceeding or action by any party to any Triumph Agreement to enforce any rights of such party under any such Triumph Agreement;

(b)	Deliver to Agent true, correct and complete copies of any order by any court in which any action or proceeding is pending with respect to any Triumph Agreement, including any order of dismissal;

(c)	Deliver to Agent, promptly upon the execution thereof, true, correct and complete copies of each amendment, supplement, schedule, joinder or other modification to the Triumph Security Agreement; and

(d)	In the event the Triumph Liabilities are repaid in full, CTS and Parent are otherwise released from all liabilities to TBK Bank or the Triumph Entities, or the Triumph Security Agreement is terminated, Obligors shall take shall take such actions as Agent deems appropriate under Applicable Law to obtain and perfect its Lien on anycomply with Section 8.4.4 with respect to the Triumph Revenue Equipment at any time pledged to TBK Bank to secure the Triumph Liabilities.

10.1.14     Anti-Corruption Laws. Conduct its business in compliance with applicable anti-corruption laws and maintain policies and procedures designed to promote and achieve compliance with such laws.

10.2	Negative Covenants. As long as any Commitments or Obligations are outstanding, each

Obligor shall not, and shall cause each Subsidiary not to:

10.2.1	Permitted Debt. Create, incur, guarantee or suffer to exist any Debt, except:

(a)	the Obligations;

(b)	Permitted Purchase Money Debt;

(c)	Borrowed Money (other than the Obligations and Permitted Purchase Money

Debt) described on Schedule 10.2.1, but only to the extent outstanding on the Closing Date and not satisfied with proceeds of the initial Loans;

(d)	Bank Product Debt, as long as the Hedging Agreements relating thereto are entered into in the Ordinary Course of Business solely for hedging interest rate risk and not for speculative purposes;

(e)	Debt that is in existence when a Person becomes a Subsidiary or that is secured by an asset when such asset is acquired by an Obligor or a Subsidiary of an Obligor, as long as such Debt was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, and does not exceed $500,000 in the aggregate at any time;

(f)	Permitted Contingent Obligations;

(g)	Refinancing Debt as long as each Refinancing Condition is satisfied;

(h)	Debt arising from Hedging Obligations permitted under Section 10.2.14;

(i)	other Debt that is not included in any of the other clauses of this Section, not to exceed $1,000,000 in the aggregate at any time;

~~(j)~~	~~At any time, Debt secured by any Revenue Equipment, computer equipment, or~~

~~Real Estate that is not Collateral after giving effect to the incurrence of such Debt, provided the aggregate amount of all such Debt does not exceed $320,000,000[reserved];~~

(k)	Debt existing on the Closing Date under the Receivables Securitization, until the

Receivables Securitization is paid in full pursuant to Section 10.1.11;

(l)	Debt permitted under Section 10.2.6;

~~(m)~~	~~Debt secured by the Real Estate known as the “Chattanooga Body Shop”,~~

~~provided the aggregate amount of such Debt does not exceed $9,000,000[reserved];~~

(n)	Collateral Refinancing Debt;

(o)	Debt secured by Real Estate known as the “corporate headquarters property located at 400 Birmingham Highway in Chattanooga, Tennessee”; provided that the aggregate amount of such Debt (excluding Debt constituting Obligations) does not exceed $35,000,000, and the initial term of such Debt is at least 5 years with a minimum 10-year amortization; and

(p)	the Triumph Liabilities; and

~~(q)     for the period beginning July 3, 2018 and ending no later than the first expiry date to occur thereafter with respect to each thereof, Debt arising under the following letters of credit issued by First Tennessee Bank:~~

~~Letter Of Credit~~	~~Description~~	~~Stated Amount~~
~~S133017~~	~~MCX Letter of Credit~~	~~$500,000.00~~
~~S133041~~	~~Great West Letter of Credit~~	~~$ 1,077,042.00~~
~~S173153~~	~~Liberty Mutual Work Comp Letter of Credit~~	~~$85,000.00~~
~~S273114~~	~~Protective Insurance Company~~	~~$ 1,100,000.00~~

provided, that with respect to any of the foregoing clauses that contain a dollar amount basket (either in such clause or in any definition referenced therein), any Refinancing Debt incurred with respect to such Debt shall be counted against such basket, and shall not be in addition to the basket of Permitted Debt of the type described in such clause.

10.2.2	Permitted Liens. Create or suffer to exist any Lien upon any of its Property,

except the following (collectively, “Permitted Liens”):

(a)	Liens in favor of Agent;

(b)	Purchase Money Liens securing Permitted Purchase Money Debt;

(c)	Liens for Taxes not yet due or being Properly Contested;

(d)	statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Obligor or Subsidiary;

(e)	Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations and other similar obligations, or arising as a result of progress payments under government contracts, as long as such Liens are at all times junior to Agent’s Liens;

Waivers;

(f)

Liens arising in the Ordinary Course of Business that are subject to Lien

(g)	Liens arising by virtue of a judgment or judicial order against any Obligor or

Subsidiary, or any Property of an Obligor or Subsidiary, as long as such Liens are in existence for less than 20 consecutive days or being Properly Contested;

(h)	easements, rights-of-way, restrictions, covenants or other agreements of record,

and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(i)	normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection; and

(j)	existing Liens shown on Schedule 10.2.2.

(k)	any Lien securing Debt permitted under Section 10.2.1(e) on any Property acquired after the Closing Date and existing prior to the acquisition thereof by any Obligor or a Subsidiary of an Obligor or existing on any Property of any Person that becomes a Subsidiary after the Closing Date that exists prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other Property an Obligor or a Subsidiary of an Obligor, (C) such Lien does not extend to any Property arising or acquired after the date of acquisition and (D) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (other than with respect to (1) the capitalization of interest and (2) the capitalization of any prepayment premiums payable in respect of the obligations so extended, renewed or replaced);

(l)	Liens arising in connection with Capital Leases permitted under this Agreement provided that no such Lien shall extend to any Property other than assets subject to such Capital Leases;

(m)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(n)	Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(o)	licenses, sublicenses, leases and subleases entered into in the Ordinary Course of

Business and any landlords’ Liens arising under any such leases;

(p)	Liens on accounts receivable and proceeds thereof arising in connection with the transfer thereof pursuant to the Receivables Securitization, until the liens granted in connection with the Receivables Securitization are released pursuant to Section 10.1.11;

(q)	At any time, Liens securing Debt permitted under Section 10.2.1(j);

(m)	, and (o);;

(r)

other Liens on Excluded Assets securing Debt permitted under Section 10.2.1(i),

(s) to Section 10.1.11;

Liens relating to the Receivables Securitization which will be releasing pursuant

~~and~~

(t)

Liens on Refinanced Assets securing Debt permitted under Section 10.2.1(n);

(u)	Liens on Accounts that have been sold pursuant to the Citibank(i) a Landair

Receivables Purchase Agreement; andProgram, (ii) the Sonoco Receivables Purchase Program, or (iii) any other Receivables Purchase Program; provided, that with respect to any such Lien arising under clause (iii), that upon the request of Agent, the applicable third party financing source has entered into an intercreditor agreement, in form and substance reasonably acceptable to Agent, that is in full force and effect;

(v)	Liens on Triumph Revenue Equipment and the Triumph Collateral Account in

favor of TBK Bank so long as any Triumph Liabilities are outstanding; and

(w)	Liens on assets (other than Accounts and Inventory) acquired in a Permitted

Acquisition, securing Debt permitted by Section 10.2.1(e).

10.2.3     Distributions; Restrictions on Upstream Payments.     Declare or make any

Distributions, except Permitted Distributions; or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 9.1.16.

10.2.4	Restricted Investments. Make any Restricted Investment.

10.2.5	Disposition of Assets. Make any Asset Disposition, except (a) a Permitted Asset

Disposition, (b) a disposition of Equipment under Section 8.4.2, or (c) any other Asset Disposition approved in writing by Agent and Required Lenders, provided that the Net Proceeds from any Asset Disposition made during a Trigger Period shall be remitted to Agent for application against outstanding Obligations; and provided, further, that (i) any Asset Disposition shall in any event be for fair market value and (ii) in no event shall the Obligors be permitted to sell, lease, transfer, or otherwise dispose of all or substantially all of the assets of Borrowers, whether in a single transaction or a series of related transactions; and provided, further, that any Asset Disposition made during a Trigger Period shall only be permitted if, after giving effect thereto, such Asset Disposition shall not create an Overadvance, and Borrowers shall deliver an updated Borrowing Base Certificate (x) if such Asset Disposition constituted a sale of Eligible Real Estate, or (y) if after giving effect to such Asset Disposition, the aggregate gross sales proceeds from all dispositions of Eligible Revenue Equipment since the date of the last Borrowing Base Certificate delivered hereunder is greater than $3,000,000. Notwithstanding anything to the contrary in this Section 10.2.5, a transfer of Property between or among Obligors shall be permitted so long as Obligors take such actions as requested by Agent from time to time as Agent deems necessary to perfect or maintain the perfection or priority of the Lien of Agent in such Property (other than Excluded Assets).

10.2.6	Loans. Make any loans or other advances of money to any Person, except (a)

advances to an officer, director or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; (d) so long as no Default or Event of Default exists, intercompany loans by an Obligor or a Subsidiary of an Obligor to another Obligor; (e) loans or advances by any Obligor to VILa Captive Insurance Subsidiary (i) in an aggregate amount outstanding at any time of up to $10,000,000 for all Captive Insurance Subsidiary and

(ii) in such additional amounts as may be required from time to time to maintain sufficient capital balances required under insurance regulatory standards applicable to VILsuch Captive Insurance Subsidiary; provided, that, if the amount of any such loan (together with any Restricted Investment) exceeds $5,000,000, Borrowers shall provide Agent a reasonably detailed description of the increased capital requirements pursuant to which such Investment is made; (f) loans or other advances of money existing on the ClosingEighteenth Amendment Date shown on Schedule 10.2.6, and (g) loans made to owner-operator drivers as part of an Obligor’s lease purchase program, the outstanding balance of which will not at any time exceed $100,000 for any individual loan, or $20,000,000 in the aggregate; (h) payroll and similar advances to employees, drivers, consultants or other service providers made in the Ordinary Course of Business to cover matters that are expected at the time of such advances to be treated as expenses for accounting purposes; (i) loans and advances for driver education or training made in the Ordinary Course of Business; and (j) to the extent constituting an Investment, any other loan or advance so long as such Investment is not a Restricted Investment.

10.2.7     Restrictions on Payment of Certain Debt.     Other than Permitted Voluntary

Prepayments, make any voluntary prepayment, redemption, retirement, defeasance or acquisition with respect to any (a) Debt outstanding under the Daimler Credit Facility; (b) Debt consisting of Borrowed Money (other than the Obligations and Debt under the Daimler Credit Facility) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of Agent) or in violation of any subordination agreement or subordination terms applicable thereto, if any; or (c) Collateral Refinancing Debt prior to its due date under the agreements evidencing such Debt as in effect on the date of incurrence thereof (as amended thereafter with the consent of the Agent).

10.2.8	Fundamental Changes. (a) Merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, or consummate a statutory division, in each case whether in a single transaction or in a series of related transactions, except (i) for mergers or consolidations of a wholly-owned Subsidiary with another wholly-owned Subsidiary (provided that if any party to such merger is an Obligor, such surviving entity is an Obligor) or into an Obligor (where such Obligor is the surviving entity); (ii) an Obligor may permit another Person to merge or consolidate with such Obligor or a Subsidiary in order to effect an Investment permitted under Section 10.2.4 (provided that the surviving entity is such Obligor or a Subsidiary), (iii) a Subsidiary that is not an Obligor may merge into and consolidate with another Person in order to effect a transaction in which all the Equity Interests of such Subsidiary owned directly or indirectly by an Obligor would be disposed of pursuant to a Permitted Asset Disposition, or (iv) for the merger into Parent of CVTI Receivables pursuant to Section 10.1.11, or (b)v) Permitted Acquisitions, or (b) without giving Agent at least thirty (30) days prior written notice, change its name or conduct business under any fictitious name, or (c) without giving Agent at least thirty (30) days prior written notice, change its tax, charter or other organizational identification number, or change its form or state of organization. With respect to any event or change permitted under this Section, in addition to any prior notice required pursuant to this Section or elsewhere in this Agreement or other Loan Document, Obligors shall also provide Agent contemporaneous notice with the consummation thereof.

10.2.9     Subsidiaries.     (a) Form any Subsidiary after the Closing Date, except for

Domestic Subsidiaries that are wholly owned (directly or indirectly) by Parent and as to which the provisions of Section 10.1.9 have been complied with; or (b) permit any existing Subsidiary to issue any additional Equity Interests except Permitted Distributions, director’s qualifying interests, and Equity Interests issued to Obligors constituting Collateral hereunder.

10.2.10     Organic Documents. Amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date in a manner materially adverse to the Agent or any Lender without first notifying Agent in writing.

10.2.11     Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Obligors and Subsidiaries.

10.2.12     Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year. Change public accountants without prior written notice to Agent.

10.2.13	Restrictive Agreements. Become a party to any Restrictive Agreement, except

(a) a Restrictive Agreement as in effect on the Closing Date and shown on Schedule 9.1.16; (b) a Restrictive Agreement relating to secured Debt permitted hereunder, if such restrictions apply only to the collateral for such Debt; and (c) customary provisions in leases, licenses, and other contracts restricting assignment thereof.

10.2.14     Hedging Obligation. Enter into any agreement in respect of Hedging Obligations, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

10.2.15     Conduct of Business. Engage in any business, other than its business (or the business of the other Obligors) as conducted on the Closing Date, businesses reasonably related thereto, and any activities incidental thereto.

10.2.16     Affiliate Transactions. Enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted by Section 10.2.6; (c) payment of customary directors’ fees and indemnities; (d) transactions solely among Obligors; (e) transactions with Affiliates that were consummated prior to the Closing Date, as shown on Schedule 10.2.16; and (fe) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.

10.2.17     Equity Issuances. Without the prior written consent of the Required Lenders, no Borrower shall issue any additional Equity Interests of any class (other than pursuant to any management or employee incentive program) or create any new class of Equity Interests.

10.2.18     Plans. Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Closing Date.

10.2.19	Change of Control. Cause, suffer or permit to exist or occur any Change of

Control.

10.2.20     Partnerships.     Become or be a general partner in any general or limited partnership except any partnership holding, solely, all or a portion of the Equity Interest in Transplace.

10.2.21     Amendments to Certain Documentation. Amend, supplement or otherwise modify the Daimler Credit Facility, any Collateral Refinancing Debt or any otherany document, instrument or agreement relating to any MaterialJunior Debt for Borrowed Money, if such modification

(a) increases the principal balance of such Debt, or increases any required payment of principal or interest; (b) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (c) shortens the final maturity date or otherwise accelerates amortization; (d) increases the interest rate; (e) increases or adds any fees or charges; or (f) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Borrower or Subsidiary, or that is otherwise materially adverse to any Borrower, Subsidiary or Lenders. For purposes of this Section 10.2.21, “MaterialJunior Debt for Borrowed Money” shall mean Debt for Borrowed Money in the principal amount of $5,000,000 or morethat (a) is contractually subordinated in right of payment to any of the Obligations, (b) is unsecured at any time a Default or Event of Default exists, or (c) that is secured by Liens on the Collateral junior to the Lien held by Agent.

10.2.22	Sales and Leasebacks. Enter into any Sale Leaseback, except for Permitted Sale

Leasebacks.

10.2.23     Negative Pledge Clauses. Enter into or cause, suffer or permit to exist any agreement with any Person other than Agent and Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any Borrower, Parent or any of their Subsidiaries (other than Transplace) to create, incur, assume or suffer to exist any Lien upon any of its Properties, assets or revenues, whether now owned or hereafter acquired, except for Liens on shares acquired in connection with a Permitted ShareStock Repurchase, Liens on any other shares of “margin stock” as such term is defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System of the United States; provided that any Borrower, Parent and any of their Subsidiaries may enter into such an agreement in connection with any Securedsecured Debt permitted hereunder, provided that such prohibitions and limitations contained in such agreement apply only to the collateral for such Debt.

~~10.2.24     Volunteer Insurance Limited. Permit VIL to engage in any business or own any Property other than as may be necessary to conduct its business as a self-insurance vehicle for Obligors and their Subsidiaries. At all times during the term of this Agreement, Parent shall own all of the Equity Interests in VIL.~~

10.3	Fixed Charge Coverage Ratio. At any time after December 30, 2012, during any period

~~(a) commencing on the day Availability is less than or equal to the greater of 12.5% of the Revolver Commitment or $11,875,000 (after giving effect to the Availability Block), and (b) continuing until Average Availability has been greater than the greater of 12.5% of the Revolver Commitment or $11,875,000 (after giving effect to the Availability Block) for at least sixty consecutive days, the Borrowers shall maintain a Fixed Charge Coverage Ratio as of the last day of any month for the immediately preceding Twelve-Month Period of at least 1.0 to 1.0 Maintain a Fixed Charge Coverage Ratio of at least 1.0 to 1.0 at any time a Trigger Period is in effect, measured for the Measurement Period ending on the last day of the period for which financial statements were delivered hereunder prior to such Trigger Period and each subsequent Measurement Period until the Trigger Period is no longer in effect.~~

SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1	Events of Default. Each of the following shall be an “Event of Default” hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)	An Obligor fails to pay any Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise);

(b)	Any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c)	A Borrower breaches or fails to perform any covenant contained in Sections

2.1.3, 7.2, 7.3, 7.4, 7.6, 8.1, 8.2.4, 8.2.5, 8.6.2, 10.1.1, 10.1.2, 10.1.3(d), 10.1.11, 10.2 or 10.3;

(d)	An Obligor breaches or fails to perform any other covenant contained in any

Loan Documents, and such breach or failure is not cured within 30 days after a Senior Officer of such Obligor has actual knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;

(e)	A Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders);

(f)	Any breach or default of an Obligor occurs under any document, instrument or agreement to which it is a party or by which it or any of its Properties is bound relating to any Debt (other than the Obligations) in excess of $1,000,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

(g)	Any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $500,000 (net of any insurance coverage (including Obligors’ self-insured retention) therefor acknowledged in writing by the insurer), and either (i) enforcement proceedings shall have been commenced upon such judgment or order and such enforcement proceeding shall have not been stayed or

(ii) such judgment, order or enforcement proceeding remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of 30 days or more;

(h)	A loss, casualty, theft, damage or destruction occurs with respect to any

Collateral if the amount not covered by insurance exceeds $1,000,000;

(i)	An Obligor is enjoined, restrained or in any way prevented by any Governmental

Authority from conducting any material part of its business; an Obligor suffers the loss, revocation or termination of any Material License, permit, lease or agreement necessary for the continued operation of its business; there is a cessation of any material part of an Obligor’s business for a material period of time; any material Collateral or Property of an Obligor is taken or impaired through condemnation with the effect that such Obligor is unable to continue operating its business for a material period of time;

(j)	An Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs, or the Obligors taken as a whole, cease to be Solvent;

(k)	An Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee, receiver, interim receiver, receiver and manager, monitor or similar official is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor; or an Insolvency Proceeding is commenced against an Obligor and the Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely controverted by the Obligor, the petition is not dismissed within 60 days after filing, or an order for relief is entered in the proceeding;

(l)	An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan;

(m)	An Obligor or any of its Senior Officers is criminally indicted or convicted for (i)

a felony committed in the conduct of the Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property of an Obligor or any Collateral;

(n)	A Change of Control occurs; or any event occurs or condition exists that has a

~~Material Adverse Effect; or~~

(o)	a default or event of default occurs under any Triumph Agreement after giving effect to any grace or cure period thereunder.

11.2	Remedies upon Default. If an Event of Default described in Section 11.1(k) occurs with respect any Obligor, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a)	declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Obligors to the fullest extent permitted by law;

(b)     BBorrowing Base;

terminate, reduce or condition any Commitment, or make any adjustment to the

(c)	require Obligors to Cash Collateralize LC Obligations, Bank Product Debt and

other Obligations that are contingent or not yet due and payable, and, if Obligors fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d)	exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Obligors to assemble Collateral, at Obligors’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by an Obligor, Obligors agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Obligor agrees that ten (10) days’ notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable. Agent shall have the right to conduct such sales on any Obligor’s premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.

11.3	License. For the purpose of enabling Agent, during the continuance of an Event of

Default, to exercise the rights and remedies under Section 11.2 at such time as Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Obligor hereby grants to Agent, to the extent assignable by such Obligor, an irrevocable, non-exclusive license (subject, (a) in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Obligor to avoid the risk of invalidation of such Trademarks, and (b) in the case of Trade Secrets, to an obligation of Agent to take steps reasonable under the circumstances to keep the Trade Secrets confidential to avoid the risk of invalidation of such Trade Secrets) or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property owned by Obligors in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. The license granted in this Section 11.3 shall continue in full force and effect until Full Payment of the Obligations and termination of this Agreement in accordance with its terms, at which time such license shall immediately terminate.

11.4	Setoff. At any time during an Event of Default, Agent, Issuing Bank, Lenders, and any

of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against any Obligations, irrespective of whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5	Remedies Cumulative; No Waiver.

11.5.1	Cumulative Rights. All covenants, conditions, provisions, warranties, guaranties,

indemnities and other undertakings of Obligors contained in the Loan Documents are cumulative and not in derogation or substitution of each other. In particular, the rights and remedies of Agent, Issuing Bank and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and shall not be exclusive of any other rights or remedies that Agent and Lenders may have, whether under any agreement, by law, at equity or otherwise.

11.5.2	Waivers. The failure or delay of Agent, Issuing Bank or any Lender to require strict performance by any Obligor with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise, shall not operate as a waiver thereof nor as establishment of a course of dealing. All rights and remedies shall continue in full force and effect until Full Payment of all Obligations. No modification of any terms of any Loan Documents (including any waiver thereof) shall be effective, unless such modification is specifically provided in a writing directed to Borrowers and executed by Agent or the requisite Lenders, and such modification shall be applicable only to the matter specified. No waiver of any Default or Event of Default shall constitute a waiver of any other Default or Event of Default that may exist at such time, unless expressly stated. If Agent, Issuing Bank or any Lender accepts performance by any Obligor under any Loan Documents in a manner other than that specified therein, or during any Default or Event of Default, or if Agent, Issuing Bank or any Lender shall delay or exercise any right or remedy under any Loan Documents, such acceptance, delay or exercise shall not operate to waive any Default or Event of Default nor to preclude exercise of any other right or remedy. It is expressly acknowledged by Obligors that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12. AGENT

12.1	Appointment, Authority and Duties of Agent.

12.1.1     Appointment and Authority.     Each Lender appoints and designates Bank of

America as Agent hereunder. Agent may, and each Lender authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents, for Agent’s benefit and the Pro Rata benefit of Lenders. Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Lenders. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document and accept delivery of each Loan Document from any Obligor or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise. The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have a fiduciary relationship with any Lender, Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto. Agent alone shall be authorized to determine whether any Accounts or Revenue Equipment constitute Eligible Accounts or Eligible Revenue Equipment, whether to impose or release any reserve, and to exercise its Credit Judgment, if applicable, in connection therewith, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Lender or other Person for any error in judgment.

12.1.2	Duties. The title of “Agent” is used solely as a matter of market custom and the duties of Agent are administrative in nature only. Agent shall not have any duties except those expressly set forth in the Loan Documents. The conferral upon Agent of any right shall not imply a duty on Agent’s part to exercise such right, unless instructed to do so by Required Lenders in accordance with this Agreement.

12.1.3     Agent Professionals.     Agent may perform its duties through agents and

employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4	Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Secured Party unless Agent has received notice to the contrary from such Secured Party before Agent takes the action. Agent may request instructions from Required Lenders with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.6 against all Claims that could be incurred by Agent in connection with any act. Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Agent shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Lenders, and no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of all Lenders shall be required in the circumstances described in Section 14.1.1, and in no event shall Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of Loans held by one Lender without accelerating and demanding payment of all other Loans, nor to terminate the Commitments of one Lender without terminating the Commitments of all Lenders. In no event shall Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

12.2	Agreements Regarding Collateral and Field Examination Reports.

12.2.1     Lien Releases; Care of Collateral.     Lenders hereby irrevocably agree

~~thatauthorize Agent to release the Liens granted to Agent by the Obligors on any Collateral shall be automatically released (a) in the case of all Obligors, in full, upon Full Payment, (b) upon the sale or other disposition of such Collateral (including as part of or in connection with any other sale or other disposition permitted hereunder) to any Person other than another Obligor to the extent such sale or other disposition is made in compliance with the terms of this Agreement (and Agent may rely conclusively on a certificate to that effect provided to it by any Obligor upon its reasonable request without further inquiry), (c) to the extent such Collateral is comprised of property leased to an Obligor, upon termination or expiration of such lease, (d) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of Lenders whose consent may be required in accordance with Section 14.1.1), (e) to the extent the Property constituting such Collateral is owned by any Subsidiary, upon the release of such Subsidiary from its obligations under this Agreement upon a disposition of such Subsidiary permitted under the terms of this Agreement (it being understood that any such disposed of Subsidiary shall be released from all of its obligations under the Loan Documents in connection therewith), (f) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of Agent pursuant to the Security Documents, and (g) in connection with any election by an Obligor to have any items of Collateral serve as collateral for Collateral Refinancing Debt or be sold in connection with a Permitted Sale Leaseback, with the result that the value of each such item of Collateral is not included in calculating Availability under the Revolving Credit Facility. Lenders hereby authorize Agent to (and Agent will, at Obligors’ expense) execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Subsidiary or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or~~

joinder of any Lender. Agent shall have no obligation whatsoever to any Lenders to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected, insured or encumbered, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2	Possession of Collateral. Agent and Lenders appoint each other Lender as agent for the purpose of perfecting Liens (for the benefit of Secured Parties) in any Collateral that, under the UCC or other Applicable Law, can be perfected by possession. If any Lender obtains possession of any such Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with such Collateral in accordance with Agent’s instructions.

12.2.3	Reports. Agent shall promptly, upon receipt thereof, forward to each Lender copies of the results of any field audit, examination or appraisal prepared by or on behalf of Agent with respect to any Obligor or Collateral, together with any other reports or other collateral information obtained by Agent from Borrower and requested by a Lender (collectively, a “Report”). Reports may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that neither Bank of America nor Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Borrowers’ books and records as well as upon representations of Borrowers’ officers and employees; and (c) to keep all Reports confidential and strictly for such Lender’s internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys, accountants, affiliates, employees, Governmental Authorities having regulatory oversight over Lender, or otherwise if compelled by legal process) or use any Report in any manner other than administration of the Loans and other Obligations. Each Lender agrees to indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as any Claims arising in connection with any third parties that obtain any part or contents of a Report through such Lender.

12.3     Reliance By Agent.     Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals. Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

12.4	Action Upon Default. Agent shall not be deemed to have knowledge of any Default or

Event of Default unless it has received written notice from a Lender or Borrower Agent specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify Agent and the other Lenders thereof in writing. Each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against an Obligor where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by such Lender, including the filing of proofs of claim in an Insolvency Proceeding.

12.5     Ratable Sharing.     If any Lender shall obtain any payment or reduction of any

Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.5.1, as applicable, such Lender shall forthwith purchase from Agent, Issuing Bank and the other Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.5.1, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the full amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction. No Lender shall set off against any Dominion Account without the prior consent of Agent.

12.6	Indemnification of Agent Indemnitees. EACH LENDER SHALL INDEMNIFY AND

HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF OBLIGORS UNDER ANY LOAN DOCUMENTS), ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY AGENT INDEMNITEE, PROVIDED THE CLAIM RELATES TO OR ARISES FROM AN AGENT INDEMNITEE ACTING AS OR FOR AGENT (IN ITS CAPACITY AS AGENT). In Agent’s discretion, it may reserve for any such Claims made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Lenders. If Agent is sued by any receiver, bankruptcy trustee, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender to the extent of its Pro Rata share. In no event shall any Lender have any obligation to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

12.7	Limitation on Responsibilities of Agent. Agent shall not be liable to Lenders for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor or Lender of any obligations under the Loan Documents. Agent does not make to Lenders any express or implied warranty, representation or guarantee with respect to any Obligations, Collateral, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Lenders for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectibility, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectibility of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8	Successor Agent and Co-Agents.

12.8.1	Resignation; Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers. Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $200,000,000 and (provided no Default or Event of Default exists) is reasonably acceptable to Borrowers. If no successor agent is appointed prior to the effective date of the resignation of Agent, then Agent may appoint a successor agent from among Lenders. Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2. Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent. Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

12.8.2	Separate Collateral Agent. It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction. If Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent. If Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Agent under the Loan Documents shall also be vested in such separate agent. Every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by it as well as Agent. Lenders shall execute and deliver such documents as Agent deems appropriate to vest any rights or remedies in such agent. If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9	Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has,

independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder. Each Lender has made such inquiries concerning the Loan Documents, the Collateral and each Obligor as such Lender feels necessary. Each Lender further acknowledges and agrees that the other Lenders and Agent have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Lender will, independently and without reliance upon the other Lenders or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent’s Affiliates.

12.10	Replacement of Certain Lenders. If a Lender (a) fails to fund its Pro Rata share of any

~~Loan or LC Obligation hereunder, and such failure is not cured within two (2) Business Days, (b) defaults in performing any of its obligations under the Loan Documents, or (c) failswithin the last 120 days, failed to give its consent to any amendment, waiver or action for which consent of all Lenders (or all affected Lenders, as applicable) was required and Required Lenders consented, (b) is a Defaulting Lender, or (c) within the last 120 days gave a notice under Section 3.5 or requested payment or compensation under Section 3.7 or 5.9 (and has not designated a different Lending Office pursuant to Section 3.8), then, in~~

addition to any other rights and remedies that any Person may have, Agent may, by 10 days’ notice to such Lender within 120 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s) specified by Agent, pursuant to appropriate Assignment and Acceptance(s) and within 20 days after Agent’s notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if a Lender fails to execute same. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge). All fees, cost and expenses (including any assignment or processing fee due to Agent) associated with an assignment pursuant to this Section 12.10 shall be paid by Borrowers.

12.11	Remittance of Payments and Collections.

12.11.1     Remittances Generally. All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Lender shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such Lender under the Loan Documents.

12.11.2     Failure to Pay. If any Lender fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Agent as customary in the banking industry for interbank compensation. In no event shall Borrowers be entitled to receive credit for any interest paid by a Lender to Agent nor shall a Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.

12.11.3     Recovery of Payments. If Agent pays any amount to a Lender in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from each Lender that received it. If Agent determines at any time that an amount received under any Loan Document must be returned to an Obligor or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender. If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, each Lender shall pay to Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.

12.12	Agent in its Individual Capacity. As a Lender, Bank of America shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Bank of America in its capacity as a Lender. Each of Bank of America and its Affiliates may accept deposits from, maintain deposits or credit balances for, invest in, lend money to, provide Bank Products to, act as trustee under indentures of, serve as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if Bank of America were any other bank, without any duty to account therefor (including any fees or other consideration received in connection therewith) to the other Lenders. In their individual capacity, Bank of America and its Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Lender agrees that Bank of America and its Affiliates shall be under no obligation to provide such information to Lenders, if acquired in such individual capacity and not as Agent hereunder.

12.13	Agent Titles. Each Lender, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an “Agent” or “Arranger” of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender.

12.14	No Third Party Beneficiaries. This Section 12 is an agreement solely among Lenders and Agent, and shall survive Full Payment of the Obligations. This Section 12 does not confer any rights or benefits upon any Obligor or any other Person. As between Obligors and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Lenders.

12.15	Certain ERISA Matters.

12.15.1     Lender Representations. Each Lender represents and warrants, as of the date it became a Lender party hereto, and covenants, from the date it became a Lender party hereto to the date it ceases being a Lender party hereto, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of the Obligors, that at least one of the following is and will be true: (a) Lender is not using “plan assets” (within the meaning of ERISA Section 3(42) or otherwise) of one or more Benefit Plans with respect to Lender’s entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments or Loan Documents; (b) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to Lender’s entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents; (c) (i) Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (ii) such Qualified Professional Asset Manager made the investment decision on behalf of Lender to enter into, participate in, administer and perform the Loans, Letters of Credit, Commitments and Loan Documents, (iii) the entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14, and (iv) to the best knowledge of Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to Lender’s entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents; or (d) such other representation, warranty and covenant as may be agreed in writing between Agent, in its discretion, and Lender.

12.15.2     Further Lender Representations. Unless Section 12.15.1(a) or (d) is true with respect to a Lender, such Lender further represents and warrants, as of the date it became a Lender hereunder, and covenants, from the date it became a Lender to the date it ceases to be a Lender hereunder, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of any Obligor, that Agent is not a fiduciary with respect to the assets of such Lender involved in its entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Loan Documents (including in connection with the reservation or exercise of any rights by Agent under any Loan Document).

SECTION 13.     BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

13.1	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of BorrowersObligors, Agent, Lenders, and their respective successors and permitted assigns, except that

(a) no BorrowerObligor shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3. Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2	Participations.

13.2.1	Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrowers shall be determined as if such Lender had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.8 unless Borrowers agree otherwise in writing.

13.2.2	Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Borrower, Guarantor or substantial portion of the Collateral.

13.2.3	Participant Register. Each Lender that sells a participation shall, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), maintain a register in which it enters the Participant’s name, address and interest in Commitments, Loans (and stated interest) and LC Obligations. Entries in the register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the register as the owner of the participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in such register except to the extent necessary to establish that a Participant’s interest is in registered form under the Code.

~~13.2.4~~	~~13.2.3 Benefit of Set-Off. Borrowers agree that each Participant shall have a~~

right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.3	Assignments.

13.3.1	Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $5,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, or (ii) counterparties to swap agreements relating to any Loans; provided, however, that any payment by Borrowers to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy Borrowers’ obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.

13.3.2	Effect; Effective Date. Upon delivery to Agent of an assignment notice in the form of Exhibit DC and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new Notes, as applicable. The transferee Lender shall comply with Section 5.9 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

13.3.3	Loan Register. The Agent, acting as a non-fiduciary agent of Borrowers (solely for tax purposes) shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Agent may choose to show only one Borrower as the borrower in the register, without any effect on the liability of any Obligor with respect to the Obligations. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

13.3.4	Certain Assignees. No assignment or participation may be made to a Borrower,

Affiliate of a Borrower, Defaulting Lender or natural person. Agent shall have no obligation to determine whether any assignment is permitted under the Loan Documents. Any assignment by a Defaulting Lender must be accompanied by satisfaction of its outstanding obligations under the Loan Documents in a manner satisfactory to Agent, including payment by the Defaulting Lender or Eligible Assignee of an amount sufficient upon distribution (through direct payment, purchases of participations or other methods acceptable to Agent in its discretion) to satisfy all funding and payment liabilities of the Defaulting Lender. If any assignment by a Defaulting Lender (by operation of law or otherwise) does not comply with the foregoing, the assignee shall be deemed a Defaulting Lender for all purposes until compliance occurs.

SECTION 14. MISCELLANEOUS

14.1	Consents, Amendments and Waivers.

14.1.1 Amendment. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that

(a)	without the prior written consent of Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b)	without the prior written consent of Issuing Bank, no modification shall be effective with respect to any LC Obligations or Section 2.2;

(c)	without the prior written consent of each affected Lender, including a Defaulting

Lender, no modification shall be effective that would (i) increase the Commitment of such Lender; or (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender; and

(d)	without the prior written consent of all Lenders (except a defaultingany

Defaulting Lender as provided in Section 4.2), no modification shall be effective that would (i) extend the Revolver Termination Date; (ii) alter Section 2.3, 5.5, 7.1 (except to add Collateral) or 14.1.1; (iii) amend the definitions of Borrowing Base (and the defined terms used in such definition), Pro Rata, Revolving Credit Facility or Required Lenders; (iv) increase any advance rate, decrease the Availability Block or increase total Commitments; (viv) release Collateral with a book value greater than $1,000,000 during any calendar year, except as currently contemplated by the Loan Documents, including, without limitation, as contemplated by Section 12.2.1 of this Agreement; or (viivi) release any Obligor from liability for any Obligations, if such Obligor is Solvent at the time of the release; and

(e)	if Real Estate secures any Obligations, no modification of a Loan Document shall add, increase, renew or extend any credit line hereunder until the completion of flood diligence and documentation as required by all Flood Laws or as otherwise satisfactory to all Lenders.

14.1.2     Limitations.     The agreement of Borrowers shall not be necessary to the

effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves. Notwithstanding Section 14.1.1, only the consent of the parties to the Fee Letter, any Lien Waiver, Deposit Account Control Agreement, or any agreement relating to a Bank Product shall be required for any modification of such agreement, and no Affiliate of a Lender that is party to a Bank Product agreement shall have any other right to consent to or participate in any manner in modification of any other Loan Document. The making of any Loans during the existence of a Default or Event of Default shall not be deemed to (i) constitute a waiver of such Default or Event of Default or (ii) establish a course of dealing. Any waiver or consent granted by Lenders hereunder shall be effective only if in writing, and then only in the specific instance and for the specific purpose for which it is given. Notwithstanding any of the foregoing, Agent, acting in its sole discretion, reasonably exercised, and the Obligors may (without the consent of any Lender) amend or supplement this Agreement and the other Loan Documents to cure any ambiguity, defect or inconsistency or to make a modification of a minor, consistency or technical nature or to correct a manifest error.

14.1.3     Payment for Consents.     No Borrower will, directly or indirectly, pay any

remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.2	Indemnity. EACH OBLIGOR SHALL INDEMNIFY AND HOLD HARMLESS THE

INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

14.3	Notices and Communications.

14.3.1	Notice Address. Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Obligor, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. Each such notice or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.2, 3.1.2 or 4.1.1 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Obligors.

14.3.2	Electronic Communications; Voice Mail. Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 10.1.2, administrative matters, distribution of Loan Documents for execution, and matters permitted under Section 4.1.4. Agent and Lenders make no assurances as to the privacy and security of electronic communications. Electronic and voice mail may not be used as effective notice under the Loan Documents.

14.3.3     Platform.     Borrowers shall deliver Borrowing Base Certificates, Compliance

Certificates, financial statements and other Reports pursuant to procedures approved by Agent, including electronic delivery (if possible) upon request by Agent to an electronic system maintained by Agent (“Platform”). Borrowers shall notify Agent of each posting of such materials on the Platform and the materials shall be deemed received by Agent only upon its receipt of such notice. Borrowing Base Certificates, Compliance financial statements and other Reports and other information relating to this credit facility may be made available to Secured Parties on the Platform. The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in such materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO ANY SUCH MATERIALS OR THE PLATFORM. No Agent Indemnitee shall have any liability to Borrowers, Secured Parties or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform, including any unintended recipient, nor for delivery of such materials and other information via the Platform, internet, e-mail, or any other electronic platform or messaging system.

14.3.4     Public Information.     Obligors and Secured Parties acknowledge that “public”

information may not be segregated from material non-public information on the Platform. Secured Parties acknowledge that the certificates, statements and reports submitted by Obligors may include Obligors’ material non-public information, and should not be made available to personnel who do not wish to receive such information or may be engaged in investment or other market-related activities with respect to an Obligor’s securities.

~~14.3.5~~	~~14.3.3 Non-Conforming Communications. Agent and Lenders may rely upon~~

any notices purportedly given by or on behalf of any Borrower even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of a Borrower.

14.4	Performance of Obligors’ Obligations. Agent may, in its discretion at any time and from time to time, at Borrowers’ expense, pay any amount or do any act required of any Obligor under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Obligors, on demand, with interest from the date incurred to the date of payment thereof at the Default Rate applicable to Base Rate Revolver Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5	Credit Inquiries. Each Obligor hereby authorizes Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.

14.6     Severability.     Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7	Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

14.8     Counterparts; Facsimile Signatures.     Any Loan Document may be executed in

counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of any Loan Document by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of such agreement. Any of the Loan Documents may be executed and delivered by facsimile or electronic mail, and will have the same force and effect as manually signed originals to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act. A Lender may require confirmation by a manually signed original, but failure to request or deliver same will not limit the effectiveness of any facsimile or electronically delivered signature.

14.9     Entire Agreement.     Time is of the essence of the Loan Documents.     The Loan

Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

14.10	Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled, to the extent not otherwise restricted hereunder, to protect and enforce its rights arising out of the Loan Documents. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent or Lenders pursuant to the Loan Documents shall be deemed to constitute Agent and Lenders to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Obligor.

14.11     No Control; No Advisory or Fiduciary Responsibility.     Nothing in any Loan

Document and no action of a Lender pursuant to any Loan Document shall be deemed to constitute control of any Obligor by a Lender. In connection with all aspects of each transaction contemplated by any Loan Document, Obligors acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Obligors and such Person; (ii) Obligors have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Obligors are capable of evaluating and understanding, and do understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal in connection with this credit facility, is not the financial advisor, agent or fiduciary for Obligors, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from Obligors and their Affiliates, and have no obligation to disclose any of such interests to Obligors or their Affiliates. To the fullest extent permitted by Applicable Law, each Obligor hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by a Loan Document.

14.12     Confidentiality.     Each of Agent, Lenders and Issuing Bank agrees to maintain the confidentiality of all Information (as defined below) with the same degree of care that it uses to protect its confidential information, but in no event less than a reasonable degree of care, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by Applicable Law or by any subpoena or similar legal process; (d) to any other party hereto; (e) to the extent necessary, in connection with the exercise of any remedies, the enforcement of any rights, or any action or proceeding relating to any Loan Documents; (f) subject to an agreement containing provisions substantially the same as those of this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product or to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor’s obligations; (g) with the consent of Obligors; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Obligors; or (i) on a confidential basis to the provider of a Platform. Notwithstanding the foregoing, Agent and Lenders may issue and disseminate to the public general information describing this credit facility, including the names and addresses of Obligors and a general description of Obligors’ businesses, and may use Obligors’ names in advertising and other promotional materials. For purposes of this Section, “Information” means all information received from an Obligor or Subsidiary relating to it or its business, or to the Collateral, or other than any information that is available to Agent, any Lender or Issuing Bank on a nonconfidential basis prior to disclosure by the Obligor or Subsidiary, provided that, in the case of information received from an Obligor or Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information pursuant to this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own similar confidential information. Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information concerning an Obligor or Subsidiary (including personally identifiable information of an Obligor’s or Subsidiary’s partners, directors, officers, employees, agents or customers); (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law, including federal and state securities laws.

14.13     GOVERNING     LAW.     THIS     AGREEMENT     AND     THE     OTHER     LOAN

DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

14.14	Consent to Forum.

14.14.1     Forum. EACH OBLIGOR HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER THE STATE OF NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH OBLIGOR IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

14.15	Waivers by Obligors. To the fullest extent permitted by Applicable Law, each Obligor waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which an Obligor may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Obligor acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Agreement and that Agent and Lenders are relying upon the foregoing in their dealings with Obligors. Each Obligor has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.16	Patriot Act Notice. Agent and Lenders hereby notify Borrowers that pursuant to the requirements of the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth. Borrowers shall, promptly upon request, provide all documentation and other information as Agent, Issuing Bank or any Lender may request from time to time for purposes of complying with any “know your customer,” anti-money laundering, or other requirements of Applicable Law, including the Patriot Act and Beneficial Ownership Regulation.

14.17	Amendment and Restatement.

(a)	Each Obligor, Agent, Issuing Bank and Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended and restated in their entirety by the terms and conditions of this Agreement and the terms and provisions of the Existing Credit Agreement, except as otherwise provided in the next paragraph, shall be superseded by this Agreement.

(b)	Notwithstanding the amendment and restatement of the Existing Credit

Agreement by this Agreement, Parent and each applicable Borrower shall continue to be liable to Agent and Lenders with respect to agreements on the part of Parent and Borrowers under the Existing Credit Agreement to indemnify and hold harmless Agent and Lenders from and against all claims, demands, liabilities, damages, losses, costs, charges and expenses to which Agent and Lenders may be subject arising in connection with the Existing Credit Agreement. This Agreement is given as a substitution of, and not as a payment of, the obligations of Borrowers and Parent under the Existing Credit Agreement and is not intended to constitute a novation of the Existing Credit Agreement. Upon the effectiveness of this Agreement all amounts outstanding and owing by Borrowers under the Existing Credit Agreement shall constitute Obligations hereunder.

(c)	By execution of this Agreement all parties hereto agree that (i) each of the

“Security Instruments” and other “Loan Documents” under the Existing Credit Agreement are hereby amended and restated by the Loan Documents hereunder and (ii) all security interests and liens granted under the “Security Instruments” under the Existing Loan Agreement shall continue and secure the Obligations hereunder and the obligations of the Guarantors under the Loan Documents.

~~[Remainder of page intentionally left blank; signatures begin on following page.]~~

14.18     Acknowledgment and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties, each party hereto (including each Secured Party) acknowledges that, with respect to any Secured Party that is an EEA Financial Institution, any liability of such Secured Party arising under a Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority, and each party hereto agrees and consents to, and acknowledges and agrees to be bound by, (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liability which may be payable to it by such Secured Party; and (b) the effects of any Bail-in Action on any such liability, including (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under any Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of any Write-Down and Conversion Powers.

14.19     Acknowledgment Regarding Any Supported QFCs.     To the extent that the Loan

Documents provide support, through a guarantee or otherwise, for any Swap or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

14.19.1     Covered Party. If a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regimes if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. If a Covered Party or BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regimes if the Supported QFC and Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

14.19.2     Definitions. As used in this Section, (a) “BHC Act Affiliate” means an “affiliate,” as defined in and interpreted in accordance with 12 U.S.C. §1841(k); (b) “Default Right” has the meaning assigned in and interpreted in accordance with 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable; and (c) “QFC” means a “qualified financial contract,” as defined in and interpreted in accordance with 12 U.S.C. §5390(c)(8)(D).

ANNEX B

to

Eighteenth Amendment to

Third Amended and Restated Credit Agreement

Schedules to Credit Agreement

See attached.

SCHEDULE 1.1

to

Third Amended and Restated Credit Agreement

COMMITMENTS OF LENDERS

LenderRevolver CommitmentPercentage
Bank of America, N.A.	$71,500,000.00	65.00000%
JPMorgan Chase Bank, N.A.	$38,500.000.00	35.00000%
Total	$110,000,000.00	100.00000%

ANNEX C

to

Eighteenth Amendment to

Third Amended and Restated Credit Agreement

Exhibits to Credit Agreement

See attached.